EXHIBIT 10.82

ADDITIONAL 2013 FORMS OF EMPLOYEE STOCK OPTION, PERFORMANCE UNIT, RESTRICTED

STOCK AND RESTRICTED SHARE UNIT AGREEMENTS

STOCK OPTIONS

Standard Long-Term Incentive Program Stock Options

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

OPTIONEE:	«FirstName_MI» «Last_Name»

GRANT DATE:	,20

OPTION PRICE:	$ per share

COVERED SHARES:	«Shares»

1. Definitions; Grant of Option. Certain terms used in this Nonstatutory Stock Option Agreement (the “Agreement”) are defined in Section 7 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement.

Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Optionee named above (“Optionee”) an Option to purchase from PNC that number of shares of PNC common stock specified above as the “Covered Shares,” exercisable at the Option Price. The Option is subject to acceptance by Optionee in accordance with Section 11 and is subject to the terms and conditions of the Agreement and the Plan.

2. Terms of the Option.

2.1 Type of Option. The Option is intended to be a Nonstatutory Stock Option.

2.2 Option Period. Except as otherwise set forth in Section 2.3, the Option is exercisable in whole or in part as to any Covered Shares as to which it is outstanding and has become exercisable at any time and from time to time through the Expiration Date as defined in Section 7.18, including and subject to the early termination and forfeiture provisions set forth in said definition.

To the extent that the Option or relevant portion thereof is then outstanding and the Expiration Date has not yet occurred, the Option will become exercisable as to Covered Shares as set forth in this Section 2.2.

(a) Unless the Option has previously become exercisable pursuant to another subsection of this Section 2.2, the Option will become exercisable as follows:

(i) as to one-third (1/3rd) of the Covered Shares (rounded down to the nearest whole Share), commencing on the first (1st) anniversary date of the Grant Date provided that Optionee is still an employee of the Corporation on such anniversary date or is a Retiree whose Retirement date occurred on or after the six (6) month anniversary date of the Grant Date;

(ii) as to one-half (1/2) of the remaining Covered Shares (rounded down to the nearest whole Share), commencing on the second (2nd) anniversary date of the Grant Date provided that Optionee is still an employee of the Corporation on such anniversary date or is a Retiree whose Retirement date occurred on or after the first (1st) anniversary date of the Grant Date; and

(iii) as to the remaining Covered Shares, commencing on the third (3rd) anniversary date of the Grant Date provided that Optionee is still an employee of the Corporation on such anniversary date or is a Retiree whose Retirement date occurred on or after the first (1st) anniversary date of the Grant Date.

(b) If Optionee’s employment is terminated by the Corporation by reason of Disability and not for Cause, the Option will become exercisable as to all outstanding Covered Shares as to which it has not otherwise become exercisable commencing on Optionee’s Termination Date.

(c) If Optionee’s employment with the Corporation is terminated by reason of Optionee’s death, the Option will immediately become exercisable as to all outstanding Covered Shares as to which it has not otherwise become exercisable, and the Option may be exercised by Optionee’s properly designated beneficiary, by the person or persons entitled to do so under Optionee’s will, or by the person or persons entitled to do so under the applicable laws of descent and distribution.

(d) If, after the occurrence of a Change of Control Triggering Event but prior to the occurrence of a Change of Control Failure or of the Change of Control triggered by the Change of Control Triggering Event, Optionee’s employment with the Corporation is terminated by the Corporation without Cause or by Optionee with Good Reason, the Option will become exercisable as to all outstanding Covered Shares as to which it has not otherwise become exercisable commencing on Optionee’s Termination Date.

(e) Notwithstanding any other provision of this Section 2.2, to the extent that the Option is outstanding but has not yet become fully exercisable at the time a Change of Control occurs, the Option will become exercisable as to all then outstanding Covered Shares as to which it has not otherwise become exercisable, effective as of the day immediately prior to the occurrence of the Change of Control, provided that, at the time the Change of Control occurs, Optionee is either (i) an employee of the Corporation or (ii) a former employee of the Corporation whose Option, or portion thereof, has not yet become exercisable but is then outstanding and continues to qualify for becoming exercisable pursuant to the terms of Section 2.2(a)(i), (ii) and/or (iii).

(f) The Compensation Committee or other PNC Designated Person as defined in Section 7.31 may in their sole discretion, but need not, accelerate the date as of which all or any portion of the Option first becomes exercisable subject, if applicable, to such limitations as may be set forth in the Plan.

If Optionee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Optionee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Optionee’s employment with the Corporation terminates effective at the time this occurs.

2.3 Judicial Criminal Proceedings. If any criminal charges are brought against Optionee, in an indictment or in other analogous formal charges commencing judicial criminal proceedings, alleging the commission of a felony that relates to or arises out of Optionee’s employment or other service relationship with the Corporation, then to the extent that the Option is then outstanding and exercisable or would otherwise become exercisable, the Compensation Committee or other PNC Designated Person may determine to suspend the exercisability of the Option or to require the escrow of the proceeds of any exercise of the Option.

Any such suspension or escrow is subject to the following restrictions:

(a) It may last only until the earliest to occur of the following:

(i) resolution of the criminal proceedings in a manner that results in a conviction (including a plea of guilty or of nolo contendere) of Optionee for, or any entry by Optionee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Optionee’s employment or other service relationship with the Corporation;

(ii) resolution of the criminal proceedings in one of the following ways: (A) the charges as they relate to such alleged felony have been dismissed (with or without prejudice); (B) Optionee has been acquitted of such alleged felony; or (C) a criminal proceeding relating to such alleged felony has been completed without resolution (for example, as a result of a mistrial) and the relevant time period for recommencing criminal proceedings relating to such alleged felony has expired without any such recommencement;

(iii) Optionee’s death;

(iv) the occurrence of a Change of Control; or

(v) termination of the suspension or escrow in the discretion of the Compensation Committee or other PNC Designated Person, as applicable; and

(b) It may be imposed only if the Compensation Committee or other PNC Designated Person, as applicable, makes reasonable provision for the retention or realization of the value of the Option to Optionee as if no suspension or escrow had been imposed upon any termination of the suspension or escrow under clauses (a)(ii) or (a)(v) above.

2.4	Nontransferability; Designation of Beneficiary; Payment to Legal Representative.

(a) The Option is not transferable or assignable by Optionee.

(b) During Optionee’s lifetime, the Option may be exercised only by Optionee or, in the event of Optionee’s legal incapacity, by his or her legal representative, as determined in good faith by PNC.

(c) During Optionee’s lifetime, Optionee may file with PNC, at such address and in such manner as PNC may from time to time direct, on a form to be provided by PNC on request, a designation of a beneficiary or beneficiaries (a “properly designated beneficiary”) to hold and exercise Optionee’s stock options, to the extent outstanding and exercisable, in accordance with their respective stock option agreements and the Plan in the event of Optionee’s death.

(d) If Optionee dies prior to the full exercise or expiration of the Option and has not filed a designation of beneficiary form as specified above, the Option, to the extent outstanding and exercisable, will be held and may be exercised by the person or persons entitled to do so under Optionee’s will or under the applicable laws of descent and distribution, as to which PNC will be entitled to rely in good faith on instructions from Optionee’s executor, administrator, or other legal representative.

(e) Any delivery of shares or other payment made or action taken hereunder by PNC in good faith to or on the instructions of Optionee’s executor, administrator, or other legal representative shall extinguish all right to payment hereunder.

3. Capital Adjustments. If corporate transactions, such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Covered Shares as to which the Option is outstanding and has not yet been exercised and in the Option Price that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Optionee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation cancellation of the Option immediately prior to the effective time of such Corporate Transaction and payment, in cash, in consideration therefor, of an amount equal to the product of (a) the excess, if any, of the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction over the Option Price and (b) the total number of Covered Shares subject to the Option that were outstanding and unexercised immediately prior to the effective time of such Corporate Transaction.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation the holder of the Option.

No fractional shares will be issued on exercise of the Option. PNC shall determine the manner in which any fractional shares will be treated.

4. Exercise of Option.

4.1 Notice and Effective Date. The Option, to the extent outstanding and exercisable, may be exercised, in whole or in part, by delivering to PNC written notice of such exercise, in such form as PNC may from time to time prescribe, and by paying in full the aggregate Option Price with respect to that portion of the Option being exercised and satisfying any amounts required to be withheld pursuant to applicable tax laws in connection with such exercise.

In addition, notwithstanding Sections 4.2 and 4.3, Optionee may elect to complete his or her Option exercise through a brokerage service/margin account pursuant to the broker-assisted cashless option exercise procedure under Regulation T of the Board of Governors of the Federal Reserve System or successor regulation and in such manner as may be permitted by PNC from time to time consistent with said Regulation T or successor regulation.

The form or forms that shall be used to exercise the Option and to make tax payment elections will be prescribed from time to time by those persons responsible for performing administrative functions under the Plan.

The effective date of such exercise will be the Exercise Date.

In the event that the Option is exercised, pursuant to Section 2.4, by any person or persons other than Optionee, such notice of exercise must be accompanied by appropriate proof of the derivative right of such person or persons to exercise the Option.

4.2 Payment of Option Price. Upon exercise of the Option, in whole or in part, Optionee may pay the aggregate Option Price (a) in cash or (b) if and to the extent then permitted by PNC, using whole shares of PNC common stock (either by physical delivery to PNC of certificates for the shares or through PNC’s share attestation procedure) having an aggregate Fair Market Value on the Exercise Date not exceeding that portion of the aggregate Option Price being paid using such shares, or through a combination of cash and shares of PNC common stock; provided, however, that shares of PNC common stock used to pay all or any portion of the aggregate Option Price may not be subject to any contractual restriction, pledge or other encumbrance and must be shares that have been owned by Optionee for at least six (6) months prior to the Exercise Date and, in the case of restricted stock, for which it has been at least six (6) months since the restrictions lapsed, or, in either case, for such other period as may be specified or permitted by PNC.

4.3 Payment of Taxes. Optionee may elect to satisfy any or all applicable federal, state, or local tax liabilities incurred in connection with exercise of the Option (a) by payment of cash, (b) if and to the extent then permitted by PNC and subject to such terms and conditions as PNC may from time to time establish, through the retention by PNC of sufficient whole shares of PNC common stock otherwise issuable upon such exercise to satisfy the minimum amount of taxes required to be withheld in connection with such exercise, or (c) if and to the extent then permitted by PNC and subject to such terms and conditions as PNC may from time to time establish, using whole shares of PNC common stock (either by physical delivery to PNC of certificates for the shares or through PNC’s share attestation procedure) that are not subject to any contractual restriction, pledge or other encumbrance and that have been owned by Optionee for at least six (6) months prior to the Exercise Date and, in the case of restricted stock, for which it has been at least six (6) months since the restrictions lapsed, or, in either case, for such other period as may be specified or permitted by PNC.

For purposes of this Section 4.3, shares of PNC common stock that are used to satisfy applicable taxes will be valued at their Fair Market Value on the date the tax withholding obligation arises. In no event will the Fair Market Value of the shares of PNC common stock otherwise issuable upon exercise of the Option but retained pursuant to Section 4.3(b) exceed the minimum amount of taxes required to be withheld in connection with the Option exercise.

4.4 Effect. The exercise, in whole or in part, of the Option will cause a reduction in the number of unexercised Covered Shares as to which the Option is outstanding equal to the number of shares of PNC common stock with respect to which the Option is exercised.

5. Restrictions on Exercise and on Shares Issued on Exercise. Notwithstanding any other provision of the Agreement, the Option may not be exercised at any time that PNC does not have in effect a registration statement under the Securities Act of 1933 as amended relating to the offer of shares of PNC common stock under the Plan unless PNC agrees to permit such exercise. Upon the issuance of any shares of PNC common stock pursuant to exercise of the Option at a time when such a registration statement is not in effect, Optionee will, upon the request of PNC, agree in writing that Optionee is acquiring such shares for investment only and not with a view to resale and that Optionee will not sell, pledge, or otherwise dispose of such shares unless and until (a) PNC is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933 as amended is not required by that Act or by rules and regulations promulgated thereunder, (b) the staff of the SEC has issued a no-action letter with respect to such disposition, or (c) such registration or notification as is, in the opinion of counsel for PNC, required for the lawful disposition of such shares has been filed and has become effective; provided, however, that PNC is not obligated hereby to file any such registration or notification. PNC may place a legend embodying such restrictions on the certificate(s) evidencing such shares.

6. Rights as Shareholder. Optionee will have no rights as a shareholder with respect to any Covered Shares until the Exercise Date and then only with respect to those shares of PNC common stock issued upon such exercise of the Option and not retained by PNC as provided in Section 4.3.

7. Certain Definitions. Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

7.1 “Agreement” means the Nonstatutory Stock Option Agreement between PNC and Optionee evidencing the Option granted to Optionee pursuant to the Plan.

7.2 “Board” means the Board of Directors of PNC.

7.3 “Cause” and “termination for Cause.”

(a) “Cause” and “termination for Cause” during a Coverage Period. If the termination of Optionee’s employment with the Corporation occurs during a Coverage Period, then, for purposes of the Agreement, “Cause” means:

(i) the willful and continued failure of Optionee to substantially perform Optionee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Optionee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Optionee has not substantially performed Optionee’s duties; or

(ii) the willful engaging by Optionee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (i) and (ii), no act or failure to act, on the part of Optionee, shall be considered willful unless it is done, or omitted to be done, by Optionee in bad faith and without reasonable belief that Optionee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Optionee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Optionee in good faith and in the best interests of the Corporation.

The cessation of employment of Optionee will be deemed to be a termination of Optionee’s employment with the Corporation for Cause for purposes of this Section 7.3(a) only if and when there shall have been delivered to Optionee, as part of the notice of Optionee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Optionee is guilty of conduct described in clause (i) or (ii) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (1) reasonable notice of such Board meeting is provided to Optionee, together with written notice that PNC believes that Optionee is guilty of conduct described in clause (i) or (ii) above and, in either case, specifying the particulars thereof in detail, and (2) Optionee is given an opportunity, together with counsel, to be heard before the Board.

(b) “Cause” and “termination for Cause” other than during a Coverage Period. If the termination of Optionee’s employment with the Corporation occurs other than during a Coverage Period, then, for purposes of the Agreement, “Cause” means:

(i) the willful and continued failure of Optionee to substantially perform Optionee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Optionee by PNC that specifically identifies the manner in which it is believed that Optionee has not substantially performed Optionee’s duties;

(ii) a material breach by Optionee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Optionee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Optionee, in either case required by law or established to maintain compliance with applicable law;

(iii) any act of fraud, misappropriation, material dishonesty, or embezzlement by Optionee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(iv) any conviction (including a plea of guilty or of nolo contendere) of Optionee for, or entry by Optionee into a pre-trial disposition with respect to, the commission of a felony; or

(v) entry of any order against Optionee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Optionee’s employment or other service relationship with the Corporation.

The cessation of employment of Optionee will be deemed to have been a termination of Optionee’s employment with the Corporation for Cause for purposes of this Section 7.3(b) only if and when the CEO or his or her designee (or, if Optionee is the CEO, the Board) determines that Optionee is guilty of conduct described in clause (i), (ii) or (iii) above or that an event described in clause (iv) or (v) above has occurred with respect to Optionee and, if so, determines that the termination of Optionee’s employment with the Corporation will be deemed to have been for Cause.

7.4 “CEO” means the chief executive officer of PNC.

7.5 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 7.5(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 7.5(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

7.6 “Change of Control Employment Agreement” means the written agreement, if any, between Optionee and PNC providing, among other things, for certain payments and benefits upon a qualifying termination of employment following a change of control.

7.7 “Change of Control Failure” means the following:

(a) with respect to a Change of Control Triggering Event described in Section 7.8(a), PNC’s shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or

(b) with respect to a Change of Control Triggering Event described in Section 7.8(b), the proxy contest fails to replace or remove a majority of the members of the Board.

7.8 “Change of Control Triggering Event” means the occurrence of either of the following:

(a) the Board or PNC’s shareholders approve a Business Combination, other than an Excluded Combination, as described in Subsection (c) of the definition of Change of Control contained in Section 7.5; or

(b) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

7.9 “Compensation Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

7.10 “Competitive Activity.”

“Competitive Activity” while Optionee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Optionee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Optionee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Optionee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Optionee’s Termination Date or (2) engaged in business activities that Optionee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Optionee’s Termination Date or, if later and if applicable, after the date specified in clause (ii) of Section 7.15(a), in either case whether Optionee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 7.10, and for purposes of the definition of competitive activity in any other PNC stock option or in any PNC restricted stock, restricted share unit or other equity-based award or awards held by Optionee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

7.11 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the Internal Revenue Code.

7.12 “Corporation” means PNC and its Consolidated Subsidiaries.

7.13 “Coverage Period” means a period (a) commencing on the earlier to occur of (i) the date of a Change of Control Triggering Event and (ii) the date of a Change of Control and (b) ending on the date that is two (2) years after the date of the Change of Control; provided, however, that in the event that a Coverage Period commences on the date of a Change of Control Triggering Event, such Coverage Period will terminate upon the earlier to occur of (x) the date of a Change of Control Failure and (y) the date that is two (2) years after the date of the Change of Control triggered by the Change of Control Triggering Event. After the termination of any Coverage Period, another Coverage Period will commence upon the earlier to occur of clauses (a)(i) and (a)(ii) in the preceding sentence.

7.14 “Covered Shares” means the number of shares of PNC common stock that Optionee has the option to purchase from PNC pursuant to the Option. The number of Covered Shares is specified on page 1 of the Agreement.

7.15 “Detrimental Conduct” means:

(a) Optionee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 7.10 in the continental United States at any time during the period of Optionee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Optionee’s Termination Date and, if different, (ii) the first date after Optionee’s Termination Date as of which Optionee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Optionee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Optionee for, or any entry by Optionee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Optionee’s employment or other service relationship with the Corporation.

Optionee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Optionee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Optionee and, if so, (1) determines in its sole discretion that Optionee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Option on the basis of such determination that Optionee has engaged in Detrimental Conduct.

7.16 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the Internal Revenue Code, that Optionee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Optionee has been determined to be eligible for U.S. Social Security disability benefits, Optionee shall be presumed to be Disabled as defined herein.

7.17 “Exercise Date” means the date (which must be a business day for PNC Bank, National Association) on which PNC receives written notice, in such form as PNC may from time to time prescribe, of the exercise, in whole or in part, of the Option pursuant to the terms of the Agreement, subject to receipt by PNC of full payment of the aggregate Option Price, calculation by PNC of the applicable withholding taxes, and receipt by PNC of payment for any taxes required to be withheld in connection with such exercise as provided in Sections 4.1, 4.2 and 4.3 of the Agreement.

7.18 “Expiration Date.”

(a) Expiration Date. Expiration Date means the date on which the Option expires, which will be the tenth (10th) anniversary of the Grant Date unless the Option expires earlier pursuant to any of the provisions set forth in Sections 7.18(b) through 7.18(d) (with the Option expiring on the first date determined under any of such sections);

provided, however, if there is a Change of Control, then notwithstanding Section 7.18(c) but subject to Section 7.18(d), to the extent that the Option is outstanding and exercisable or becomes exercisable at the time the Change of Control occurs, the Option will not expire at the earliest before the close of business on the ninetieth (90th) day after the occurrence of the Change of Control (or the tenth (10th) anniversary of the Grant Date if earlier), provided that either (1) Optionee is an employee of the Corporation at the time the Change of Control occurs and Optionee’s employment with the Corporation is not terminated for Cause or (2) Optionee is a former employee of the Corporation whose Option, or portion thereof, is outstanding at the time the Change of Control occurs by virtue of the application of one or more of the exceptions set forth in Section 7.18(c) and at least one of such exceptions is still applicable at the time the Change of Control occurs.

In no event will the Option remain outstanding beyond the tenth (10th) anniversary of the Grant Date.

(b) Termination for Cause. Upon a termination of Optionee’s employment with the Corporation for Cause, unless the Compensation Committee or other PNC Designated Person determines otherwise, the Option will expire at the close of business on Optionee’s Termination Date with respect to all Covered Shares, whether or not the Option has become exercisable and whether or not Optionee is eligible to Retire or Optionee’s employment also terminates for another reason.

(c) Ceasing to be an Employee other than by Termination for Cause. If Optionee ceases to be an employee of the Corporation other than by termination of Optionee’s employment for Cause, then unless the Compensation Committee or other PNC Designated Person determines otherwise, the Option will expire at the close of business on Optionee’s Termination Date with respect to all Covered Shares, whether or not the Option has become exercisable, except to the extent that the provisions set forth in subsection (1), (2), (3), (4) or (5) of this Section 7.18(c) apply to Optionee’s circumstances and such applicable subsection specifies a later expiration date for all or a portion of the Option. If more than one of such exceptions is applicable to the Option or a portion thereof, then the Option or such portion of the Option will expire in accordance with the provisions of the subsection that specifies the latest expiration date.

(1) Retirement. If the termination of Optionee’s employment with the Corporation meets the definition of Retirement, then the Option will expire on the tenth (10th) anniversary of the Grant Date with respect to any Covered Shares as to which the Option is exercisable on the Retirement date or thereafter becomes exercisable pursuant to Section 2.2 of the Agreement.

(2) Death. If Optionee’s employment with the Corporation is terminated by reason of Optionee’s death, then the Option will expire on the tenth (10th) anniversary of the Grant Date.

(3) Termination during a Coverage Period without Cause or with Good Reason. If Optionee’s employment with the Corporation is terminated (other than by reason of Optionee’s death) during a Coverage Period by the Corporation without Cause or by Optionee with Good Reason, then the Option will expire on the third (3rd) anniversary of such Termination Date (but in no event later than on the tenth (10th) anniversary of the Grant Date).

(4) Disability. If Optionee’s employment is terminated by the Corporation by reason of Disability, then the Option will expire on the third (3rd) anniversary of such Termination Date (but in no event later than on the tenth (10th) anniversary of the Grant Date).

(5) Displacement Benefits Plan or Agreement or Arrangement in lieu of or in addition to Displacement Benefits Plan. In the event that (a) Optionee’s employment with the Corporation is terminated by the Corporation, and Optionee is offered and has entered into the standard Waiver and Release Agreement with PNC or one of its subsidiaries under an applicable PNC or subsidiary Displacement Benefits Plan, or any successor plan by whatever name known (“Displacement Benefits Plan”), or Optionee is offered and has entered into a similar waiver and release agreement between PNC or one of its subsidiaries and Optionee pursuant to the terms of an agreement or arrangement entered into by PNC or a subsidiary and Optionee in lieu of or in addition to the Displacement Benefits Plan, and (b) Optionee has not revoked such waiver and release agreement, and (c) the time for revocation of such waiver and release agreement by Optionee has lapsed, then the Option will expire at the close of business on the ninetieth (90th) day after Optionee’s Termination Date (but in no event later than on the tenth (10th) anniversary of the Grant Date) with respect to any Covered Shares as to which the Option has already become exercisable; provided, however, that if Optionee returns to employment with the Corporation no later than said ninetieth (90th) day, then for purposes of the Agreement, the entire Option, whether or not it has become exercisable, will be treated as if the termination of Optionee’s employment with the Corporation had not occurred.

If the Option (or portion thereof) has become exercisable while Optionee was still an employee of the Corporation but will expire on Optionee’s Termination Date unless the conditions set forth in this Section 7.18(c)(5) are met, then such Option or portion thereof will not terminate on Optionee’s Termination Date, but Optionee will not be able to exercise the Option after such Termination Date unless and until all of the conditions set forth in this Section 7.18(c)(5) have been met and the Option will terminate on the ninetieth (90th) day after Optionee’s Termination Date (but in no event later than on the tenth (10th) anniversary of the Grant Date).

(d) Detrimental Conduct. If such date is earlier than the date on which the Option would otherwise expire, the Option or specified portion thereof will expire on the date and to the extent that PNC determines, in its sole discretion, to cancel all or a specified portion of the Option on the basis of its determination that Optionee has engaged in Detrimental Conduct as set forth in Section 7.15 for purposes of the Agreement, whether such determination is made during the period of Optionee’s employment with the Corporation or after Optionee’s Termination Date; provided, however, that:

(1) Detrimental Conduct will not apply to conduct by or activities of beneficiaries or other successors to the Option in the event of Optionee’s death;

(2) in the event that Optionee’s employment with the Corporation is terminated (other than by reason of Optionee’s death) during a Coverage Period by the Corporation without Cause or by Optionee with Good Reason, no determination that Optionee has engaged, for purposes of the Agreement, in Detrimental Conduct of the type specified in clause (a) of Section 7.15 may be made on or after such Termination Date; and

(3) no determination that Optionee has engaged, for purposes of the Agreement, in Detrimental Conduct of the type specified in clause (a) of Section 7.15 may be made after the occurrence of a Change of Control; and

provided further, that upon the occurrence of a Change of Control Triggering Event, any new determination to cancel all or a specified portion of the Option on the basis of a determination that Optionee has engaged in Detrimental Conduct for purposes of the Agreement will be suspended unless and until the occurrence of a Change of Control Failure; and provided further, that following the occurrence of a Change of Control, a new determination to cancel all or a specified portion of the Option on the basis of a determination that Optionee has engaged in Detrimental Conduct for purposes of the Agreement may be made only on the basis of conduct specified in clause (b) of Section 7.15 or on the basis of an event specified in clause (c) of Section 7.15.

7.19 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

7.20 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

7.21 “Good Reason” means:

(a) (i) the assignment to Optionee of any duties inconsistent in any respect with, or any other diminution in, Optionee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities such that Optionee’s position, authority, duties or responsibilities are not at least commensurate in all material respects with the most significant of those held, exercised and assigned to Optionee at any time during the 120-day period immediately preceding the Change of Control, or if a Change of Control has not yet occurred but there has been a Change of Control Triggering Event, (ii) the assignment to Optionee of any duties inconsistent in any material respect with, or any other material diminution in, Optionee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control Triggering Event, excluding in either case for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by Optionee;

(b) a reduction by the Corporation in Optionee’s annual base salary to an annual rate (i) that is less than 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to Optionee by the Corporation in respect of the 12-month period immediately preceding the month in which the Change of Control occurs or, if a Change of Control has not yet occurred but there has been a Change of Control Triggering Event, (ii) that is less than 12 times the monthly base salary paid or payable, including any base salary that has been earned but deferred, to Optionee by the Corporation in respect of the month immediately preceding the month in which the Change of Control Triggering Event occurs;

(c) the Corporation’s requiring Optionee to be based at any office or location that is more than fifty (50) miles from Optionee’s office or location immediately prior to either the Change of Control Triggering Event or the Change of Control;

(d) other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by Optionee, the failure by the Corporation to continue Optionee’s participation in annual bonus, long-term cash incentive, equity incentive, savings and retirement plans, practices, policies and programs that provide Optionee with annual bonus opportunities, long-term incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, no less favorable, in the aggregate, than the most favorable of those provided by the Corporation for Optionee under such plans, practices, policies and programs as in effect (i) at any time during the 120-day period immediately preceding the Change of Control, or if a Change of Control has not yet occurred but there has been a Change of Control Triggering Event, (ii) immediately prior to the Change of Control Triggering Event; or

(e) other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by Optionee, the failure by the Corporation to continue to provide Optionee with benefits under welfare benefit plans, practices, policies and programs provided by the Corporation (including, without limitation, medical, prescription, dental, vision, disability, employee life, group life, accidental death and travel accident insurance plans and programs) no less favorable, in the aggregate, than those provided to Optionee under the most favorable of such plans, practices, policies and programs in effect for Optionee (i) at any time during the 120-day period immediately preceding the Change of Control, or if a Change of Control has not yet occurred but there has been a Change of Control Triggering Event, (ii) immediately prior to the Change of Control Triggering Event.

7.22 “Grant Date” means the Grant Date set forth on page 1 of the Agreement and is the date as of which the Option is authorized to be granted by the Compensation Committee or its delegate in accordance with the Plan.

7.23 “Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

7.24 “Option” means the option to purchase shares of PNC common stock granted to Optionee pursuant to the Plan in accordance with the terms of Article 6 of the Plan and evidenced by the Agreement.

7.25 “Option Period” means the period during which the Option may be exercised, as set forth in Section 2.2 of the Agreement.

7.26 “Option Price” means the dollar amount per share of PNC common stock at which the Option may be exercised. The Option Price is set forth on page 1 of the Agreement.

7.27 “Optionee” means the person to whom the Option is granted and is identified as Optionee on page 1 of the Agreement.

7.28 “Person” has the meaning specified in the definition of “Change of Control” in Section 7.5.

7.29 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

7.30 “PNC” means The PNC Financial Services Group, Inc.

7.31 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Optionee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

7.32 “Retire” or “Retirement” means, for purposes of this Option and all PNC stock options held by Optionee, whether granted under the Plan or under an earlier PNC plan, termination of Optionee’s employment with the Corporation at any time and for any reason (other than termination by reason of Optionee’s death or by the Corporation for Cause and, if the Compensation Committee or the CEO or his or her designee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Optionee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

7.33 “Retiree” means an Optionee who has Retired.

7.34 “SEC” means the United States Securities and Exchange Commission.

7.35 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Optionee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

7.36 “Share” means a share of authorized but unissued PNC common stock or a reacquired share of PNC common stock, including shares purchased by PNC on the open market for purposes of the Plan or otherwise.

7.37 “Termination Date” means Optionee’s last date of employment with the Corporation. If Optionee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Optionee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Optionee’s employment with the Corporation terminates effective at the time this occurs.

8. Employment. Neither the granting of the Option evidenced by the Agreement nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Optionee for any period or in any way alter Optionee’s status as an employee at will.

9. Optionee Covenants.

9.1 General. Optionee and PNC acknowledge and agree that Optionee has received adequate consideration with respect to enforcement of the provisions of Sections 9 and 10 hereof by virtue of receiving this Option, which gives Optionee an opportunity potentially to benefit from an increase in the future value of PNC common stock (regardless of whether any such benefit is ultimately realized); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Optionee from earning a living.

9.2 Non-Solicitation; No-Hire. Optionee agrees to comply with the provisions of subsections (a) and (b) of this Section 9.2 while employed by the Corporation and for a period of one year after Optionee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Optionee shall not, directly or indirectly, either for Optionee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Optionee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Optionee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Optionee’s Termination Date, or (iii) was, as of Optionee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Optionee shall not, directly or indirectly, either for Optionee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Optionee assist any other Person in such activities.

Notwithstanding the above, if Optionee’s employment with the Corporation is terminated by the Corporation without Cause or by Optionee with Good Reason and such Termination Date occurs during a Coverage Period or, if Optionee was a party to a Change of Control Employment Agreement that was in effect at the time of such termination of employment, within three years after the occurrence of a Change of Control, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 9.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Optionee agrees that Optionee shall not, for a period of one year after Optionee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

9.3 Confidentiality. During Optionee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Optionee will not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Optionee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

9.4 Ownership of Inventions. Optionee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Optionee during the term of Optionee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Optionee agrees to assign and hereby does assign to PNC or its designee all of Optionee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Optionee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 9.4 shall be performed by Optionee without further compensation and shall continue beyond Optionee’s Termination Date.

10. Enforcement Provisions. Optionee understands and agrees to the following provisions regarding enforcement of the Agreement.

10.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Optionee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

10.2 Equitable Remedies. A breach of the provisions of any of Sections 9.2, 9.3 or 9.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Optionee, and each and every person and entity acting in concert or participating with Optionee, from initiation and/or continuation of such breach.

10.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 9.2 by legal proceedings, the period during which Optionee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

10.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

10.5 Severability. The restrictions and obligations imposed by Sections 9.2, 9.3, 9.4, 10.1 and 10.7 are separate and severable, and it is the intent of Optionee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Optionee.

10.6 Reform. In the event any of Sections 9.2, 9.3 and 9.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Optionee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

10.7 Waiver of Jury Trial. Each of Optionee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 9.2, 9.3 and 9.4.

10.8 Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Option and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code (“Section 409A”) to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Optionee agrees that PNC may, without the consent of Optionee, modify the Agreement and the Option to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

10.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent, if any, applicable to Optionee, the Option, and any right to receive Shares or other value pursuant to the Option and to retain such Shares or other value, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any “clawback,” adjustment, or similar policy of PNC in effect on the Grant Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

10.10 Subject to the Plan and the Compensation Committee; Entire Agreement. In all respects, the Agreement, the Option evidenced by the Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which has been made available to Optionee and is incorporated by reference herein and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. In addition, the Agreement and the Option are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Grant Date. The Agreement constitutes the entire agreement between Optionee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

10.11 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Optionee and by an authorized representative of PNC.

11. Acceptance of Option; PNC Right to Cancel; Effective Date. If Optionee does not accept the Option by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Optionee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Option and the Agreement at any time prior to Optionee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Optionee.

Otherwise, upon execution and delivery of the Agreement by both PNC and Optionee, the Option and the Agreement are effective as of the Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf effective as of the Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:
Chief Executive Officer

ATTEST:

By:
Corporate Secretary

Accepted and agreed to by Optionee as of the Grant Date

Optionee

PERFORMANCE UNITS

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

CORPORATE EXECUTIVE GROUP

20    PERFORMANCE-BASED STOCK-PAYABLE

RESTRICTED SHARE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD GRANT DATE:	, 20

SHARE UNITS:	[number of share units]

1. Definitions.

Certain terms used in this Corporate Executive Group 20     Performance-Based Stock-Payable Restricted Share Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 15 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2. Performance RSUs with Dividend Equivalents Award.

Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Grantee named above (“Grantee”) a share-denominated award opportunity of restricted share units (“Performance RSUs”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents (“Dividend Equivalents”) with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 18 and is subject to the terms and conditions of the Award Agreement, including service and conduct conditions, corporate performance conditions and related adjustments, risk performance conditions and related adjustments, and forfeiture provisions, and to the Plan.

3. Terms of Award.

For the purpose of determining service and conduct conditions, corporate performance conditions and related adjustments, risk performance conditions and related adjustments, forfeiture provisions, and other conditions and provisions applicable to each portion of the Performance RSUs and related Dividend Equivalents under the Award Agreement, the Award is divided into four installments or tranches.

This includes the provisions set forth in Section 4 related to Dividend Equivalents and the provisions set forth in Sections 5, 6 and 7 relating to (1) specified service conditions and service-related forfeiture provisions, (2) specified conduct-related forfeiture and suspension provisions, (3) specified annual corporate performance conditions, annual formulaic risk performance conditions (the first risk metric), and annual risk performance reviews, review criteria and conditions (the second risk metric), and (4) performance-related adjustment provisions that subject the award payout size of each tranche that remains outstanding and satisfies the applicable conditions for vesting of that tranche to three separate annual performance factors related to that tranche’s performance year: (a) one formulaic factor for specified corporate performance that may result in an upward or downward payout size adjustment ranging from 125.00% to 75.00%, (b) one formulaic risk performance factor for the first risk metric that cannot result in an upward payout size adjustment but may be either 100.00% (i.e., no downward payout size adjustment of that tranche for the first risk metric) or 0.00% (i.e., cancellation of that tranche for risk performance with respect to the first risk metric), and (c) another risk performance factor related to risk performance reviews for the second risk metric that cannot result in an upward payout size adjustment but where the risk performance factor may be 100.00% (i.e., no downward payout size adjustment of that tranche for the second risk metric) or may be a risk performance factor of less than 100.00% ranging down to 0.00% (i.e., a downward adjustment of the award payout size of the tranche for that year, up to the potential for full cancellation of a tranche for a risk performance factor for that tranche related to the second risk metric of 0.00%).

The four Performance RSUs and related Dividend Equivalents “Tranches”, together with the performance year that relates to each such Tranche, are set forth below:

•	one-fourth of the share units (rounded down to the nearest whole unit) are in the first tranche and will relate to 20 corporate and risk performance (“20 Tranche” or “1st Tranche”);

•	one-third of the remaining share units (rounded down to the nearest whole unit) are in the second tranche and will relate to 20 corporate and risk performance (“20 Tranche” or “2nd Tranche”);

•	one-half of the remaining share units (rounded down to the nearest whole unit) are in the third tranche and will relate to 20 corporate and risk performance (“20 Tranche” or “3rd Tranche”); and

•	the remainder of the share units are in the fourth tranche and will relate to 20 corporate and risk performance (“20 Tranche” or “4th Tranche”).

Performance RSUs and Dividend Equivalents are not transferable. The Performance RSUs and related Dividend Equivalents are subject to forfeiture until vesting and are subject to upward or downward corporate performance adjustment and to downward risk performance adjustment from the initial number of share units, or share units to which they relate in the case of Dividend Equivalents, all in accordance with the terms of the Award Agreement.

Performance RSUs that are not forfeited pursuant to the service or conduct provisions in accordance with the terms of Section 5 will be performance-adjusted in accordance with the corporate and risk performance adjustment provisions of Sections 6 and 7. If such performance-adjusted Performance RSUs are not cancelled as a result of the risk performance adjustments and satisfy the service requirements and other conditions for vesting and vest in accordance with the terms of Section 8, then they will be settled and paid out, generally in shares of PNC common stock, pursuant to and in accordance with the terms of Section 9.

Dividend Equivalents will be accrued and will be subject to the same forfeiture, performance-adjustment, and vesting conditions as the Performance RSUs to which they relate. Performance-adjusted Dividend Equivalents that vest in accordance with Section 8 will be paid out in cash at the same time that their related vested Performance RSUs are settled and paid out in accordance with the terms of Section 9.

Performance RSUs that are forfeited by Grantee pursuant to and in accordance with the service or conduct provisions of Section 5, or that are subject to a full downward risk performance adjustment (that is, for any Tranche, if either of the risk performance metrics results in an annual performance factor for that metric for that Tranche of 0.00% in accordance with the risk performance adjustment provisions of Sections 6 and 7), will be cancelled, together with the Dividend Equivalents that relate to those Performance RSUs, without payment of any consideration by PNC.

4. Dividend Equivalents.

The Dividend Equivalents portion of a Tranche represents the opportunity to receive a payout in cash of an amount equal to the cash dividends that would have been paid, without interest or reinvestment, between the Award Grant Date and the vesting date for that Tranche on the number of shares of PNC common stock determined as specified below had such shares been issued and outstanding shares on the Award Grant Date and thereafter through the vesting date for that Tranche. The specified number for purposes of the preceding sentence will be the number equal to the corporate and risk performance-adjusted number of share units that vest and are settled and paid out with respect to the related Performance RSUs in that same Tranche, if any.

Dividend Equivalents are subject to the same service requirements, conduct conditions, forfeiture events, corporate and risk performance-based payout size adjustments, and vesting conditions as the Performance RSUs to which they relate, all as set forth in Sections 5, 6, 7 and 8. Dividend Equivalents will not vest, be settled and paid unless and until their related Performance RSUs vest, are settled, and are paid out. Outstanding accrued performance-adjusted Dividend Equivalents that so vest and settle will be paid in cash in accordance with Section 9.

5. Forfeiture Provisions: Termination Upon Failure to Meet Applicable Service Requirements or Conduct Conditions.

5.1 Termination of Award Upon Forfeiture of Share Units. The Award is subject to the forfeiture provisions set forth in this Section 5. The Award will terminate with respect to any Tranche or Tranches, as the case may be, of Performance RSUs and related Dividend Equivalents upon forfeiture and cancellation of such Tranche or Tranches of Performance RSUs and related Dividend Equivalents pursuant to the terms and conditions of this Section 5, and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in either the Performance RSUs or the related Dividend Equivalents evidenced by the Award Agreement with respect to that Tranche or those Tranches, as applicable.

5.2 Forfeiture of Award Upon Failure to Meet Service Requirements. If, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements set forth in this Section 5 with respect to one or more Tranches of Performance RSUs and related Dividend Equivalents, then all outstanding Performance RSUs that have so failed to meet such service requirements, together with the Dividend Equivalents related to such Tranche or Tranches of Performance RSUs, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

5.3 Service Requirements. Grantee will meet the service requirements with respect to the Performance RSUs and related Dividend Equivalents, or applicable Tranche thereof if so specified, if Grantee meets the conditions of any of the subclauses below. If more than one of the following subclauses is applicable with respect to those Performance RSUs and related Dividend Equivalents, Grantee will have met the service requirements for such Performance RSUs and related Dividend Equivalents upon the first to occur of such conditions.

(i)

Grantee continues to be an employee of the Corporation through and including the day immediately preceding the 1st, 2nd, 3rd, or 4th anniversary of the Award Grant Date, as the case may be, with respect to the 1st, 2nd, 3rd, or 4th Tranche of the Performance RSUs and related Dividend Equivalents, as applicable.

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date (as defined in Section 15) where Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 15) and where Grantee’s termination of employment as of such date qualifies as a Retirement (as defined in Section 15) (a “Qualifying Retirement”).

(iv)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was not terminated by the Corporation for Cause and where Grantee’s employment was terminated as of such date by the Corporation by reason of Grantee’s Disability (as defined in Section 15) (a “Qualifying Disability Termination”).

(v)	Grantee continues to be employed by the Corporation through the day immediately prior to the date a Change of Control (as defined in Section 15) occurs.

5.4	Forfeiture of Award Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the 4th anniversary of the Award Grant Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Performance RSUs, together with all accrued Dividend Equivalents related to such then outstanding Performance RSUs, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that such Performance RSUs and related Dividend Equivalents vest in accordance with Section 8 or expire unvested or are cancelled pursuant to other provisions of the Award Agreement, Performance RSUs and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Performance RSUs and related Dividend Equivalents on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 15.13, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) no determination that Grantee has engaged in Detrimental Conduct may be made on or after the date of Grantee’s death (other than with respect to a Tranche, if any, that does not vest immediately upon death), and Detrimental Conduct will not apply to conduct by or activities of successors to the Performance RSUs and related Dividend Equivalents by will or the laws of descent and distribution in the event of Grantee’s death; (ii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control; and (iii) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control.

5.5 Suspension and Forfeiture Related to Judicial Criminal Proceedings. If any criminal charges are brought against Grantee, in an indictment or in other analogous formal charges commencing judicial criminal proceedings, alleging the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation, then to the extent that the Performance RSUs and related Dividend Equivalents or any portion thereof are still outstanding and have not yet vested, the vesting of those Performance RSUs and related Dividend Equivalents shall be automatically suspended.

Such suspension of vesting shall continue until the earliest to occur of the following:

(1) resolution of the criminal proceedings in a manner that results in a conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation;

(2) resolution of the criminal proceedings in one of the following ways: (i) the charges as they relate to such alleged felony have been dismissed (with or without prejudice); (ii) Grantee has been acquitted of such alleged felony; or (iii) a criminal proceeding relating to such alleged felony has been completed without resolution (for example, as a result of a mistrial) and the relevant time period for recommencing criminal proceedings relating to such alleged felony has expired without any such recommencement;

(3) Grantee’s death; or

(4) the occurrence of a Change of Control.

If the suspension is terminated by the occurrence of an event set forth in clause (1) above, those Performance RSUs, together with all related Dividend Equivalents, to the extent that such Performance RSUs and related Dividend Equivalents or any portion thereof are still outstanding, will, upon such occurrence, be automatically forfeited by Grantee to PNC, will not vest or be eligible to vest, and will be cancelled without payment of any consideration by PNC.

If the suspension is terminated by the occurrence of an event set forth in clause (2), (3) or (4) above, then vesting of those Performance RSUs and related Dividend Equivalents shall proceed in accordance with Sections 5, 6, 7 and 8, as applicable. No interest shall be paid with respect to any suspended payments.

6. Performance Conditions and Related Annual Performance Factors.

Performance RSUs and related Dividend Equivalents are subject to corporate and risk performance conditions and adjustments, all as set forth in the Award Agreement unless and until amended prospectively by the Compensation Committee.

All determinations made by the Compensation Committee or otherwise by PNC hereunder shall be made in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

6.1 Corporate Performance Conditions and Related Annual Performance Factor. Each Tranche of the Award will be subject to an Annual Corporate Performance Factor that relates to corporate performance for the performance year applicable to that Tranche as set forth in Section 3 (e.g., for the 1st Tranche, also referred to as the 20     Tranche, the applicable corporate performance relates to corporate performance for 20    ). The Annual Corporate Performance Factor for a Tranche could range from 75.00% to 125.00% based on the corporate performance metric, as described below.

The corporate performance metric for this Award is total shareholder return for the performance year that relates to the given Tranche. For purposes of this measurement, total shareholder return performance (“TSR Performance”) will mean the total shareholder return (i.e., price change plus reinvestment of dividends) on PNC common stock for the applicable calendar year assuming an investment on the first day of the year is held through the last day of the applicable year and using, as the beginning and ending prices for purposes of that calculation, the closing price on the last trading day of the preceding year and on the last trading day of the applicable year, respectively. TSR Performance will be calculated to two places to the right of the decimal, rounded to the nearest one-hundredth with 0.005 being rounded upward to 0.01.

PNC will present information to the Compensation Committee with respect to PNC’s level of TSR Performance for a given performance year following the end of that year. The process of certification of the level of PNC’s TSR Performance with respect to a given performance year will generally occur in late January or early February after the applicable year-end date.

In the standard circumstances where Grantee continues to be an employee of the Corporation, or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination, and there has not been a Change of Control and Grantee has not died, the Annual Corporate Performance Factor with respect to an applicable outstanding Tranche will be 100.00% plus or minus (as applicable) the positive or negative TSR Performance of PNC for the year that relates to that Tranche up to a maximum of 25 percentage points either direction, such that the Annual Corporate Performance Factor will be no less than 75.00% and no more than 125.00%.

For example, if PNC’s TSR Performance for 20     is 10.16% and Grantee is still an employee of the Corporation as of the 2nd anniversary of the Award Grant Date in February 20     (or Grantee’s employment with the Corporation ceased prior to that time by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died, then the Annual Corporate Performance

Factor for 20     would be 110.16%. If, in the same example, PNC’s TSR Performance for 20     were negative 10.16%, the Annual Corporate Performance Factor for that year would be 89.84%.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, the Annual Corporate Performance Factor with respect to an applicable Tranche or Tranches outstanding at the time such event occurs will be determined as set forth in Section 6.4 below.

6.2 First Risk Performance Condition and Related Annual Performance Factor. Each Tranche of the Award will also be subject to an Annual Tier 1 Risk-Based Performance Factor that relates to risk performance under the Tier 1 Risk-Based Performance Metric (also sometimes referred to as the first risk performance metric), as specified below, for the performance year applicable to that Tranche (e.g., for the 1st Tranche, also referred to as the 20     Tranche, the applicable risk performance relates to risk performance for 20    ). The Annual Tier 1 Risk-Based Performance Factor for a Tranche could range from 100.00% to 0.00% based on the first risk performance metric, as described below.

The first risk performance metric for this Award, the Tier 1 Risk-Based Performance Metric, is whether PNC has, as of the applicable performance measurement date for that Tranche, met or exceeded the required Tier 1 risk-based capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC.

In the standard circumstances where Grantee continues to be an employee of the Corporation, or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination, and there has not been a Change of Control and Grantee has not died, the applicable performance measurement date for a Tranche for purposes of this first risk performance metric will be the year-end date of the applicable performance year for that Tranche (as specified in the first paragraph of this Section 6.2 above). For example, for the 2nd Tranche, the specified Tier 1 risk-based capital ratio will be the ratio as of December 31, 20    , except as otherwise provided in Section 6.4 below where applicable under the circumstances.

The process of certification of the level of PNC’s performance with respect to the Tier 1 Risk-Based Performance Metric will occur as soon as practicable after the applicable performance measurement date (in the case of determinations made in standard circumstances pursuant to this Section 6.2, after the applicable year-end date). PNC will present information to the Compensation Committee with respect to (1) the minimum specified Tier 1 risk-based capital ratio PNC is required to achieve in order to meet the required Tier 1 risk-based capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC and (2) the applicable Tier 1 risk-based capital ratio achieved by PNC with respect to the Tranche, which will be based on PNC’s publicly reported financial results for the period ending on the applicable performance measurement date. Generally, this will be the public release of earnings results for PNC’s fourth quarter that occurs after the year-end measurement date, so that the Compensation Committee will be able to make its determination in late January or early February following the applicable performance year-end.

In the standard circumstances, the Annual Tier 1 Risk-Based Performance Factor for a Tranche will be 100.00% if, as of the applicable performance measurement date for that Tranche, PNC has met or exceeded the required Tier 1 risk-based capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC. If PNC has not met or exceeded such required ratio, the Annual Tier 1 Risk-Based Performance Factor for that Tranche will be 0.00%.

If the Annual Tier 1 Risk-Based Performance Factor with respect to a given performance year is 0.00%, the Tranche that relates to that performance year, including all outstanding Performance RSUs in that Tranche together with the Dividend Equivalents related to such Performance RSUs, has failed to meet this risk performance condition, is no longer eligible for vesting, and will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC, effective as of the certification date of such results.

If the Annual Tier 1 Risk-Based Performance Factor with respect to a given performance year is 100.00%, this will reflect no downward adjustment for performance with respect to this risk metric for that performance year.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, the Annual Tier 1 Risk-Based Performance Factor with respect to an applicable outstanding Tranche will be determined as set forth in Section 6.4 below.

6.3 Second Risk Performance Condition and Related Annual Performance Factor.

(a) Annual Risk Review Performance Factor. Each Tranche of the Award will also be subject to an Annual Risk Review Performance Factor that relates to risk performance under the second risk performance condition, as specified below, for the performance year applicable to that Tranche (e.g., for the 1st Tranche, also referred to as the 20     Tranche, the applicable risk performance relates to risk performance for 20    ).

The Annual Risk Review Performance Factor for a Tranche could range from 100.00%, reflecting no downward adjustment for performance with respect to this risk metric for that performance year, to an Annual Risk Review Performance Factor reflecting a downward adjustment to a specified percentage amount, to an Annual Risk Review Performance Factor of 0.00%, reflecting full cancellation of the applicable Tranche for risk performance with respect to this risk metric, all as further provided in this Section 6.

In the standard circumstances where Grantee continues to be an employee of the Corporation, or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination, and there has not been a Change of Control and Grantee has not died, the Annual Risk Review Performance Factor with respect to an applicable outstanding Tranche will be determined as follows.

(1) If an Annual Risk Performance Review (as described in Section 6.3(b) below) is not required with respect to the performance year that relates to the applicable Tranche, because a review has not been triggered by the Risk Performance Review Criteria set forth in Section 6.3(c) below as applied to that performance year and the Compensation Committee has not otherwise determined to conduct such review in its discretion, then the Annual Risk Review Performance Factor for that Tranche will be 100.00%, effective as of the date it is determined that an Annual Risk Performance Review will not be conducted with respect to that performance year.

(2) If an Annual Risk Performance Review is conducted, as set forth below, with respect to the performance year that relates to the applicable Tranche, then the Annual Risk Review Performance Factor for that Tranche will be as determined by the Compensation Committee as part of such review, effective as of the Compensation Committee determination date, and will be in the range of 100.00% down to 0.00%.

(3) If the Compensation Committee-determined Annual Risk Review Performance Factor with respect to a given performance year is 0.00%, the Tranche that relates to that performance year, including all outstanding Performance RSUs in that Tranche together with the Dividend Equivalents related to such Performance RSUs, has failed to meet this risk performance condition, is no longer eligible for vesting, and will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC, effective as of the Compensation Committee determination date.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, the Annual Risk Review Performance Factor with respect to an applicable outstanding Tranche will be determined as set forth in Section 6.4 below.

(b) Annual Risk Performance Review. In general, while the Award is outstanding an Annual Risk Performance Review will be conducted with respect to any performance year for which either (1) such review is triggered by the Risk Performance Review Criteria as applied to that performance year as set forth in Section 6.3(c) below or (2) the Compensation Committee determines to conduct such review in its discretion. Any such determination that an Annual Risk Performance Review will be conducted will generally be made shortly after the close of the applicable performance year, but no later than the 45th day following the close of such year.

When an Annual Risk Performance Review is required with respect to a given completed performance year, either by the risk performance review criteria or at the Compensation Committee’s discretion, such review will be conducted shortly after the close of such calendar performance year but no later than the end of the first quarter following such close.

As part of such review, the Compensation Committee will consider whether, in its discretion, downward adjustment for risk performance with respect to the applicable performance year would be appropriate as applied to Grantee and, if so, will reflect such adjustment in the Annual Risk Review Performance Factor that will apply to the Tranche of Grantee’s Performance RSUs and related Dividend Equivalents that relate to that performance year. An Annual Risk Review Performance Factor as determined by the Compensation Committee will be in the range of 100.00% down to 0.00%. A downward adjustment for risk performance would be reflected in an Annual Risk Review Performance Factor with respect to that year of less than 100.00%. A Factor of 0.00% would mean that the Tranche has failed to meet this risk performance condition, is no longer eligible for vesting, and will expire and terminate.

If the Compensation Committee determines in its discretion that it would not be appropriate to apply a downward adjustment for risk performance for such year to Grantee’s Performance RSUs and related Dividend Equivalents, that determination would be reflected in an Annual Risk Review Performance Factor for the Tranche that relates to that performance year of 100.00%.

(c) Risk Performance Review Criteria. Unless and until amended prospectively by the Compensation Committee, the risk performance review criteria for a given performance year is whether PNC’s return on economic capital, with specified adjustments (“ROEC”), is at least equal to the applicable Compensation Committee-specified ROEC hurdle for that performance year. If the ROEC for a given performance year equals or exceeds this hurdle, an Annual Risk Performance Review is not triggered unless the Compensation Committee requires a review in its discretion. If the ROEC for a given year is less than this hurdle amount, an Annual Risk Performance Review by the Compensation Committee is required with respect to that performance year.

For purposes of this Award Agreement, ROEC will have the meaning set forth in Section 15.29. The ROEC hurdle for a given risk performance year will be the risk performance hurdle specified for that performance year by the Compensation Committee no later than March 30th of that performance year for purposes of comparison of ROEC to such hurdle for this Award. For the 20     performance year, this hurdle as approved by the Compensation Committee is related to PNC’s cost of capital and is set at         %.

6.4 Annual Corporate and Risk Performance Factors in the Event of Death or Change of Control.

(a) Death. In the event that Grantee’s employment with the Corporation ceases by reason of Grantee’s death or Grantee dies following a Qualifying Retirement or a Qualifying Disability Termination, in either case prior to the occurrence of a Change of Control, then with respect to any Tranche or Tranches that were outstanding at the time of Grantee’s death: (i) if such death occurs after the close of a performance year but before the Tranche that relates to that year has either been performance-adjusted and paid out or forfeited, as the case may be, then the overall Annual Performance Factor with respect to such Tranche will be determined in the same manner and effective as of the same time as if Grantee had remained an employee of the Corporation, provided that the Tranche remains outstanding at the applicable time; and (ii) with respect to any other Tranche or Tranches that were outstanding at the time of Grantee’s death, the overall Annual Risk Performance Factor will be 100.00%, effective as of the date of death.

(b) Change of Control. In the event that Grantee continues to be an employee of the Corporation through the day immediately prior to the date a Change of Control occurs, or where Grantee ceased to be an employee of the Corporation prior to that time by reason of a Qualifying Retirement or a Qualifying Disability Termination, and one or more Tranches remain outstanding at the time a Change of Control occurs, the overall Annual Performance Factor of any Tranche for which an overall Annual Performance Factor had not already been determined as of the day immediately preceding the date the Change of Control occurs will be determined as follows.

(i) An Annual Tier 1 Risk-Based Performance Factor will be determined using the quarter-end date immediately preceding the Change of Control (or, if the change of control occurs on a quarter-end date, using the date of the Change of Control) as the applicable performance measurement date for purposes of this determination for all such Tranches.

(ii) If the Annual Tier 1 Risk-Based Performance Factor so determined is 0.00%, all such Tranches of the Award will have failed to meet this risk performance condition, will no longer be eligible for vesting, and will expire and terminate, effective as of the day immediately preceding the date the Change of Control occurs.

(iii) If the Annual Tier 1 Risk-Based Performance Factor so determined is 100.00%, all such Tranches of the Award for which an overall Annual Performance Factor had not already been determined as of the day immediately preceding the date the Change of Control occurs will have an overall Annual Performance Factor for all such Tranches determined on the basis of an Annual Corporate Performance Factor of 100.00%, an Annual Tier 1 Risk-Based Performance Factor of 100.00%, and an Annual Risk Review Performance Factor that is the same as the Annual Risk Review Performance Factor for the most recent Tranche for which an Annual Risk Review Performance Factor had been determined by the Compensation Committee in accordance with Section 6.3 or, if none, will be 100.00%, all effective as of the day immediately preceding the date the Change of Control occurs.

6.5 Overall Annual Performance Factor. Once the three annual performance factors (the Annual Corporate Performance Factor, the Annual Tier 1 Risk-Based Performance Factor and the Annual Risk Review Performance Factor) have been determined for a Tranche in accordance with the applicable provisions of this Section 6, the overall Annual Performance Factor for that Tranche will be calculated as follows.

Once an Annual Corporate Performance Factor has been determined (in accordance with Section 6.1 and Section 6.4, if applicable) with respect to the performance year for the given Tranche, the Annual Tier 1 Risk-Based Performance Factor for that same performance year and Tranche (determined in accordance with Section 6.2 and Section 6.4, if applicable) will be applied as a percentage to that corporate factor.

If the applicable Annual Tier 1 Risk-Based Performance Factor is 0.00%, the overall Annual Performance Factor with respect to that same performance year will be 0.00% and the Tranche that relates to that performance year will be cancelled. If the applicable Annual Tier 1 Risk-Based Performance Factor with respect to that performance year is 100.00%, there will be no downward adjustment to the Annual Corporate Performance Factor for this first risk performance factor, and the second risk performance factor, the Annual Risk Review Performance Factor, for the same performance year will be applied.

Assuming that the overall Annual Performance Factor is not determined to be 0.00% as a result of application of the first risk performance factor, the Annual Risk Review Performance Factor for the performance year (determined in accordance with Section 6.3 and Section 6.4, if applicable), which can range from 0.00% to 100.00%, will then be applied as a percentage of the Annual Corporate Performance Factor for the same performance year to generate the overall Annual Performance Factor for the Tranche.

For example, if for a given Tranche the Annual Corporate Performance Factor is 105.00%, the Annual Tier 1 Risk-Based Performance Factor is 100.00%, and the Annual Risk Review Performance Factor is 95.00%, the overall Annual Performance Factor for the Tranche would be 99.75%. If both risk performance factors are 100.00%, there would be no downward adjustment to the corporate performance factor for risk performance and the overall Annual Performance Factor would be the same percentage as the Annual Corporate Performance Factor for that Tranche.

If either risk performance factor for an applicable performance year is 0.00%, the overall Annual Performance Factor with respect to that same performance year will be 0.00% and the Tranche that relates to that performance year, including all outstanding Performance RSUs in that Tranche together with the Dividend Equivalents related to such Performance RSUs, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC.

7. Performance-Related Adjustments to Performance RSUs and Dividend Equivalents.

7.1 Performance Adjustment of Outstanding Share Units. Once the overall Annual Performance Factor for a Tranche of Performance RSUs and related Dividend Equivalents has been determined in accordance with Section 6, and provided that the Tranche has not been cancelled pursuant to any of the forfeiture provisions of Section 5, the number of share units in that Tranche will be performance adjusted as applicable in accordance with this Section 7.

The performance-adjusted number of share units in a Tranche will be equal to a percentage of the initial share units in the Tranche, rounded to the nearest one-hundredth with 0.005 share units being rounded upward to 0.01 share units, where the percentage to be applied is equal to the overall Annual Performance Factor for the performance year that relates to that Tranche (e.g., for the 1st Tranche, the Annual Performance Factor for 20    ) as determined in accordance with Section 6. Only the performance-adjusted share units in a Tranche will be performance eligible to vest and be the basis of the settlement and payout of the Performance RSUs and related Dividend Equivalents in the Tranche in accordance with Sections 8 and 9 provided that all of the other conditions for vesting are satisfied, including the service condition.

The performance-adjusted Performance RSUs for a Tranche are sometimes referred to as the “Payout Share Units” for purposes of the vesting, where applicable, of that portion of the Tranche in accordance with Section 8 and the settlement and payout in accordance with Section 9 of the portion of the Tranche that has vested. The percentage applied to the share units for a given Tranche in order to arrive at the Payout Share Units is sometimes referred to as the Payout Percentage for that Tranche.

Dividend Equivalents will be subject to the same performance adjustment and Payout Percentage that is applied to the Performance RSUs to which they relate.

7.2 Termination of Portions of Award Due to Performance Adjustments. The portion of the Performance RSUs in a Tranche that do not become Payout Share Units will be cancelled; that is, only the number of share units that become Payout Share Units as a result of the applicable corporate and risk performance adjustments for that Tranche will be performance eligible to vest and be the basis of the settlement and payout of the Performance RSUs and related Dividend Equivalents in the Tranche in accordance with Sections 8 and 9.

Dividend Equivalents that had accrued with respect to any Performance RSUs in a Tranche that do not become Payout Share Units will also be cancelled as Dividend Equivalents are subject to the same performance adjustments that are applied to the Performance RSUs to which they relate.

8. Vesting of Performance-Adjusted Share Units and Related Dividend Equivalents.

Grantee’s Performance RSUs as performance-adjusted pursuant to the provisions of Sections 6 and 7 (the Payout Share Units) and related performance-adjusted Dividend Equivalents will vest (that is, become vested Payout Share Units and vested related performance-adjusted Dividend Equivalents) upon the earliest to occur of the events set forth in the subclauses below, provided that such Performance RSUs and related Dividend Equivalents have not been forfeited prior to such vesting event pursuant to any of the provisions of Section 5 or cancelled as a result of the risk performance adjustment provisions of Sections 6 and 7 and remain outstanding at that time:

(i)

(a) the 1st anniversary of the Award Grant Date in the case of the 1st Tranche share units and related dividend equivalents, the 2nd anniversary of the Award Grant Date in the case of the 2nd Tranche share units and related dividend equivalents, the 3rd anniversary of the Award Grant Date in the case of the 3rd Tranche share units and related dividend equivalents, and the 4th anniversary of the Award Grant Date in the case of the 4th Tranche share units and related dividend equivalents, as the case may be, or, if later, (b) the date on which the performance adjustment determinations pursuant to Sections 6 and 7 with respect to the applicable Tranche are final (but no later than March 31st of the calendar year in which such anniversary occurs), or, if later, (c) on the date as of which any suspension imposed with respect to those Performance RSUs and related Dividend Equivalents pursuant to Section 5.5 is lifted without forfeiture of such share units and related dividend equivalents and they vest, as applicable;

(ii)	in the event of Grantee’s death,

(a) the date of Grantee’s death with respect to any Tranche or Tranches as to which the overall Annual Performance Factor for such Tranche is determined at the time of Grantee’s death pursuant to Section 6.4(a)(ii) and Section 6.5, and

(b) the date on which the overall Annual Performance Factor with respect to such Tranche is final with respect to the Tranche, if any, for which the overall Annual Performance Factor is determined after Grantee’s death pursuant to Section 6.4(a)(i) and Section 6.5 at the same time and in the same manner as if Grantee had remained an employee of the Corporation; and

(iii)	the end of the day immediately preceding the day a Change of Control occurs.

Performance RSUs and related Dividend Equivalents (1) that have been forfeited by Grantee pursuant to the service requirements or conduct or other provisions of Section 5 or (2) that are part of the portion of a Tranche of Performance RSUs and related Dividend Equivalents that has been cancelled as a result of the performance-adjustment provisions of Sections 6 and 7 where the Payout Percentage for that Tranche was less than 100.00% or (3) that have been cancelled as a result of the application, pursuant to the provisions of Sections 6 and 7, of a Payout Percentage of 0.00% to the Tranche to which they relate, are not eligible for vesting, will not settle, and will be cancelled without payment of any consideration by PNC.

The period during which Dividend Equivalents will accrue with respect to an applicable Tranche of Performance RSUs will end, and such Dividend Equivalents will cease to accrue, on the vesting date for such Tranche of Performance RSUs in accordance with Section 8 or on the cancellation date for such Performance RSUs in accordance with Section 5, 6 or 7, as applicable.

Accrued performance-adjusted Dividend Equivalents that vest in connection with the vesting of the performance-adjusted Performance RSUs to which they relate (that is, the amount of dividend equivalents for the period from the Award Grant Date through the vesting date on the number of related Performance RSUs that become Payout Share Units and vest) will be settled and paid out in accordance with Section 9.

Accrued Dividend Equivalents that fail to vest will be cancelled on the cancellation date for the Performance RSUs to which they relate in accordance with Section 5, 6 or 7, as applicable.

9. Settlement of Vested Performance-Adjusted Share Units and Related Dividend Equivalents.

9.1 Settlement. Outstanding performance-adjusted Performance RSUs (Payout Share Units) and related accrued performance-adjusted Dividend Equivalents that have vested pursuant to the provisions of Section 8 (vested Payout Share Units) will be paid out at the time and in the form set forth in the applicable subsection of this Section 9. Section 9.2 will apply where vesting occurs pursuant to Section 8(i) or Section 8(ii), and Section 9.3 will apply where vesting occurs pursuant to Section 8(iii).

A final award, if any, will be fully vested as of the applicable vesting date. Any shares of PNC common stock issued pursuant to this Section 9 will be fully vested at the time of issuance, and PNC will issue any such shares and deliver any cash payable pursuant to this Section 9 to, or at the proper direction of, Grantee or Grantee’s legal representative, as determined in good faith by the Compensation Committee, at the applicable time specified in Section 9.2 or Section 9.3, as the case may be.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements have been satisfied.

In the event that Grantee is deceased, payment will be delivered to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative, as determined in good faith by the Compensation Committee.

9.2 Settlement Where Vesting Occurs Prior to Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of outstanding performance-adjusted Performance RSUs (Payout Share Units) and related Dividend Equivalents that vested pursuant to Section 8(i) or Section 8(ii) as soon as practicable after the vesting date set forth in the applicable subclause of Section 8 for such units and related dividend equivalents, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, subject to the provisions of the following bullets, if applicable. No interest shall be paid with respect to any such payments.

•

In the event that the vesting date pursuant to Section 8(i) is the date on which the performance adjustment determinations pursuant to Sections 6 and 7 with respect to the applicable Tranche are final or is the date as of which any suspension imposed pursuant to Section 5.5 is lifted, payment will be made no later than the earlier of (a) 30 days after the vesting date and (b) December 31st of the calendar year in which the vesting date occurs.

•

Where vesting occurs pursuant to Section 8(ii) upon or following Grantee’s death, as the case may be, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later, the 15th day of the 3rd calendar month following the date of Grantee’s death.

(b) Form of Payout. Payment in settlement of such Payout Share Units will be made at the applicable time set forth in Section 9.2(a) above either by delivery to Grantee of that number of whole shares of PNC common stock equal to the number of vested Payout Share Units being settled or as otherwise provided in Section 11, as applicable.

No fractional shares will be delivered to Grantee. If the vested Payout Share Units include a fractional interest, such fractional interest will be liquidated and paid to Grantee in cash on the basis of the then current Fair Market Value (as defined in Section 15) of PNC common stock as of the vesting date or in any case as otherwise provided in Section 11 if applicable.

Accrued performance-adjusted Dividend Equivalents that vested pursuant to the provisions of Section 8(i) or 8(ii) will be settled by payment to Grantee in cash at the same time as the time set forth in Section 9.2(a) above for payment of the vested performance-adjusted Performance RSUs to which they relate.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements have been satisfied.

(c) Disputes. If there is a dispute regarding payment of a final award amount, PNC will settle the undisputed portion of the award amount, if any, within the time frame set forth above in this Section 9.2, and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

9.3 Settlement Where Vesting Occurs Due to the Occurrence of a Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of outstanding performance-adjusted Performance RSUs (Payout Share Units) and related Dividend Equivalents that vested pursuant to Section 8(iii) at the time set forth in subsection (1) below unless payment at such time would be a noncompliant payment under Section 409A of the U.S. Internal Revenue Code, and otherwise, at the time set forth in subsection (2) or (3) below, as applicable, in any case as further described below.

(1) If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the U.S. Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2) If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code, then payment will be made as soon as practicable after the date that would have been the scheduled vesting date for such performance-adjusted Performance RSUs and related Dividend Equivalents had they vested pursuant to Section 8(i) rather than pursuant to Section 8(iii), but in no event later than December 31st of the calendar year in which such scheduled vesting date occurs.

(3) Where vesting occurs pursuant to Section 8(iii) due to the occurrence of a Change of Control and payment is scheduled, pursuant to subsection (2) above, for as soon as practicable after the date that would have been the scheduled vesting date for such performance-adjusted Performance RSUs and related Dividend Equivalents had they vested pursuant to Section 8(i) rather than pursuant to Section 8(iii) but Grantee dies prior to that scheduled payout date, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later (but not beyond the end of the calendar year in which vesting would have occurred pursuant to Section 8(i) had they vested pursuant to Section 8(i) rather than pursuant to Section 8(iii)), the 15th day of the 3rd calendar month following the date of Grantee’s death.

(b) Form of Payment.

(1) If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the U.S. Internal Revenue Code and payment with respect to a Tranche or Tranches of vested, performance-adjusted Performance RSUs and related Dividend Equivalents is made at the time specified in Section 9.3(a)(1), then payment with respect to any such Tranche will be in an amount equal to the base amounts for the Performance RSUs and the related Dividend Equivalents as described below in subsection (2)(A) of this Section 9.3(b).

Payment of this amount will be made entirely in cash if so provided in the circumstances pursuant to Section 11.2(c), valued as provided in Section 11.2. Otherwise, payment of the Performance RSUs base amount will be made in the form of whole shares of PNC common stock (valued at Fair Market Value or as otherwise provided in Section 11, as applicable, as of the date of the Change of Control) with cash for any fractional interest (valued on the same basis as the whole shares), and payment of the related Dividend Equivalents base amount will be paid in the form of cash.

(2) If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code and payment with respect to the Tranche or Tranches of vested performance-adjusted Performance RSUs and related Dividend Equivalents being settled will be made at the time or times specified in Section 9.3(a)(2) or (3), as the case may be, then such payments will be made entirely in cash and the payment amount with respect to any such Tranche will be in an amount equal to (X) plus (Y), where (X) is the Performance RSUs base amount described below in subsection (A) of this Section 9.3(b)(2) plus the phantom investment amount for the Performance RSUs base amount described below in subsection (B) of this Section 9.3(b)(2) and (Y) is the related Dividend Equivalents base amount described below in subsection (A) of this Section 9.3(b)(2) plus the phantom investment amount for the related Dividend Equivalents base amount described below in subsection (B) of this Section 9.3(b)(2).

(A) Base Amounts. The Performance RSUs base amount will be an amount equal to the number of vested Payout Share Units determined in accordance with Sections 6, 7 and 8 for the Tranche being settled multiplied by the Fair Market Value (as defined in Section 15) of a share of PNC common stock on the date of the Change of Control or by the per share value provided pursuant to Section 11 as applicable.

The related Dividend Equivalents base amount will be an amount equivalent to the amount of the cash dividends Grantee would have received, without interest on or reinvestment of such amounts, had Grantee been the record holder of a number of issued and outstanding shares of PNC common stock equal to the number of vested Payout Share Units for that Tranche for the period beginning on the Award Grant Date and through the date of the Change of Control, subject to adjustment if any pursuant to Section 11.

(B) Phantom Investment Amounts. The phantom investment amount for the Performance RSUs base amount with respect to the Tranche being settled will be either (i) or (ii), whichever is larger: (i) interest on the Performance RSUs base amount described in Section 9.3(b)(2)(A) from the date of the Change of Control through the payment date for that Tranche at the short-term, mid-term or long-term Federal rate under U.S. Internal Revenue Code Section 1274(b)(2)(B), as applicable depending on the term until payment, compounded semi-annually; or (ii) a phantom investment amount with respect to said base amount that reflects, if positive, the performance of the PNC stock or other consideration received by a PNC common shareholder in the Change of Control transaction, with any dividends reinvested in such stock, from the date of the Change of Control through the payment date for that Tranche.

The phantom investment amount for the related Dividend Equivalents base amount with respect to the Tranche being settled will be interest on the related Dividend Equivalents base amount described in Section 9.3(b)(2)(A) from the date of the Change of Control through the payment date for that Tranche at the short-term, mid-term or long-term Federal rate under U.S. Internal Revenue Code Section 1274(b)(2)(B), as applicable depending on the term until payment, compounded semi-annually.

PNC may, at its option, provide other phantom investment alternatives in addition to those referenced in the preceding two paragraphs of this Section 9.3(b)(2)(B) and may permit Grantee to make a phantom investment election from among such alternatives under and in accordance with procedures established by PNC, but any such alternatives must provide for at least the two phantom investments set forth in Section 9.3(b)(2)(B)(i) and (ii) with respect to the Performance RSUs base amount at a minimum and for at least the one phantom investment set forth in this Section 9.3(b)(2)(B) for the related Dividend Equivalents base amount at a minimum.

The phantom investment amounts will be applicable only in the event that payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code and thus payment is made at the time specified in Section 9.3(a)(2) or (3) rather than at the time specified in Section 9.3(a)(1).

(c) Disputes. If there is a dispute regarding payment of a final award, PNC will settle the undisputed portion of the award, if any, within the time frame set forth in the applicable subsection of Section 9.3(a), and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

10. No Rights as Shareholder Until Issuance of Shares.

Grantee will have no rights as a shareholder of PNC by virtue of this Award unless and until shares of PNC stock are issued and delivered in settlement of vested outstanding performance-adjusted Performance RSUs pursuant to Section 9.

11. Capital Adjustments.

11.1 Except as otherwise provided in Section 11.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time, if any, that outstanding vested Performance RSUs and related Dividend Equivalents are settled and paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Performance RSUs and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 9 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions and (b) authorizing payment of the entire value of any award amount authorized for payment to Grantee pursuant to Section 9 to be paid in cash at the applicable time specified in Section 9.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

11.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Performance RSUs and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per share unit to be used in calculating the base amount described in Section 9.3(b) of any award that is deemed to be awarded to Grantee in accordance with Section 8(iii) will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of

PNC common stock, then the entire value of any payment to be made to Grantee pursuant to Section 9 will be made solely in cash at the applicable time specified by Section 9.

12. Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Performance RSUs and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any vested Performance RSUs and Dividend Equivalents are settled and paid in accordance with the terms of Section 9, such delivery of shares and/or other payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

13. Withholding Taxes.

Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee.

Unless the Compensation Committee or other PNC Designated Person determines otherwise, the Corporation will retain whole shares of PNC common stock from any amounts payable to Grantee hereunder in the form of shares, and will withhold cash from any amounts payable to Grantee hereunder that are settled in cash.

If any such withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

For purposes of this Section 13, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value (as defined in Section 15) on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. The Corporation will not retain Shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

14. Employment.

Neither the awarding of the Performance RSUs and related Dividend Equivalents nor any payment with respect to such Award authorized hereunder nor any term or provision of the Award Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

15. Certain Definitions.

Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

15.1 “Agreement” or “Award Agreement;” means the Corporate Executive Group 20     Performance-Based Stock-Payable Restricted Share Units Award Agreement between PNC and Grantee evidencing the Performance RSUs and related Dividend Equivalents award granted to Grantee pursuant to the Plan.

15.2 “Annual Corporate Performance Factor,” “Annual Tier 1 Risk-Based Performance Factor,” “Annual Risk Review Performance Factor,” and “overall Annual Performance Factor” have the meanings set forth in Section 6.

15.3 “Award” means the Performance RSUs and related Dividend Equivalents award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.4 “Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement.

15.5 “Board” means the Board of Directors of PNC.

15.6 “Cause” and “termination for Cause.”

For purposes of the Agreement, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

15.7 “CEO” means the chief executive officer of PNC.

15.8 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 15.8(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 15.8(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

15.9 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

15.10 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 15.13, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 15.10, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

15.11 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

15.12 “Corporation” means PNC and its Consolidated Subsidiaries.

15.13 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 15.10 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Performance RSUs that have not yet vested in accordance with Section 8 and of the Dividend Equivalents related to such Performance RSUs on the basis of such determination that Grantee has engaged in Detrimental Conduct.

15.14 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

15.15 “Dividend Equivalents” means the opportunity to receive dividend equivalents granted to Grantee pursuant to the Plan in connection with the Performance RSUs to which they relate and evidenced by the Agreement.

15.16 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

15.17 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

15.18 “Grantee” means the person to whom the Performance RSUs with related Dividend Equivalents award is granted, and is identified as Grantee on page 1 of the Agreement.

15.19 “Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

15.20 “Payout Percentage” has the meaning set forth in Section 7.

15.21 “Payout Share Units” and “vested Payout Share Units” have the meanings specified in Sections 7 and 8. “Payout Share Units” are the performance-adjusted number of Performance RSUs calculated in accordance with Section 7 that are performance eligible to vest in accordance with Section 8. “Vested Payout Share Units” are performance-adjusted Performance RSUs that have vested in accordance with Section 8.

15.22 “Performance RSUs” means the share-denominated award opportunity of the number of restricted share units specified as the Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 11 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.23 “Person” has the meaning specified in the definition of Change of Control in Section 15.8(a).

15.24 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

15.25 “PNC” means The PNC Financial Services Group, Inc.

15.26 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

15.27 “Qualifying Retirement” and “Qualifying Disability Termination” have the meanings specified in Section 5.3(iii) and Section 5.3(iv), respectively.

15.28 “Retires” or “Retirement.” Grantee “Retires” if Grantee’s employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Committee or the CEO or his or her designee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement” and such Grantee’s Termination Date is sometimes also referred to as Grantee’s “Retirement Date.”

15.29 “ROEC.” For purposes of the Risk Performance Review Criteria specified in Section 6.3(c), PNC’s “ROEC” (return on economic capital) for a given performance year will be calculated as earnings for the applicable performance year, divided by average economic capital for the same calendar year, calculated to one place to the right of the decimal, rounded to the nearest tenth with 0.05 being rounded upward to 0.1.

Earnings. Earnings will mean PNC’s publicly-reported earnings for the applicable calendar year adjusted, on an after-tax basis, for the impact of the items set forth under the heading “Earnings Adjustments” below.

Economic Capital. Economic capital will mean total economic capital for PNC on a consolidated basis as that term is used by PNC for its internal measurement purposes. Average economic capital for the applicable calendar year will mean the average of the economic capital values at the following points: beginning of period, end of period, and at each intermediate quarter-end in the period. For example, for the calendar year 20     period, this would be the average of the economic capital values at the following dates: December 31, 20     (for the beginning of period value), December 31, 20     (for the end of period value), and March 31, 20    , June 30, 20     and September 30, 20     (for the intermediate points).

Earnings Adjustments. For purposes of calculating PNC’s ROEC for a given performance year, publicly-reported earnings results for that year will be adjusted, on an after-tax basis, for the impact of any of the following where such impact occurs during the given year:

•	extraordinary items (as such term is used under GAAP);

•	items resulting from a change in tax law;

•	discontinued operations;

•	acquisition costs and merger integration costs;

•

any costs or expense arising from specified Visa litigation (including Visa-litigation-related expenses/charges recorded for obligations to Visa with respect to the costs of specified litigation or the gains/reversal of expense recognized in connection with such obligations) and any other gains recognized on the redemption or sale of Visa shares as applicable;

•

acceleration of the accretion of any remaining issuance discount in connection with the redemption of any preferred stock, and any other charges or benefits related to the redemption of trust preferred or other preferred securities; and

•

the net impact on PNC of significant gains or losses related to BlackRock transactions (similar to the adjustment provided for in PNC’s Incentive Performance Units awards in an earlier year to members of PNC’s Corporate Executive Group that included adjusting 2009 results to exclude the 4th quarter 2009 gain related to BlackRock’s acquisition of Barclays Global Investors).

15.30 “SEC” means the United States Securities and Exchange Commission.

15.31 “Section 409A” means Section 409A of the United States Internal Revenue Code.

15.32 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

15.33 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

15.34 “Tranche” means one of the four installments into which the Performance RSUs and related Dividend Equivalents of the Award have been divided as specified in Section 3.

15.35 “TSR Performance” has the meaning set forth in Section 6.1.

16. Grantee Covenants.

16.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 16 and 17 by virtue of receiving this Performance RSUs and Dividend Equivalents Award (regardless of whether such share units and dividend equivalents, or any portion thereof, ultimately vest and settle); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

16.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 16.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 16.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

16.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

16.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 16.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

17. Enforcement Provisions. Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

17.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

17.2 Equitable Remedies. A breach of the provisions of any of Sections 16.2, 16.3 or 16.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

17.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 16.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

17.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

17.5 Severability. The restrictions and obligations imposed by Sections 16.2, 16.3, 16.4, 17.1 and 17.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

17.6 Reform. In the event any of Sections 16.2, 16.3 and 16.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

17.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 16.2, 16.3 and 16.4.

17.8 Compliance with U.S. Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

17.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Grant Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

17.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

17.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

17.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

18. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

CORPORATE EXECUTIVE GROUP

20    -20     INCENTIVE PERFORMANCE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD GRANT DATE:	, 20

SHARE UNITS:	[number of share units]

1. Definitions.

Certain terms used in this Corporate Executive Group 20    -20     Incentive Performance Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 15 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2. 20    -20     Incentive Performance Units with Dividend Equivalents Award.

Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Grantee named above (“Grantee”) a share-denominated incentive award opportunity of performance units (the “Incentive Performance Units” or “20    -20     Incentive Performance Units”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents (“Dividend Equivalents”) with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 18 and is subject to the terms and conditions of the Award Agreement, including service and conduct conditions, corporate performance conditions and related adjustments, risk performance conditions and related adjustments, forfeiture provisions and Committee determinations, and to the Plan.

3. Terms of Award.

This Award is subject to service and conduct-related conditions, corporate performance conditions and related adjustments, risk performance conditions and related adjustments, forfeiture provisions, and other conditions and provisions, all as set forth in the Award Agreement.

Incentive Performance Units and Dividend Equivalents are not transferable. The Incentive Performance Units and related Dividend Equivalents are subject to forfeiture until Final Award determination and vesting pursuant to Section 8 and are subject to upward or downward corporate performance adjustments and to downward risk performance adjustments from the initial number of share units, or share units to which they relate in the case of Dividend Equivalents, all in accordance with the terms of the Award Agreement.

Incentive Performance Units that are not forfeited pursuant to the service or conduct-related provisions in accordance with the terms of Section 5 will be performance-adjusted in accordance with the corporate and risk performance adjustment provisions of Sections 6 and 7 on the basis of four separate annual factors (two corporate performance-related and two risk performance-related) that are used to generate overall Annual Performance Factors, which in turn are used to generate an overall Performance Factor. The Performance Factor is then used to determine the calculated maximum performance-adjusted share units and related dividend equivalents amount that is eligible for a Final Award determination in accordance with Section 8. Generally, Final Award determinations will be made by the Compensation Committee (as defined in Section 15) at the end of an overall performance period of three years. In the event of Grantee’s earlier death, Grantee may be eligible for a prorated award based on performance over a shorter period and a Final Award determination may in such circumstances be made at an earlier time. The Compensation Committee may determine to reduce the calculated maximum performance-adjusted amount in its discretion when it makes a Final Award determination, but it may not increase the calculated maximum amount. A Final Award determination will be made formulaically in the event of a Change of Control. Any Final Award (as defined in Section 15) determined in accordance with Section 8 will be fully vested and will be settled and paid out, generally in shares of PNC common stock, or a combination of stock and cash, for the share units portion of the award and cash for the related dividend equivalents, pursuant to and in accordance with the terms of Section 9.

Related Dividend Equivalents will be accrued and will be subject to the same forfeiture, performance-adjustment, and Final Award determination and vesting conditions as the Incentive Performance Units to which they relate. Performance-adjusted Dividend Equivalents that vest in accordance with Section 8 will be paid out in cash at the same time that their related vested Incentive Performance Units are settled and paid out in accordance with the terms of Section 9.

Incentive Performance Units that are forfeited by Grantee pursuant to and in accordance with the service or conduct provisions of Section 5, or that are not represented in a Final Award awarded and vested pursuant to Section 8, will be cancelled, together with the Dividend Equivalents that relate to those Incentive Performance Units, without payment of any consideration by PNC.

4. Dividend Equivalents.

The Dividend Equivalents portion of the Award represents the opportunity to receive a payout in cash of an amount equal to the cash dividends that would have been paid, without interest or reinvestment, between the Award Grant Date and the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date (each as defined in Section 15), whichever first occurs, on the number of shares of PNC common stock determined as specified below had such shares been issued and outstanding shares on the Award Grant Date and thereafter through the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as the case may be. The specified number for purposes of the preceding sentence will be the number equal to the corporate and risk performance-adjusted number of share units that are outstanding and represented in the Final Award, if any, determined and vested in accordance with Section 8 (the vested Payout Share Units), whether such vested Final Award is determined by the Committee (as defined in Section 15) pursuant to Section 8.2 or is deemed awarded in accordance with Section 8.3 by reason of the occurrence of a Change of Control, as applicable.

Dividend Equivalents are subject to the same service requirements, conduct conditions, forfeiture events, corporate and risk performance-based payout size adjustments, and Final Award payout determinations as the Incentive Performance Units to which they relate, all as set forth in Sections 5, 6, 7 and 8. Dividend Equivalents will not vest, be settled and paid unless and until their related Incentive Performance Units vest, are settled, and are paid out. Outstanding accrued performance-adjusted Dividend Equivalents that so vest and settle will be paid in cash in accordance with Section 9.

5. Forfeiture Provisions: Termination Upon Failure to Meet Applicable Service Requirements or Conduct Conditions.

5.1 Termination of Award Upon Forfeiture of Share Units. The Award is subject to the forfeiture provisions set forth in this Section 5. The Award will terminate with respect to all or a specified portion, as applicable, of the Incentive Performance Units and related Dividend Equivalents evidenced by the Agreement upon the forfeiture and cancellation of such Incentive Performance Units and related Dividend Equivalents pursuant to the terms and conditions of this Section 5, and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in either such Incentive Performance Units or related Dividend Equivalents.

5.2 Forfeiture of Award Upon Failure to Meet Service Requirements. If, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements set forth in this Section 5 with respect to the Award, then all then outstanding Incentive Performance Units, together with the Dividend Equivalents related to such Incentive Performance Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date (as defined in Section 15).

5.3 Service Requirements. Grantee will meet the service requirements of the Award if Grantee meets the conditions of any of the subclauses below. If more than one of the following subclauses is applicable, Grantee will have met the service requirements for the Award upon the first to occur of such conditions.

(i)	Grantee continues to be an employee of the Corporation through and including the Committee-determined Final Award Date.

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 15) and where Grantee’s termination of employment as of such date qualifies as a Retirement (as defined in Section 15) (a “Qualifying Retirement”).

(iv)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was not terminated by the Corporation for Cause and where Grantee’s employment was terminated as of such date by the Corporation by reason of Grantee’s Disability (as defined in Section 15) (a “Qualifying Disability Termination”).

(v)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was terminated as of such date by the Corporation and such termination is an Anticipatory Termination (as defined in Section 15) (a “Qualifying Anticipatory Termination”).

(vi)	Grantee continues to be employed by the Corporation through the day immediately prior to the date a Change of Control (as defined in Section 15) occurs.

5.4 Forfeiture of Award Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the Committee-determined Final Award Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Incentive Performance Units, together with all accrued Dividend Equivalents related to such then outstanding Incentive Performance Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that a Final Award, if any, is either determined by the Committee and vests (the Committee-determined Final Award Date) or is awarded by reason of the occurrence of a Change of Control and vests as of the Change of Control date, as the case may be, or the date that such Incentive Performance Units and related Dividend Equivalents expire unvested or are cancelled pursuant to other provisions of the Award Agreement, the Incentive Performance Units and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Incentive Performance Units and related Dividend Equivalents on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 15.18, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) Detrimental Conduct will not apply to conduct by or activities of successors to the Incentive Performance Units and related Dividend Equivalents by will or the laws of descent and distribution in the event of Grantee’s death; (ii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control; and (iii) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control.

6. Performance Conditions and Related Annual Performance Factors.

6.1 General. Incentive Performance Units and related Dividend Equivalents are subject to corporate and risk performance conditions and adjustments, all as set forth in the Award Agreement unless and until amended prospectively by the Compensation Committee.

In the standard circumstances, corporate and risk performance is measured over three performance years (calendar years 20    , 20     and 20    ) as provided in this Section 6; however, in certain circumstances, generally involving Grantee’s death or a Change of Control, there may be fewer than three performance years and/or measurements for a performance year may involve less than a full four quarters or may be based on a quarter-end date other than December 31st, as the case may be, as provided in Section 7.

Performance measurements and the generation of annual performance factors based on each corporate and risk performance condition, the generation of an overall Annual Performance Factor based on these component annual factors for each applicable annual measurement period (“Performance Year”), the generation of an overall Performance Factor for the Award, and the performance-adjustment of the Incentive Performance Units and related accrued Dividend Equivalents in varying circumstances are set forth in Sections 6 and 7.

All determinations made by the Compensation Committee or otherwise by PNC hereunder shall be made in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

6.2 First Corporate Performance Condition and Related Annual Performance Factor.

(a) General. For the first corporate performance condition, corporate performance will be measured under the Relative EPS Growth Corporate Performance Metric (also sometimes referred to as the First Corporate Performance Metric), as specified in this Section 6.2 below, for each Performance Year in the Award and will generate an Annual EPS Growth Performance Factor that relates to each such Performance Year. The Annual EPS Growth Performance Factor for a given Performance Year can range from a low of 0.00% to a maximum of 125.00% based on the first corporate performance metric, as described in this Section 6.2.

In the standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the applicable performance measurement period for a Performance Year for purposes of this first corporate performance metric will cover the full four quarters of the applicable Performance Year (January 1 through December 31) and the Annual EPS Growth Performance Factor for the given Performance Year will be calculated in accordance with Section 6.2.

PNC will present information to the Compensation Committee with respect to PNC’s level of performance with respect to the Relative EPS Growth Corporate Performance Metric for a given Performance Year as soon as practicable following the end of that performance period. The process of certification of the level of PNC’s performance with respect to a given Performance Year will generally occur in late January or early February after the applicable year-end date.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual EPS Growth Performance Factor with respect to an applicable Performance Year will be determined as set forth in Section 7 and this may in some circumstances include a performance period for a given Performance Year that covers fewer than four quarters.

(b) First Corporate Performance Metric. The Compensation Committee has determined that the first corporate performance metric for this Award will be PNC EPS growth relative to similar performance of PNC’s Peers (as specified below), all measured as set forth herein unless and until amended prospectively by the Compensation Committee.

EPS growth. EPS growth with respect to a given Performance Year means the growth or decline, as the case may be, in EPS achieved by PNC or other Peer for the given covered period of that Performance Year as compared to EPS for the comparable period of the prior calendar year, expressed as a percentage (with a positive percentage for growth over the comparable prior year period EPS and a negative percentage for decline from the comparable prior year period EPS, as the case may be) rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%.

EPS. EPS for this purpose means the publicly-reported diluted earnings per share of PNC or other Peer for the given covered period or period of comparison, as the case may be, in each case as adjusted, on an after-tax basis, for the impact, as applicable to EPS, of the items set forth in the definition “Earnings, EPS and ROCE Adjustments” as specified in Section 15.21, rounded to the nearest cent with $0.005 being rounded upward to $0.01.

Peer Group. The Peer Group is determined by the Compensation Committee and may be reset by the Compensation Committee annually but no later than the 90th day of that year. EPS growth performance measurements for a given covered performance period will be made with respect to the Peers in the Peer Group as they exist on the last day of that covered period taking into account Peer name changes and the elimination from the Peer Group of any members that have been eliminated since the beginning of the year due, for example, to consolidations, mergers or other material corporate reorganizations.

Unless and until reset prospectively by the Compensation Committee, the Peer Group will consist of the following members: PNC; BB&T Corporation; Bank of America Corporation; Capital One Financial, Inc.; Comerica Inc.; Fifth Third Bancorp; JPMorgan Chase; KeyCorp; M&T Bank; Regions Financial Corporation; SunTrust Banks, Inc.; U.S. Bancorp; and Wells Fargo & Co.

Rankings. The performance of PNC and each of the other Peers, as such Peer Group exists as of the last day of a given covered period, is measured for the given covered performance period with respect to the first corporate performance metric — Relative EPS Growth Corporate Performance — as set forth above. This performance is measured annually for each applicable Performance Year (which may consist of a full calendar year or a shorter partial-year period as required by the Agreement) in the applicable overall performance period.

After measuring EPS growth for PNC and its Peers for the covered performance period with respect to a given year, PNC and its Peers will be ranked for that covered period based on their respective EPS growth performances, in each case as adjusted as set forth in the following paragraph.

Rankings Adjustments. When ranking PNC’s and the other Peers’ EPS growth performance for a given Performance Year, a Peer that had positive adjusted earnings (as set forth above) for that covered year or partial year period will be ranked above any Peer that had a loss (i.e., negative adjusted earnings) for that covered year or partial year period or that had a loss either for that covered period or for the comparable period of the comparison year.

(c) Annual EPS Growth Performance Factor. The Compensation Committee also establishes the applicable Relative EPS Growth Corporate Performance Schedule (sometimes referred to herein as the First Corporate Performance Metric Schedule) for the 20    -20     Incentive Performance Units. Unless and until amended prospectively by the Compensation Committee, the following First Corporate Performance Metric Schedule will be applied in order to generate an Annual EPS Growth Performance Factor for each applicable Performance Year in the applicable overall performance period.

Once PNC and other Peer EPS growth and relative rankings with respect to such performance have been measured and calculated for a given Performance Year in accordance with Section 6.2(a) and (b) above, the table that follows and interpolation will be used to generate an Annual EPS Growth Performance Factor for that given full or partial year period, as the case may be, based on such relative covered period performance. The Annual EPS Growth Performance Factor for the given Performance Year will be the applicable unadjusted payout percentage in the table, adjusted as indicated in the footnotes to that table, and rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%. In no event will the Annual EPS Growth Performance Factor be greater than 125.00% or less than 0.00%.

The table used for this First Corporate Performance Metric Schedule, as established by the Compensation Committee at the time it authorized the 20    -20     Incentive Performance Units, is as follows.

Relative EPS Growth

Corporate Performance Measure

Peer Group Position with respect to Covered Period EPS Growth Performance		Unadjusted Payout Percentage *
Maximum	#1	125.00%
	#2	125.00%
	#3	125.00%
	#4	125.00%
	#5	116.70%
	#6	108.30%
	#7	100.00%
	#8	90.00%
	#9	80.00%
	#10	60.00%
	#11	40.00%
Minimum	#12	0%
	#13	0%

*	Consistent with the design of this compensation program and approach taken in prior years, this schedule interpolates results to arrive at final annual corporate performance payout percentages for Relative EPS Growth Corporate Performance. In other words, the final Annual EPS Growth Performance Factor for a given covered period will depend both on PNC’s relative covered period ranking (which generates a payout percentage range between the midpoints of the payout percentages for the rank below and the rank above PNC) and on PNC’s performance for that covered period relative to the performance of the Peers ranked immediately above and below PNC (which determines the adjusted payout percentage within this range). Where interpolation is impracticable or would not produce a meaningful result, the unadjusted percentage will be used.

The calculated payout percentage for the First Corporate Performance Metric with respect to a given full or partial year Performance Year depends both on PNC’s relative covered period ranking achieved with respect to that performance metric and on PNC’s covered period performance for that metric relative to the comparable performance of the Peers ranking immediately above and below PNC (other than where PNC ranks #1 or ranks near the bottom at #12 or #13). This calculated percentage is rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%.

For example, if PNC achieves a #5 covered period ranking, the schedule indicates that the payout percentage for this rank would be between 112.50% (which is the mid-point between 108.30% and 116.70% in the table) and 120.85% (which is the mid-point between 116.70% and 125.00% in the table). The final calculated payout percentage, and thus the Annual EPS Growth Performance Factor, depends on how PNC’s EPS growth for the covered period compares to the covered period EPS growth of the Peers ranking immediately above and below PNC, in this example the performance of the Peers ranking #4 and #6.

At the other end of the scale, if for example PNC achieves a #11 covered period ranking (the lowest ranking that would generate a payout percentage above zero) for the Relative EPS Growth Corporate Performance Metric, the schedule indicates that the payout percentage for this rank would be between 20.00% and 50.00% and the final calculated payout percentage (the Annual EPS Growth Performance Factor) would be determined based on the comparison of PNC’s covered period performance for that corporate performance metric to that of the Peers ranking #10 and #12; provided, however, that in any case where interpolation is impracticable or would not produce a meaningful result, the unadjusted percentage will be used.

Compensation Committee Negative Discretion. Once the Annual EPS Growth Performance Factor for PNC’s relative performance with respect to the Relative EPS Growth Corporate Performance Criteria for the given full year or partial-year covered period of a given Performance Year has been determined using the table above and interpolation, the Compensation Committee may decide, in its discretion, to reduce that percentage (as long as such decision is not made during a Change of Control Coverage Period, as defined in Section 15, or after the occurrence of a Change of Control) but may not increase it.

6.3 Second Corporate Risk Performance Condition and Related Annual Performance Factor.

(a) General. For the second corporate performance condition, corporate performance will be measured under the ROCE-Related Corporate Performance Metric (also sometimes referred to as the Second Corporate Performance Metric), as specified in this Section 6.3 below, for each Performance Year in the Award and will generate an Annual ROCE-Related Performance Factor that relates to each such Performance Year. The Annual ROCE-Related Performance Factor for a given Performance Year can range from a low of 0.00% to a maximum of 125.00% based on the first corporate performance metric, as described in this Section 6.3.

In the standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the applicable performance measurement period for a Performance Year for purposes of this second corporate performance metric will cover the full four quarters of the applicable Performance Year (January 1 through December 31) and the Annual ROCE-Related Performance Factor for the given Performance Year will be calculated in accordance with Section 6.3.

PNC will present information to the Compensation Committee with respect to PNC’s level of performance with respect to the ROCE-Related Corporate Performance Metric for a given Performance Year as soon as practicable following the end of that performance period. The process of certification of the level of PNC’s performance with respect to a given Performance Year will generally occur in late January or early February after the applicable year-end date.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual ROCE-Related Performance Factor with respect to an applicable Performance Year will be determined as set forth in Section 7 and this may in some circumstances include a performance period for a given Performance Year that covers fewer than four quarters.

(b) Second Corporate Performance Metric. The Compensation Committee has determined that the Second Corporate Performance Metric for this Award will be PNC ROCE relative to the level of ROCE performance specified by the Committee as of the beginning of that calendar year to serve as the ROCE hurdle with respect to the given year (as specified below), all measured as set forth herein unless and until amended prospectively by the Compensation Committee.

“ROCE” with respect to a given year means the ROCE achieved by PNC for the given covered period of that year and may be a positive or negative return, as the case may be. “ROCE” for this purpose means the publicly-reported return on average common shareholders’ equity of PNC for the given covered period of the year, as adjusted, on an after-tax basis, for the impact, as applicable to ROCE, of the items set forth in the definition “Earnings, EPS and ROCE Adjustments” as specified in Section 15.21, expressed as a percentage rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%.

“ROCE hurdle” with respect to a given Performance Year will be the level of ROCE performance specified by the Compensation Committee as the ROCE hurdle for that calendar year as established by the Committee no later than March 30th of that Performance Year for purposes of comparison PNC’s ROCE to such hurdle for this Award. For the 20     Performance Year, this hurdle as approved by the Compensation Committee is related to PNC’s cost of common equity and is set at         %.

(c) Annual ROCE-Related Performance Factor. The Compensation Committee also establishes the applicable ROCE-Related Corporate Performance Schedule (sometimes referred to herein as the Second Corporate Performance Metric Schedule) for the 20    -20     Incentive Performance Units. Unless and until amended prospectively by the Compensation Committee, the following Second Corporate Performance Metric Schedule will be applied in order to generate an Annual ROCE-Related Performance Factor for each applicable Performance Year in the applicable overall performance period.

After measuring the level of PNC’s ROCE performance for a given Performance Year in accordance with Section 6.3(a) and (b) above, this amount is then compared to the Committee-specified ROCE hurdle level for that calendar year. ROCE performance expressed as a percentage of the applicable ROCE hurdle level is then used to generate an Annual ROCE-Related Performance Factor with respect to that covered period using the Second Corporate Performance Metric Schedule as follows.

The table that follows and interpolation are used to generate an Annual ROCE-Related Performance Factor for the full or partial year period, as the case may be, in a given Performance Year based on such covered period ROCE performance compared to the applicable ROCE hurdle for that Performance Year. The Annual ROCE-Related Performance Factor will be the applicable payout percentage in the table, adjusted as indicated in the footnotes to that table, and rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%.

The table used for this Second Corporate Performance Metric Schedule, as established by the Compensation Committee at the time it authorized the 20    -20     Incentive Performance Units, is as follows. The following table assigns an Annual ROCE-Related Performance Factor with respect to ROCE-related performance for the applicable covered period. Percentages for performance between the points indicated on the table are interpolated. The final annual payout percentage with respect to the ROCE-related corporate performance measure for a given covered period is rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%. This percentage, which cannot go above 125.00% or below 0.00%, is the Annual ROCE-Related Performance Factor for the given Performance Year.

ROCE-Related

Corporate Performance Measure

PNC’s Return on Average Common Shareholders’ Equity as a Percentage of the Committee-Specified ROCE Hurdle		Payout Percentage *
Maximum	110.00% or greater	125.00%
	105.00%	100.00%
	100.00%	75.00%
	75.00%	50.00%
Minimum	50.00% or less	0.00%

*	Consistent with the design of this compensation program, this schedule interpolates results for performance between the points indicated on this table. Where interpolation is impracticable or would not produce a meaningful result, the unadjusted percentage will be used.

Compensation Committee Negative Discretion. Once the Annual ROCE-Related Performance Factor for PNC’s performance with respect to the ROCE-Related Corporate Performance Criteria for the given full year or partial-year covered period of a given Performance Year has been determined using the table above and interpolation, the Compensation Committee may decide, in its discretion, to reduce that percentage (as long as such decision is not made during a Change of Control Coverage Period, or after the occurrence of a Change of Control) but may not increase it.

6.4 First Risk Performance Condition and Related Annual Performance Factor. For the first risk performance condition, risk performance will be measured under the Tier 1 Risk-Based Performance Metric (also sometimes referred to as the First Risk Performance Metric), as specified below, for each Performance Year in the Award and will generate an Annual Tier 1 Risk-Based Performance Factor that relates to each such Performance Year. The Annual Tier 1 Risk-Based Performance Factor for a given Performance Year could be either 100.00% or 0.00% based on the first risk performance metric, as described below.

The First Risk Performance Metric for this Award, the Tier 1 Risk-Based Performance Metric, is whether PNC has, as of the applicable performance measurement date for that Performance Year, met or exceeded the required Tier 1 risk-based capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC.

In the standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the applicable performance measurement date for a Performance Year for purposes of this First Risk Performance Metric will be the year-end date of the applicable Performance Year. For example, for the 20     Performance Year, the specified Tier 1 risk-based capital ratio will be the ratio as of December 31, 20    , except as otherwise provided in Section 7 where applicable under the circumstances.

The process of certification of the level of PNC’s performance with respect to the Tier 1 Risk-Based Performance Metric will occur as soon as practicable after the applicable performance measurement date (in the case of determinations made in standard circumstances pursuant to this Section 6.4, after the applicable year-end date). PNC will present information to the Compensation Committee with respect to (1) the minimum specified Tier 1 risk-based capital ratio PNC is required to achieve in order to meet the required Tier 1 risk-based capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC and (2) the applicable Tier 1 risk-based capital ratio achieved by PNC with respect to the Performance Year, which will be based on PNC’s publicly reported financial results for the period ending on the applicable performance measurement date. Generally, in standard circumstances, this will be the public release of earnings results for PNC’s fourth quarter that occurs after the year-end measurement date, so that the Compensation Committee will be able to make its determination in late January or early February following the applicable performance year-end.

In the standard circumstances, the Annual Tier 1 Risk-Based Performance Factor for a Performance Year will be 100.00% if, as of the applicable performance measurement date for that performance period, PNC has met or exceeded the required Tier 1 risk-based capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC. If PNC has not met or exceeded such required ratio, the Annual Tier 1 Risk-Based Performance Factor for that performance period will be 0.00%.

If the Annual Tier 1 Risk-Based Performance Factor with respect to a given Performance Year is 0.00%, this would mean that the Award has failed to meet the risk performance condition with respect to that Performance Year and the overall Annual Performance Factor that relates to that Performance Year will be 0.00%.

If the Annual Tier 1 Risk-Based Performance Factor with respect to a given Performance Year is 100.00%, this will reflect no downward adjustment for performance with respect to this risk metric for that performance period.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual Tier 1 Risk-Based Performance Factor with respect to a given Performance Year will be determined as set forth in Section 7.

6.5 Second Risk Performance Condition and Related Annual Performance Factor.

(a) Annual Risk Review Performance Factor. For the second risk performance condition, risk performance will be measured under the second risk performance condition, as specified below, for each Performance Year in the Award and will generate an Annual Risk Review Performance Factor that relates to such Performance Year.

The Annual Risk Review Performance Factor for a given Performance Year could range from 100.00%, reflecting no downward adjustment for performance with respect to this risk metric for that Performance Year, to an Annual Risk Review Performance Factor reflecting a downward adjustment to a specified percentage amount, to an Annual Risk Review Performance Factor of 0.00%, all as further provided in this Section 6.

In the standard circumstances where Grantee continues to be an employee of the Corporation, or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination, and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the Annual Risk Review Performance Factor with respect to an applicable Performance Year will be determined as follows.

(1) If an Annual Risk Performance Review (as described in Section 6.5(b) below) is not required with respect to the applicable Performance Year, because a review has not been triggered by the Risk Performance Review Criteria set forth in Section 6.5(c) below as applied to that Performance Year and the Compensation Committee has not otherwise determined to conduct such review in its discretion, then the Annual Risk Review Performance Factor for that Performance Year will be 100.00%, effective as of the date it is determined that an Annual Risk Performance Review will not be conducted with respect to that Performance Year.

(2) If an Annual Risk Performance Review is conducted, as set forth below, with respect to the applicable Performance Year, then the Annual Risk Review Performance Factor for that Performance Year will be as determined by the Compensation Committee as part of such review, effective as of the Compensation Committee determination date, and will be in the range of 100.00% down to 0.00%.

(3) If the Compensation Committee-determined Annual Risk Review Performance Factor with respect to a given Performance Year is 0.00%, the overall Annual Performance Factor that relates to that Performance Year will be 0.00%.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual Risk Review Performance Factor with respect to a given Performance Year will be determined as set forth in Section 7.

(b) Annual Risk Performance Review. In general, while the Award is outstanding an Annual Risk Performance Review will be conducted with respect to any Performance Year for which either (1) such review is triggered by the Risk Performance Review Criteria as applied to that Performance Year as set forth in Section 6.5(c) below or (2) the Compensation Committee determines to conduct such review in its discretion. Any such determination that an Annual Risk Performance Review will be conducted will generally be made shortly after the close of the applicable Performance Year, but no later than the 45th day following the close of such year.

When an Annual Risk Performance Review is required with respect to a given completed Performance Year, either by the Risk Performance Review Criteria or at the Compensation Committee’s discretion, such review will be conducted shortly after the close of such calendar Performance Year but no later than the end of the first quarter following such close.

As part of such review, the Compensation Committee will consider whether, in its discretion, downward adjustment for risk performance with respect to the applicable Performance Year would be appropriate as applied to Grantee and, if so, will reflect such adjustment in the Annual Risk Review Performance Factor for that Performance Year. An Annual Risk Review Performance Factor as determined by the Compensation Committee will be in the range of 100.00% down to 0.00%. A downward adjustment for risk performance would be reflected in an Annual Risk Review Performance Factor with respect to that year of less than 100.00%. A Factor of 0.00% would mean that the Award has failed to meet the risk performance condition with respect to that Performance Year and the overall Annual Performance Factor that relates to that Performance Year will be 0.00%.

If the Compensation Committee determines in its discretion that it would not be appropriate to apply a downward adjustment for risk performance for such year to Grantee’s Incentive Performance Units and related Dividend Equivalents, that determination would be reflected in an Annual Risk Review Performance Factor for that Performance Year of 100.00%.

(c) Risk Performance Review Criteria. Unless and until amended prospectively by the Compensation Committee, the risk performance review criteria for a given Performance Year is whether PNC’s return on economic capital, with specified adjustments (“ROEC”), is at least equal to the applicable Compensation Committee-specified ROEC hurdle for that Performance Year. If the ROEC for a given Performance Year equals or exceeds this hurdle, an Annual Risk Performance Review is not triggered unless the Compensation Committee requires a review in its discretion. If the ROEC for a given year is less than this hurdle amount, an Annual Risk Performance Review by the Compensation Committee is required with respect to that Performance Year.

For purposes of this Award Agreement, ROEC will have the meaning set forth in Section 15.41. The ROEC hurdle for a given risk Performance Year will be the risk performance hurdle specified for that Performance Year by the Compensation Committee no later than March 30th of that Performance Year for purposes of comparison of ROEC to such hurdle for this Award. For the 20     performance year, this hurdle as approved by the Compensation Committee is related to PNC’s cost of capital and is set at         %.

The Compensation Committee also approved a hurdle related to PNC’s cost of capital set at         % for the 20     performance year for purposes of comparison of ROEC to such hurdle for the 2011-2013 Incentive Performance Units and the 2012-2014 Incentive Performance Units awards to members of PNC’s Corporate Executive Group.

6.6 Overall Annual Performance Factor and Overall Performance Factor in Standard Circumstances. In standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceased by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the overall Annual Performance Factor for a given Performance Year and the overall Performance Factor for the Award will be calculated as set forth in this Section 6.6.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the component Annual Performance Factors, the overall Annual Performance Factors, and the final overall Performance Factor with respect to the Award will be determined as set forth in Section 7.

(a) Overall Annual Performance Factor. In standard circumstances, once the four annual performance factors (the Annual EPS Growth Performance Factor, the Annual ROCE-Related Performance Factor, the Annual Tier 1 Risk-Based Performance Factor, and the Annual Risk Review Performance Factor) have been determined for a given Performance Year in accordance with the applicable provisions of Section 6, the overall Annual Performance Factor for that Performance Year will be calculated as follows.

The Annual EPS Growth Performance Factor for a given Performance Year and the Annual ROCE-Related Performance Factor for that same Performance Year will be averaged to generate the overall Annual Corporate Performance Factor for that Performance Year. This overall Annual Corporate Performance Factor is the maximum size that the overall Annual Performance Factor for a given year can reach and cannot exceed 125.00%. The risk-based factors can reduce the overall corporate factor but cannot increase it.

Once an overall Annual Corporate Performance Factor has been determined for the Performance Year, the Annual Tier 1 Risk-Based Performance Factor for that same Performance Year will be applied as a percentage to that overall corporate factor.

If the applicable Annual Tier 1 Risk-Based Performance Factor is 0.00%, the overall Annual Corporate Performance Factor with respect to that same Performance Year will be 0.00%. If the applicable Annual Tier 1 Risk-Based Performance Factor with respect to that Performance Year is 100.00%, there will be no downward adjustment to the overall Annual Corporate Performance Factor for this first risk performance factor, and the second risk performance factor, the Annual Risk Review Performance Factor, for the same Performance Year will then be applied.

Assuming that the overall Annual Performance Factor is not determined to be 0.00% as a result of application of the first risk performance factor, the Annual Risk Review Performance Factor for the Performance Year, which can range from 0.00% to 100.00%, will then be applied as a percentage of the overall Annual Corporate Performance Factor for the same Performance Year to generate the overall Annual Performance Factor for that Performance Year.

For example, if for a given Performance Year the Annual EPS Growth Performance Factor and the Annual ROCE-Related Performance Factor are 115.00% and 95.00%, respectively, resulting in an overall Annual Corporate Performance Factor of 105.00%, the Annual Tier 1 Risk-Based Performance Factor is 100.00%, and the Annual Risk Review Performance Factor is 95.00%, the overall Annual Performance Factor for that Performance Year would be 99.75%.

If both risk performance factors are 100.00%, there is no downward adjustment to the overall corporate performance factor for risk performance and the overall Annual Performance Factor would be the same percentage as the overall Annual Corporate Performance Factor for that Performance Year.

If either risk performance factor for an applicable Performance Year is 0.00%, the overall Annual Performance Factor with respect to that same Performance Year will be 0.00%.

Calculation of the overall Annual Performance Factor for non-standard circumstances, where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, is set forth in Section 7.

An overall Annual Performance Factor, whether calculated pursuant to Section 6.6 and/or Section 7.3, as applicable, will be rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%, provided that an overall Annual Performance Factor may not in any event be greater than 125.00% or less than 0.00%.

(b) Overall Performance Factor. After presentation of information on performance results and calculations of the component and overall annual performance factors by PNC to the Compensation Committee and certification of performance results, the overall Performance Factor for the Award will be determined.

In standard circumstances, the overall Performance Factor will be generated by taking the average of the overall Annual Performance Factors for the three Performance Years (20    , 20     and 20    ) for the Award.

Calculation of the overall Performance Factor for non-standard circumstances, where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, is set forth in Section 7.

The overall Performance Factor, whether calculated pursuant to Section 6.6 and/or Section 7.3, as applicable, will be rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%, provided that the overall Performance Factor may in no event be greater than 125.00% or less than 0.00%.

7. Performance-Related Adjustments to Incentive Performance Units and Dividend Equivalents.

7.1 Performance Adjustment of Outstanding Share Units. Once the overall Performance Factor for the Incentive Performance Units and related Dividend Equivalents has been determined in accordance with Section 6 and Section 7.3, if applicable, and provided that the Award has not been cancelled pursuant to any of the forfeiture provisions of Section 5, the number of share units in the Award will be performance adjusted as applicable in accordance with this Section 7. The performance-adjusted Incentive Performance Units and performance-adjusted Dividend Equivalents represent the maximum size of any Final Award that may be determined and vest pursuant to Section 8 where the Award has not been forfeited pursuant to Section 5.

Outstanding Incentive Performance Units and related Dividend Equivalents will be performance-adjusted in accordance with Section 7.2 where Grantee is still an employee of the Corporation or ceased to be an employee by reason of a Qualifying Retirement or Qualifying Disability and where there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, all as of the Final Award Determination Date set forth in Section 8.

Where Grantee has died (whether while an employee or after a Qualifying Retirement or Qualifying Disability) or ceased to be an employee by reason of a Qualifying Anticipatory Termination or where there has been a Change of Control, determination of the overall Performance Factor(s) and performance-adjustment of the Incentive Performance Units and related Dividend Equivalents will be made in accordance with Section 7.3 at the time specified in Section 8.

7.2 Standard Circumstances. Where, as of the Final Award Determination Date, Grantee is still an employee of the Corporation or ceased to be an employee by reason of a Qualifying Retirement or Qualifying Disability and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the performance-adjusted number of share units in the Award will be equal to a percentage of the initial share units in the Award, rounded to the nearest one-hundredth with 0.005 share units being rounded upward to 0.01 share units, where the percentage to be applied is equal to the overall Performance Factor as determined in accordance with Section 6.6(b). Only outstanding performance-adjusted share units in the Award will be performance eligible to be the basis of a Final Award determination pursuant to Section 8.

The performance-adjusted Incentive Performance Units for the Award are sometimes referred to as the “Calculated Maximum Payout Share Units” and the percentage applied to the share units in order to arrive at the Calculated Maximum Payout Share Units is sometimes referred to as the Calculated Maximum Payout Percentage for the Award.

Dividend Equivalents will be subject to the same overall Performance Factor and performance adjustment that is applied to the Incentive Performance Units to which they relate. Performance-adjusted Dividend Equivalents are sometimes referred to as “the Dividend Equivalents related to the Calculated Maximum Payout Share Units.”

7.3 Death, Qualifying Anticipatory Termination, and Change of Control.

(a) Death. Where Grantee dies while an employee of the Corporation, or following a Qualifying Retirement or Qualifying Disability Termination, and the Award has not been forfeited pursuant to Section 5 and a Final Award determination is made by the Committee pursuant to Section 8.2 or a Final Award is determined pursuant to Section 8.3 due to the occurrence of a Change of Control, the maximum number of performance-adjusted share units eligible for a Final Award (the Calculated Maximum Payout Share Units) in these circumstances will be determined as follows at the time specified in Section 8.

The number of Incentive Performance Units eligible for award consideration or determination will be the prorated portion of the total outstanding share units equal to (a) the total outstanding share units at the time of award determination (b) multiplied by the number of calendar years beginning with 20     and ending with the year in which Grantee died (or with 20     if Grantee dies after December 31, 20    ), then (c) divided by 3 (the number of years in the standard three year performance period for the Award). In other words, the prorated share units available for Final Award consideration or determination will be either one third of the units (if Grantee dies in

20    ), two-thirds of the units (if Grantee dies in 20    ), or all of the units (if Grantee dies in or after 20    ). The remaining Incentive Performance Units, if any, will not be award eligible and will be cancelled.

Where a Final Award determination is made by the Committee pursuant to Section 8.2, the maximum number of performance-adjusted share units that may be awarded by the Committee will be calculated by applying an overall Performance Factor calculated as provided below to the prorated number of share units determined as provided in the preceding paragraph.

After presentation of information on performance results and calculations of the applicable component and overall annual performance factors by PNC to the Compensation Committee and certification of performance results, the overall Performance Factor to be applied to the prorated number of share units in these circumstances will be calculated as the average of the overall Annual Performance Factor or Factors calculated in accordance with Section 6 as if Grantee were a continuing employee for any calendar year completed prior to Grantee’s death and for the year in which Grantee’s death occurs (whether or not such calculations are completed prior to Grantee’s death). No annual factor will be included for the calendar year or years, if any, following the year in which Grantee died.

Where a Change of Control occurs prior to the time the Committee makes a Final Award determination pursuant to Section 8.2, either to approve a Final Award to Grantee of the Calculated Maximum Payout Share Units as calculated above or of a lesser number of share units or of no units, a Change-of-Control-determined Final Award will be calculated as follows.

Where a Change of Control occurs prior to the time the Committee makes a Final Award determination, the number of performance-adjusted Incentive Performance Units eligible for Final Award in accordance with Section 8.3 will be either (1) the same maximum number of performance-adjusted share units as calculated above in this Section 7.3(a) if Grantee dies in the calendar year prior to the year in which the Change of Control occurs and (2) the number of performance-adjusted share units calculated for the first part only of a Final Award calculated in accordance with Section 7.3 (c) below as if Grantee were a continuing employee.

Dividend Equivalents will be prorated and performance-adjusted using the same proration and performance factors as were applied to the Incentive Performance Units to which they relate. Dividend Equivalents that relate to Incentive Performance Units, if any, that are cancelled will not be final award eligible and will also be cancelled.

(b) Qualifying Anticipatory Termination. Where Grantee is no longer an employee of the Corporation and Grantee’s termination of employment was a Qualifying Anticipatory Termination and the Award has not been forfeited pursuant to Section 5 and a Final Award determination is made by the Committee pursuant to Section 8.2 or a Final Award is determined pursuant to Section 8.3 due to the occurrence of a Change of Control, the maximum number of performance-adjusted share units eligible for a Final Award (the Calculated Maximum Payout Share Units) in these circumstances will be determined as follows.

Where Grantee has not died prior to the Committee-determined Final Award Date or Change-of-Control-determined Final Award Date, the Calculated Maximum Payout Share Units will be determined in the same manner and at the same time as if Grantee had remained an employee of the Corporation pursuant to Section 6 or Section 7.3(c), as applicable, provided that if a Change of Control is pending but has not yet occurred at the Committee-determined Final Award Date, the Committee will have no discretion to reduce Grantee’s Calculated Maximum Payout Share Units under these circumstances.

If Grantee dies following a Qualifying Anticipatory Termination but prior to the Committee-determined Final Award Date or Change-of-Control-determined Final Award Date, as the case may be, the Calculated Maximum Payout Share Units will be determined pursuant to Section 7.3(a) in the same manner and at the same time as if Grantee had died at the same time but while an employee of the Corporation, provided that if a Change of Control is pending but has not yet occurred at the Committee-determined Final Award Date, the Committee will have no discretion to reduce Grantee’s Calculated Maximum Payout Share Units under these circumstances.

(c) Change of Control. Where a Change of Control occurs prior to the Committee-determined Final Award Date and Grantee remains eligible for a Final Award determined pursuant to Section 8.3 (that is, the Award has not been forfeited prior to the Change of Control date pursuant to Section 5 and, as of the day immediately prior to the Change of Control, Grantee is either still an employee of the Corporation or has had a Qualifying Retirement

or a Qualifying Disability Termination) and Grantee has not died, the share units will be divided into two parts, and a Performance Factor will be determined separately for each part at the time specified in Section 8.3. The performance-adjusted share units in each part will be determined by applying the performance factor for that part to the share units in the same part, and the total performance-adjusted Incentive Performance Units will be the sum of the performance-adjusted share units in these two parts.

The number of Incentive Performance Units in the first part will be equal to the total outstanding share units multiplied by the number of full calendar quarters completed between January 1, 20     and the Change of Control date (including, if applicable, the quarter completed on the Change of Control date if the Change of Control occurs on a quarter-end day), then divided by 12 (the number of quarters in the standard three year performance period for the Award). The remaining Incentive Performance Units will be in the second part.

The Performance Factor for the first part (the Pre-Change-of-Control Factor) will be calculated using the weighted average of the overall Annual Performance Factor or Factors for all calendar performance years completed prior to the Change of Control date and, provided that the Change of Control occurs on or after March 31st of such calendar year, the overall Annual Performance Factor for the calendar year in which the Change of Control occurs, each calculated as follows.

For purposes of calculating the Pre-Change-of-Control Factor, the overall Annual Performance Factor for any calendar year completed prior to the Change of Control will begin with an Annual Corporate Performance Factor of the higher of 100.00% and the overall Annual Corporate Performance Factor for that year calculated in accordance with Sections 6.2, 6.3 and 6.6 as if there had not been a Change of Control, and will then apply the Annual Tier 1 Risk-Based Performance Factor and the Annual Risk Review Performance Factor for the same performance year calculated in accordance with Sections 6.4 and 6.5 as if there had not been a Change of Control to arrive at the overall Annual Performance Factor for that calendar year.

The overall Annual Performance Factor for the calendar year in which the Change of Control occurs will begin with an Annual Corporate Performance Factor of the higher of 100.00% and a corporate factor calculated in the same manner as in Sections 6.2, 6.3 and 6.6 but using the full quarters of the year completed prior to or as of the Change of Control date as the performance year, whether that constitutes a full calendar year or a partial year, and will then apply an Annual Tier 1 Risk-Based Performance Factor calculated in the same manner as in Section 6.4 but based on PNC’s Tier 1 risk-based capital ratio as of the last quarter-end prior to or on the Change of Control Date and an Annual Risk Review Performance Factor of the Factor applicable to the prior calendar year or if none 100.00%; provided, however, if the Change of Control occurs prior to the end of the first quarter, no Annual Performance Factor will be calculated for the calendar year in which the Change of Control occurs.

In generating the weighted average, the Annual Performance Factors in the numerator will be weighted based on the number of full quarters represented by that performance year (four quarters for a full calendar year and the number of full quarters completed by the Change of Control date for the year in which the Change of Control occurs), with the denominator being 12.

The resulting weighted average of the overall Annual Performance Factors for the pre-Change of Control period is the Pre-Change-of-Control Factor. This factor is then applied to the number of Incentive Performance Units in the first part to determine the performance-adjusted Incentive Performance Units in the first part.

The second part of performance-adjusted Incentive Performance Units is calculated by applying the Performance Factor for the second part (the Post-Change-of-Control Factor), to the number of Incentive Performance Units in the second part. The Post-Change-of-Control Factor will be the factor generated by beginning with a Corporate Performance Factor of 100.00% and then applying a Tier 1 Risk-Based Performance Factor calculated in the same manner as an Annual Tier 1 Risk-Based Performance Factor in accordance with Section 6 but based on PNC’s Tier 1 risk-based capital ratio as of the last quarter-end prior to or on the Change of Control Date and applying a Risk Review Performance Factor of 100.00%. This factor is then applied to the number of Incentive Performance Units in the second part to determine the performance-adjusted Incentive Performance Units in the second part.

The Dividend Equivalents related to the performance-adjusted Incentive Performance Units in both the first and second parts will be performance-adjusted using the same performance factor as was applied to the Incentive Performance Units in the first part (the Pre-Change-of-Control Performance Factor).

7.4 Termination of Portions of Award Due to Performance Adjustments. The Incentive Performance Units in the Award that do not become Calculated Maximum Payout Share Units will be cancelled; that is, only the number of share units that become Calculated Maximum Payout Share Units as a result of the applicable corporate and risk performance adjustments for the Award will be performance eligible to be the basis of a Final Award determination and become vested Payout Share Units in accordance with Section 8.

Dividend Equivalents that had accrued with respect to any Incentive Performance Units that do not become Calculated Maximum Payout Share Units will also be cancelled as Dividend Equivalents are subject to the same performance adjustments that are applied to the Incentive Performance Units to which they relate.

8. Final Award Determination and Vesting.

8.1 General. A Final Award determination will be made by the Committee in accordance with Section 8.2; provided, however, that upon the occurrence of a Change of Control prior to the time the Committee has made a Final Award determination in accordance with Section 8.2, a Final Award determination will instead be made in accordance with Section 8.3, provided in either case that the Award has not been forfeited pursuant to Section 5 prior to the Final Award determination date.

Final Award determinations pursuant to Section 8.2 will be made by the Committee as soon as practicable after December 31, 20     (and in any event, such that any payout of a Final Award is made no later than December 31, 20    ); provided that in the event of Grantee’s death prior to a Change of Control, a Final Award determination pursuant to Section 8.2 will be made as soon as practicable after the end of the calendar year in which Grantee died, if earlier, and in any event such that any payout of a Final Award is made no later than December 31st of the year in which such Final Award determination is made, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. Final Award determinations pursuant to Section 8.3 will be made as soon as practicable after the Change of Control occurs.

A Final Award may not exceed the Calculated Maximum Payout Share Units and performance-adjusted Dividend Equivalents amount calculated in accordance with the applicable provisions of Sections 6 and 7; however, the Committee may exercise negative discretion to reduce the size of a Final Award determined pursuant to Section 8.2, except as otherwise provided in Section 7.3(b) in certain circumstances involving a Qualified Anticipatory Termination.

The Final Award, if any, will be fully vested as of the applicable vesting date, which will be (i) the Committee-determined Final Award Date if the Final Award is determined in accordance with Section 8.2, or (ii) the Change-of-Control-determined Final Award Date (which would be the day the Change of Control occurs), if the Final Award is determined in accordance with Section 8.3, as applicable.

Final Awards will be designated as a specified number of vested share units (“vested Payout Share Units”) and the accrued Dividend Equivalents related to such share units (related Dividend Equivalents). Vested Payout Share Units and related Dividend Equivalents will be paid out at the time and in the form set forth in the applicable subsection of Section 9. Section 9.2 will apply where Final Award determination and vesting occurs in accordance with Section 8 prior to a Change of Control, and Section 9.3 will apply where Final Award determination and vesting occurs due to the occurrence of a Change of Control.

8.2 Certification of Performance Results and Committee Final Award Determination.

(a) General. Provided that Grantee remains an employee of the Corporation, or Grantee’s termination of employment was a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, and the 20    -20     Incentive Performance Units and related Dividend Equivalents remain outstanding such that Grantee remains eligible for consideration for a Final Award, and that a Change of Control has not

occurred, the overall performance period for the Award will run from January 1, 20     through December 31, 20     and the process of certification of the levels of achievement of corporate and risk performance, the calculation of the overall Performance Factor, the calculation of the Calculated Maximum Payout Share Units and related Dividend Equivalents amount, and the determination of the Final Award, if any, by the Compensation Committee will occur in early 20    .

The time when the certification, calculation and Final Award determination process will take place is sometimes referred to as the “scheduled award-determination period,” and the date when a Final Award, if any, is determined and made by the Compensation Committee is sometimes referred to as the “Committee-determined Final Award Date.”

In the event that Grantee dies while an employee of the Corporation, or following a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, and prior to the regularly scheduled award date in early 20     and the 20    -20     Incentive Performance Units and related Dividend Equivalents remain outstanding and have not been forfeited pursuant to Section 5, PNC will present information to the Compensation Committee for purposes of Final Award determination early in the year following the calendar year in which Grantee died if such time is earlier than in early 20    .

Notwithstanding anything in this Section 8.2 to the contrary, if a Change of Control has occurred, Section 8.3 will apply.

(b) The Compensation Committee will have the authority to award to Grantee (“award”) as a Final Award such amount, denominated as a specified number of vested share units and the accrued Dividend Equivalents related to such share units (vested Payout Share Units with related Dividend Equivalents), as may be determined by the Compensation Committee, subject to the limitations set forth in the following paragraph, provided, that, the 20    -20     Incentive Performance Units and related Dividend Equivalents are still outstanding, that Grantee is either still an employee of the Corporation, or Grantee’s termination of employment was a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, or Grantee died while an employee of the Corporation or after a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, and that the applicable Calculated Maximum Payout Share Units and related Dividend Equivalents amount is greater than zero.

The Final Award will not exceed the applicable Calculated Maximum Payout Share Units and related Dividend Equivalents amount, as determined in accordance with the applicable provisions of Sections 6 and 7, and is subject to the exercise of negative discretion by the Compensation Committee to reduce or further reduce this calculated payout amount pursuant to Section 8.2(c), if applicable.

However, if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred, the Compensation Committee will not have authority to exercise negative discretion to reduce or further reduce the payout amount below the full applicable Calculated Maximum Payout Share Units and related Dividend Equivalents amount. If there has been a Change of Control, the Compensation Committee’s authority is subject to Section 8.3.

The date on which the Compensation Committee makes its determination as to whether or not it will authorize an award and, if so, the size of a Final Award, if any, it authorizes within the Calculated Maximum Payout Share Units and related Dividend Equivalents amount determined pursuant to the Agreement is sometimes referred to in the Agreement as the “Committee-determined Final Award Date” and is the vesting date for a Final Award awarded by the Committee pursuant to Section 8.2.

Payment of the Final Award, if any, will be made in accordance with Section 9. If Grantee dies after a Final Award is determined but before payment is made, payment of the Final Award will be made to Grantee’s legal representative, as determined in good faith by PNC, in accordance with Section 12.

(c) Negative Discretion. Except during a Change of Control Coverage Period or after the occurrence of a Change of Control, the Compensation Committee may exercise negative discretion with respect to the 20    -20     Incentive Performance Units and related Dividend Equivalents and may determine, in light of such

Corporation or individual performance or other factors as the Compensation Committee may deem appropriate, that notwithstanding the levels of corporate and risk performance achieved by PNC, the Compensation Committee will not award Grantee the full applicable Calculated Maximum Payout Share Units and related Dividend Equivalents amount that the Compensation Committee is authorized to award pursuant to Section 8.2(b), or any of such amount.

The Compensation Committee may use its negative discretion to reduce the size of the Final Award or to cancel the full applicable potential award amount. Among other things, the Compensation Committee may exercise its negative discretion such that a Final Award appropriately reflects considerations based on the totality of results over the full overall performance period, and may cancel the full applicable potential award amount if the Committee determines that the totality of performance results over the entire performance period adversely impacts the safety and soundness of PNC.

If the Compensation Committee so determines to exercise its negative discretion pursuant to this Section 8.2(c), the Final Award, if any, will be further reduced accordingly; provided, however, that the Compensation Committee will not have authority to exercise negative discretion if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred.

(d) If a Change of Control occurs prior to the time the Compensation Committee makes a Final Award determination pursuant to Section 8.2, the Final Award will be determined in accordance with Section 8.3 rather than being determined by the Compensation Committee pursuant to Section 8.2, and the Compensation Committee will not have negative discretion to reduce the payout amount calculated pursuant to Section 8.3.

8.3 Change of Control Prior to a Committee-Determined Final Award Date.

(a) Notwithstanding anything in the Agreement to the contrary, upon the occurrence of a Change of Control at any time prior to a Committee-determined Final Award Date pursuant to Section 8.2 and provided that the 20    -20     Incentive Performance Units and related Dividend Equivalents are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs and have not already terminated or been terminated in accordance with the service or conduct provisions of Section 5, Grantee will be deemed to have been awarded a Final Award (the vested Payout Share Units and related Dividend Equivalents) in the amount of the Calculated Maximum Payout Share Units and related Dividend Equivalents calculated in accordance with the provisions of Sections 6 and 7 applicable under these circumstances, payable to Grantee or Grantee’s legal representative at the time and in the manner set forth in Section 9.

If this Section 8.3 is applicable and a Final Award is deemed to be awarded pursuant to Section 8.3, the day the Change of Control occurs will be considered the Final Award Date for purposes of the Agreement. This date is sometimes referred to in the Agreement as the “Change-of-Control-determined Final Award Date.”

A Final Award pursuant to this Section 8.3 is fully vested as of the date of the Change of Control, and the amount of vested Payout Share Units and related Dividend Equivalents in the Final Award (the Calculated Maximum Payout Share Units and related Dividend Equivalents calculated in accordance with the provisions of Sections 6 and 7 applicable in these circumstances) will be calculated as of the date of the Change of Control once the final data necessary for the award determination is available.

(b) The Compensation Committee may not exercise any further negative discretion pursuant to Section 8.2(c) or otherwise exercise discretion pursuant to the Agreement in any way that would serve to reduce a Final Award calculated pursuant to and deemed to be made to Grantee in accordance with this Section 8.3.

8.4 Final Award Vested; Termination of Any Unawarded 20    -20     Incentive Performance Units and Related Dividend Equivalents. Once a Final Award determination has been made by the Compensation Committee pursuant to Section 8.2 or a Final Award is deemed to have been made by virtue of the application of Section 8.3, the outstanding share units and related Dividend Equivalents represented in the Final Award are vested as of the applicable Final Award Date (as defined in Section 15).

The share-denominated incentive award opportunity represented by the 20    -20     Incentive Performance Units and related Dividend Equivalents will terminate as to any portion of the Incentive Performance Units and related Dividend Equivalents not so awarded pursuant to Section 8.2 or Section 8.3, as applicable.

Termination of all or a portion of the 20    -20     Incentive Performance Units and related Dividend Equivalents as unawarded pursuant to this Section 8.4, or pursuant to the forfeiture provisions of Section 5, if applicable, will in no way affect Grantee’s covenants or the other provisions of Sections 16 and 17.

9. Settlement of Vested Performance-Adjusted Share Units and Related Dividend Equivalents.

9.1 Settlement. A Final Award of vested Payout Share Units and related Dividend Equivalents awarded pursuant to Section 8 will be paid out at the time and in the form set forth in the applicable subsection of this Section 9. Section 9.2 will apply where Final Award determination and vesting occurs pursuant to Section 8.2, and Section 9.3 will apply where Final Award determination and vesting occurs pursuant to Section 8.3. In no event will payment be made prior to vesting or later than December 31, 20    .

A Final Award, if any, will be fully vested as of the applicable vesting date, which will be the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as applicable. Any shares of PNC common stock issued pursuant to this Section 9 will be fully vested at the time of issuance, and PNC will issue any such shares and deliver any cash payable pursuant to this Section 9 to, or at the proper direction of, Grantee or Grantee’s legal representative, as determined in good faith by the Compensation Committee, at the applicable time specified in Section 9.2 or Section 9.3, as the case may be.

No fractional shares will be issued. If a Final Award is payable in shares and includes a fractional interest, such fractional interest will be liquidated on the basis of the then current Fair Market Value (as defined in Section 15) of PNC common stock as of the vesting date, or in any case as otherwise provided in Section 11 if applicable, and paid to Grantee or Grantee’s legal representative in cash at the time the shares are issued pursuant to this Section 9.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements have been satisfied.

In the event that Grantee is deceased, payment will be delivered to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative, as determined in good faith by the Compensation Committee.

9.2 Settlement Where Vesting Occurs Prior to Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of the vested Final Award awarded pursuant to Section 8.2 as soon as practicable after the vesting date (the Committee-determined Final Award Date) set forth in Section 8.2 for such Award, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. No interest shall be paid with respect to any such payments.

(b) Form of Payout. Payment in settlement of such vested Payout Share Units will be made at the applicable time set forth in Section 9.2(a) above, and except as otherwise provided below in the event of Grantee’s death or as otherwise provided in Section 11, will be made first by delivery to Grantee of that number of whole shares of PNC common stock equal to the number of vested Payout Share Units specified in the Final Award, up to and including the number of the whole share units specified on page 1 of the Agreement as the Share Units (as adjusted for capital adjustments, if any, pursuant to Section 11, if applicable). This is the maximum number of shares of PNC common stock that may be paid with respect to the Award. If the number of vested Payout Share Units exceeds this specified number, the remaining vested Payout Share Units will be settled in cash (sometimes referred to in the Agreement as payment in “Cash Share-Equivalents”). This cash payment amount will be equal to the number of such remaining vested Payout Share Units multiplied by the then current Fair Market Value (as defined in

Section 15) of a share of PNC common stock on the Committee-determined Final Award Date or as otherwise provided pursuant to Section 11, if applicable.

In the event that a Final Award determined by the Compensation Committee is a prorated award and is made to Grantee in the event of Grantee’s death, then the form of payment of any such Final Award will be determined as follows, unless otherwise provided by the Compensation Committee or pursuant to Section 11 if applicable. The Final Award will be settled by delivery of whole shares of PNC common stock, up to and including a number of shares equal to the product of the proration factor used in calculating the Calculated Maximum Payout Share Units for such award and the number specified in the paragraph above as the maximum number of shares of PNC common stock that may be paid with respect to the Award, rounded down to the nearest whole number. Any remainder will be settled in cash as Cash Share-Equivalents.

No fractional shares will be delivered to Grantee. If the vested Payout Share Units to be settled in shares include a fractional interest, such fractional interest will be liquidated and paid to Grantee in cash on the basis of the then current Fair Market Value (as defined in Section 15) of PNC common stock as of the vesting date or in any case as otherwise provided in Section 11 if applicable.

Dividend Equivalents related to the vested Payout Share Units awarded pursuant to the provisions of Section 8.2 will be settled by payment to Grantee in cash at the same time as the time set forth in Section 9.2(a) above for payment of the vested Payout Share Units to which they relate.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements have been satisfied.

(c) Disputes. If there is a dispute regarding payment of a Final Award amount, PNC will settle the undisputed portion of the award amount, if any, within the time frame set forth above in this Section 9.2, and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

9.3 Settlement Where Vesting Occurs Due to the Occurrence of a Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of the vested Final Award awarded pursuant to Section 8.3 at the time set forth in subsection (1) below unless payment at such time would be a noncompliant payment under Section 409A of the U.S. Internal Revenue Code, and otherwise, at the time set forth in subsection (2) or (3) below, as applicable, in any case as further described below.

(1) If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the U.S. Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date (the vesting date), but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2) If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code, then payment will be made as soon as practicable after January 1, 20    , but in no event later than December 31, 20    .

(3) Where vesting occurs pursuant to Section 8.3 due to the occurrence of a Change of Control and payment is scheduled, pursuant to subsection (2) above, for as soon as practicable after January 1, 20    , but in no event later than December 31, 20    , but Grantee dies prior to January 1, 20    , payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later (but not beyond December 31, 20    ), the 15th day of the 3rd calendar month following the date of Grantee’s death.

(b) Form of Payment.

•

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the U.S. Internal Revenue Code and payment in settlement of the Final Award is made at the time specified in Section 9.3(a)(1), then payment with respect to such Final Award will be in an amount equal to the Payout Share Units base amount plus the related Dividend Equivalents base amount as described below in subsection (2)(A) of this Section 9.3(b).

Payment of this amount will be made entirely in cash if so provided in the circumstances pursuant to Section 11.2(c), valued as provided in Section 11.2.

Otherwise, while payment of the related Dividend Equivalents base amount will still be paid in the form of cash, payment of the Payout Share Units base amount will be made in the form of whole shares of PNC common stock (valued at Fair Market Value or as otherwise provided in Section 11, as applicable, as of the date of the Change of Control) with cash for any fractional interest (valued on the same basis as the whole shares), up to and including the maximum number of shares of PNC common stock that may be paid with respect to the Award (that is, up to and including the number of the whole share units specified on page 1 of the Agreement as the Share Units, as adjusted for capital adjustments, if any, pursuant to Section 11, if applicable), and any remaining value will be paid in the form of cash; provided, that, if the award is made as a prorated award in the event of Grantee’s death, the maximum number of such shares that may be delivered in payment of the Payout Share Units base amount portion of such award will be the number that is the product of the proration factor used in calculating the award and the maximum shares number specified above, and any remaining value will be paid in the form of cash.

(2) If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code and payment with respect to the Final Award being settled will be made at the time specified in Section 9.3(a)(2) or (3), as the case may be, then such payment will be made entirely in cash and the payment amount with respect to such Final Award will be in an amount equal to (X) plus (Y), where (X) is the Payout Share Units base amount described below in subsection (A) of this Section 9.3(b)(2) plus the phantom investment amount for the Payout Share Units base amount described below in subsection (B) of this Section 9.3(b)(2) and (Y) is the related Dividend Equivalents base amount described below in subsection (A) of this Section 9.3(b)(2) plus the phantom investment amount for the related Dividend Equivalents base amount described below in subsection (B) of this Section 9.3(b)(2).

(A) Base Amounts. The Payout Share Units base amount will be an amount equal to the number of vested Payout Share Units specified in the Final Award determined in accordance with Section 8.3 being settled multiplied by the Fair Market Value (as defined in Section 15) of a share of PNC common stock on the date of the Change of Control or by the per share value provided pursuant to Section 11 as applicable.

The related Dividend Equivalents base amount will be an amount equivalent to the amount of the cash dividends Grantee would have received, without interest on or reinvestment of such amounts, had Grantee been the record holder of a number of issued and outstanding shares of PNC common stock equal to the number of vested Payout Share Units in the Final Award for the period beginning on the Award Grant Date and through the date of the Change of Control, subject to adjustment if any pursuant to Section 11.

(B) Phantom Investment Amounts. The phantom investment amount for the Payout Share Units base amount with respect to the Final Award being settled will be either (i) or (ii), whichever is larger: (i) interest on the Payout Share Units base amount described in Section 9.3(b)(2)(A) from the date of the Change of Control through the payment date at the short-term, mid-term or long-term Federal rate under U.S. Internal Revenue Code Section 1274(b)(2)(B), as applicable depending on the term until payment, compounded semi-annually; or (ii) a phantom investment amount with respect to said base amount that reflects, if positive, the performance of the PNC stock or other consideration received by a PNC common shareholder in the Change of Control transaction, with any dividends reinvested in such stock, from the date of the Change of Control through the payment date.

The phantom investment amount for the related Dividend Equivalents base amount with respect to the Final Award being settled will be interest on the related Dividend Equivalents base amount described in Section 9.3(b)(2)(A) from the date of the Change of Control through the payment date at the short-term, mid-term or long-term Federal rate under U.S. Internal Revenue Code Section 1274(b)(2)(B), as applicable depending on the term until payment, compounded semi-annually.

PNC may, at its option, provide other phantom investment alternatives in addition to those referenced in the preceding two paragraphs of this Section 9.3(b)(2)(B) and may permit Grantee to make a phantom investment election from among such alternatives under and in accordance with procedures established by PNC, but any such alternatives must provide for at least the two phantom investments set forth in Section 9.3(b)(2)(B)(i) and (ii) with respect to the Payout Share Units base amount at a minimum and for at least the one phantom investment set forth in this Section 9.3(b)(2)(B) for the related Dividend Equivalents base amount at a minimum.

The phantom investment amounts will be applicable only in the event that payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code and thus payment is made at the time specified in Section 9.3(a)(2) or (3) rather than at the time specified in Section 9.3(a)(1).

(c) Disputes. If there is a dispute regarding payment of a final award, PNC will settle the undisputed portion of the award, if any, within the time frame set forth in the applicable subsection of Section 9.3(a), and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

10. No Rights as Shareholder Until Issuance of Shares.

Grantee will have no rights as a shareholder of PNC by virtue of this Award unless and until a Final Award, if any, is awarded and shares of PNC stock, if any, are issued and delivered to Grantee in respect thereof pursuant to Section 9.

11. Capital Adjustments.

11.1 Except as otherwise provided in Section 11.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time a Final Award, if any, is paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Incentive Performance Units and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 9 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions and (b) authorizing payment of the entire value of any Final Award amount authorized for payment to Grantee pursuant to Section 9 to be paid in cash at the applicable time specified in Section 9.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

11.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Incentive Performance Units and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per share unit to be used in calculating the base amount described in Section 9.3(b) of any award that is deemed to be awarded to Grantee in accordance with Section 8.3 will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of PNC common stock, then the entire value of any payment to be made to Grantee pursuant to Section 8.3 and Section 9 will be made solely in cash at the applicable time specified by Section 9.

12.	Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Incentive Performance Units and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any Final Award authorized by the Agreement is to be paid in accordance with the terms of Section 9, such delivery of shares and/or other payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

13. Withholding Taxes; Payment Upon Inclusion Under Section 409A.

Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee.

Unless the Compensation Committee or other PNC Designated Person determines otherwise, to the extent that payment of the portion of an award payout to Grantee that is denominated in share units is then payable to Grantee in a combination of shares of PNC common stock and cash, the Corporation will withhold with respect to that portion of the award payout first from such cash portion, and if the amount so withheld is not sufficient or if there is no such cash portion, the Corporation will retain whole shares of PNC common stock from any such amounts then payable to Grantee hereunder in the form of shares; and with respect to the portion of an award payout to Grantee that is payable to Grantee solely in the form of cash, the Corporation will withhold cash from any such amounts payable to Grantee hereunder that are settled in cash.

If any such withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

For purposes of this Section 13, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value (as defined in Section 15) on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. The Corporation will not retain shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

It is the intention of the parties that the 20    -20     Incentive Performance Units and related Dividend Equivalents award and the Agreement comply with the provisions of Section 409A to the extent, if any, that such provisions are applicable to the Agreement. In the event that, notwithstanding such intention, the arrangement fails to meet the requirements of Section 409A and the regulations promulgated thereunder, then PNC may at that time permit the acceleration of the time for payment to Grantee under the Agreement notwithstanding any of the other provisions of the Agreement, but any such accelerated payment may not exceed the amount required to be included in Grantee’s income as a result of the failure to comply with the requirements of Section 409A and the regulations promulgated thereunder. For purposes of this provision, an amount will be deemed to have been included in Grantee’s income if the amount is timely reported on Form W-2 or Form 1099-MISC as appropriate.

14. Employment.

Neither the granting of the 20    -20     Incentive Performance Units and related Dividend Equivalents nor the calculation, determination and payment of any Final Award authorized hereunder nor any term or provision of the Award Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

15. Certain Definitions.

Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

15.1 “Agreement” or “Award Agreement.”

“Agreement” or “Award Agreement” means the Corporate Executive Group 20__-20__ Incentive Performance Units Award Agreement between PNC and Grantee evidencing the Incentive Performance Units and related Dividend Equivalents award granted to Grantee pursuant to the Plan.

15.2 “Annual EPS Growth Performance Factor,” “Annual ROCE-Related Performance Factor,” “overall Annual Corporate Performance Factor,” “Annual Tier 1 Risk-Based Performance Factor,” “Annual Risk Review Performance Factor,” and “overall Annual Performance Factor” have the meanings set forth in Section 6.

15.3 “Anticipatory Termination.” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 15.3, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 15.3, “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 15.3 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

15.4 “Award” means the Incentive Performance Units and related Dividend Equivalents award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.5 “Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement.

15.6 “Board” means the Board of Directors of PNC.

15.7 “Calculated Maximum Payout Share Units” has the meaning set forth in Section 7.2.

15.8 “Cause” and “termination for Cause.”

Except as otherwise required by Section 15.3 in connection with the definition of Anticipatory Termination set forth in therein, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

15.9 “CEO” means the chief executive officer of PNC.

15.10 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 15.10(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 15.10(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

15.11 “Change of Control Coverage Period” means a period commencing on the occurrence of a Change of Control Triggering Event and ending upon the earlier to occur of (a) the date of a Change of Control Failure and (b) the date of a Change of Control.

After the termination of any Change of Control Coverage Period, another Change of Control Coverage Period will commence upon the occurrence of another Change of Control Triggering Event.

For purposes of the Agreement, “Change of Control Triggering Event” shall mean the occurrence of either of the following: (i) the Board or PNC’s shareholders approve a Business Combination, other than an Excluded Combination, described in subsection (c) of the definition of Change of Control contained in Section 15.10; or (ii) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

For purposes of the Agreement, “Change of Control Failure” shall mean: (x) with respect to a Change of Control Triggering Event described in clause (i) of the definition above, PNC’s shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or (y) with respect to a Change of Control Triggering Event described in clause (ii) of the definition above, the proxy contest fails to replace or remove a majority of the members of the Board.

15.12 “Change-of-Control-determined Final Award Date” has the meaning set forth in Section 8.3.

15.13 “Committee-determined Final Award Date” has the meaning set forth in Section 8.2.

15.14 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

15.15 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 15.18, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 15.15, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

15.16 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

15.17 “Corporation” means PNC and its Consolidated Subsidiaries.

15.18 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 15.15 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Incentive Performance Units that have not yet vested in accordance with Section 8 and of the Dividend Equivalents related to such Incentive Performance Units on the basis of such determination that Grantee has engaged in Detrimental Conduct.

15.19 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

15.20 “Dividend Equivalents” means the opportunity to receive dividend equivalents granted to Grantee pursuant to the Plan in connection with the Incentive Performance Units to which they relate and evidenced by the Agreement.

15.21 “Earnings, EPS and ROCE Adjustments.” For purposes of measuring EPS growth performance for PNC and the other Peers for purposes of the First Corporate Performance Condition, measuring PNC’s ROCE (return on average common shareholders’ equity) for purposes of the Second Corporate Performance Condition, and measuring PNC’s ROEC (return on economic capital) for purposes of the Second Risk Performance Condition, publicly-reported earnings or EPS performance results, as applicable, will be adjusted, on an after-tax basis, for the impact of any of the following where such impact occurs during the covered period of a given Performance Year in the applicable overall performance period or, where applicable for purposes of the EPS growth metric, during the prior year comparison period for a given year:

•	extraordinary items (as such term is used under GAAP);

•	items resulting from a change in tax law;

•	discontinued operations;

•	acquisition costs and merger integration costs;

•

any costs or expense arising from specified Visa litigation (including Visa-litigation-related expenses/charges recorded for obligations to Visa with respect to the costs of specified litigation or the gains/reversal of expense recognized in connection with such obligations) and any other gains recognized on the redemption or sale of Visa shares as applicable;

•

acceleration of the accretion of any remaining issuance discount in connection with the redemption of any preferred stock, and any other charges or benefits related to the redemption of trust preferred or other preferred securities;

•

and, in PNC’s case, the net impact on PNC of significant gains or losses related to BlackRock transactions (similar to the adjustment provided for in the 2010 Incentive Performance Units awards to members of PNC’s Corporate Executive Group that included adjusting 2009 comparison period results to exclude the 4th quarter 2009 gain related to BlackRock’s acquisition of Barclays Global Investors, for purposes of the 2010 covered performance period EPS growth comparison).

In the case of the relative EPS growth metric, there will be an additional adjustment for the impact of any stock splits (whether in the form of a stock split or a stock dividend). In the case of the ROCE performance metric, there will be an additional adjustment for the impact of any goodwill.

All of these adjustments will be made, with respect to both PNC and, where applicable, the other Peers, on the basis of, and only where such amounts can be reasonably determined from, publicly-disclosed financial information. After-tax adjustments for PNC and, where applicable, the other Peers will be calculated using the same methodology for making such adjustments on an after-tax basis.

The Compensation Committee may also take into account other adjustments applied on a consistent basis but only if the effect of such adjustment or adjustments would be to reduce the Calculated Maximum Payout Share Units amounts prior to making its Final Award payout determinations.

15.22 “EPS” and “EPS growth” have the meanings set forth in Section 6.2(b).

15.23 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

15.24 “Final Award” means the final award, if any, (1) awarded to Grantee by the Compensation Committee in accordance with Section 8.2, or (2) deemed to be awarded to Grantee pursuant to Section 8.3, and in either case authorized to be paid out to Grantee in accordance with Section 9.

15.25 “Final Award Date” means: (1) the date on which the Compensation Committee makes its determination as to whether or not it will authorize payout of a final award, and if so, as to the size of the Final Award, if any, it authorizes pursuant to Section 8.2 (sometimes referred to as the “Committee-determined Final Award Date”); or (2) if a Change of Control has occurred and Grantee is deemed to have been awarded a Final Award pursuant to Section 8.3, the Final Award Date will be the date the Change of Control occurs (sometimes referred to as the “Change-of-Control-determined Award Date”).

15.26 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

15.27 “Grantee” means the person to whom the Incentive Performance Units with related Dividend Equivalents award is granted, and is identified as Grantee on page 1 of the Agreement.

15.28 “Incentive Performance Units” or “20__-20__ Incentive Performance Units” means the share-denominated incentive award opportunity performance units of the number of share units specified as the Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 11 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.29 “Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

15.30 “Payout Share Units.”

“Calculated Maximum Payout Share Units” has the meaning specified in Section 7.2, and “vested Payout Share Units” has the meaning specified in Section 8.1.

15.31 “Peer Group” and “Peer.”

“Peer Group “ means the group of financial institutions, including PNC, designated by the Compensation Committee as PNC’s Peer Group as applicable in accordance with Section 6.2(b).

A member of the Peer Group, including PNC, is sometimes referred to as a “Peer.”

15.32 “Performance Factor” has the meaning set forth in Section 6.6 and Section 7.3, if applicable.

15.33 “Performance Year” has the meaning set forth in Section 6.1.

15.34 “Person” has the meaning specified in the definition of Change of Control in Section 15.10(a).

15.35 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

15.36 “PNC” means The PNC Financial Services Group, Inc.

15.37 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

15.38 “Qualifying Retirement,” “Qualifying Disability Termination” and “Qualifying Anticipatory Termination” have the meanings specified in Section 5.3(iii), Section 5.3(iv), and Section 5.3(v), respectively.

15.39 “Retires” or “Retirement.” Grantee “Retires” if Grantee’s employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Committee or the CEO or his or her designee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement” and such Grantee’s Termination Date is sometimes also referred to as Grantee’s “Retirement Date.”

15.40 “ROCE” and “ROCE hurdle.” “ROCE” (return on average common shareholders’ equity) and “ROCE hurdle” have the meanings set forth in Section 6.3(b).

15.41 “ROEC” and “ROEC hurdle.” For purposes of the Risk Performance Review Criteria specified in Section 6.5(c), PNC’s “ROEC” (return on economic capital) for a given performance year will be calculated as earnings for the applicable performance year, divided by average economic capital for the same calendar year, calculated to one place to the right of the decimal, rounded to the nearest tenth with 0.05 being rounded upward to 0.1, and “ROEC hurdle” has the meaning set forth in Section 6.5(c).

Earnings. Earnings will mean PNC’s publicly-reported earnings for the applicable calendar year adjusted, on an after-tax basis, for the impact, as applicable to earnings, of the items set forth in the definition “Earnings, EPS and ROCE Adjustments” as specified in Section 15.21.

Economic Capital. Economic capital will mean total economic capital for PNC on a consolidated basis as that term is used by PNC for its internal measurement purposes. Average economic capital for the applicable calendar year will mean the average of the economic capital values at the following points: beginning of period, end of period, and at each intermediate quarter-end in the period. For example, for the calendar year 20     period, this would be the average of the economic capital values at the following dates: December 31, 20     (for the beginning of period value), December 31, 20     (for the end of period value), and March 31, 20    , June 30, 20     and September 30, 20     (for the intermediate points).

15.42 “SEC” means the United States Securities and Exchange Commission.

15.43 “Section 409A” means Section 409A of the United States Internal Revenue Code.

15.44 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

15.45 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

16. Grantee Covenants.

16.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 16 and 17 by virtue of receiving the 20    -20     Incentive Performance Units and Dividend Equivalents Award (regardless of whether a Final Award is ultimately determined and paid or the size of such Final Award, if any); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

16.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 16.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 16.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

16.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

16.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 16.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

17. Enforcement Provisions.

Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

17.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

17.2 Equitable Remedies. A breach of the provisions of any of Sections 16.2, 16.3 or 16.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

17.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 16.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

17.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

17.5 Severability. The restrictions and obligations imposed by Sections 16.2, 16.3, 16.4, 17.1 and 17.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

17.6 Reform. In the event any of Sections 16.2, 16.3 and 16.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

17.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 16.2, 16.3 and 16.4.

17.8 Compliance with U.S. Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

17.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Grant Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

17.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

17.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

17.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

18. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

20    -20     A&L-RELATED CASH-PAYABLE

INCENTIVE PERFORMANCE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD GRANT DATE:	, 20

SHARE UNITS:	[number of share units]

1. Definitions.

Certain terms used in this 20__-20__ A&L-Related Cash-Payable Incentive Performance Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 15 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2. 20    -20     A&L-Related Incentive Performance Units Award.

Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Grantee named above (“Grantee”) a share-denominated cash-payable incentive award opportunity of performance units (the “Incentive Performance Units” or “20    -20     Incentive Performance Units”) of the number of share units set forth above (the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 18 and is subject to the terms and conditions of the Award Agreement, including service and conduct conditions, corporate performance conditions and related adjustments, forfeiture provisions and Committee determinations, and to the Plan.

3. Terms of Award.

This Award is subject to service and conduct-related conditions, corporate performance conditions and related adjustments, forfeiture provisions, and other conditions and provisions, all as set forth in the Award Agreement.

Incentive Performance Units are not transferable. The Incentive Performance Units are subject to forfeiture until Final Award determination and vesting pursuant to Section 8 and are subject to upward or downward corporate performance adjustments from the initial number of share units, all in accordance with the terms of the Award Agreement.

Incentive Performance Units that are not forfeited pursuant to the service or conduct-related provisions in accordance with the terms of Section 5 will be performance-adjusted in accordance with the corporate performance adjustment provisions of Sections 6 and 7 on the basis of annual A&L-related corporate performance factors that are used to generate an overall Performance Factor. The Performance Factor is then used to determine the calculated maximum performance-adjusted share units amount that is eligible for a Final Award determination in accordance with Section 8.

Generally, a Final Award determination will be made by the Compensation Committee (as defined in Section 15) at the end of an overall performance period of three years. In the event of Grantee’s earlier death, Grantee may be eligible for a prorated award based on performance over a shorter period and a Final Award determination may in such circumstances be made at an earlier time. The Compensation Committee may determine to reduce the calculated maximum performance-adjusted amount in its discretion when it makes a Final Award determination, but it may not increase the calculated maximum amount. A Final Award determination will be made formulaically in the event of a Change of Control.

Any Final Award (as defined in Section 15) determined in accordance with Section 8 will be fully vested and will be settled and paid out in cash pursuant to and in accordance with the terms of Section 9, generally in an amount equal to the number of vested payout share units specified in the Final Award multiplied by the per share price of PNC common stock on the Final Award determination date. No shares of PNC common stock will be issued pursuant to the Agreement.

Incentive Performance Units that are forfeited by Grantee pursuant to and in accordance with the service or conduct provisions of Section 5, or that are not represented in a Final Award awarded and vested pursuant to Section 8, will be cancelled without payment of any consideration by PNC.

4. No Dividend Equivalents.

This Incentive Performance Units Award does not include any related dividend equivalents.

5. Forfeiture Provisions: Termination Upon Failure to Meet Applicable Service Requirements or Conduct Conditions.

5.1 Termination of Award Upon Forfeiture of Share Units. The Award is subject to the forfeiture provisions set forth in this Section 5. The Award will terminate with respect to all or a specified portion, as applicable, of the Incentive Performance Units evidenced by the Agreement upon the forfeiture and cancellation of such Incentive Performance Units pursuant to the terms and conditions of this Section 5, and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in such Incentive Performance Units.

5.2 Forfeiture of Award Upon Failure to Meet Service Requirements. If, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements set forth in this Section 5 with respect to the Award, then all then outstanding Incentive Performance Units will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date (as defined in Section 15).

5.3 Service Requirements. Grantee will meet the service requirements of the Award if Grantee meets the conditions of any of the subclauses below. If more than one of the following subclauses is applicable, Grantee will have met the service requirements for the Award upon the first to occur of such conditions.

(i)	Grantee continues to be an employee of the Corporation through and including the Committee-determined Final Award Date.

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 15) and where Grantee’s termination of employment as of such date qualifies as a Retirement (as defined in Section 15) (a “Qualifying Retirement”).

(iv)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was not terminated by the Corporation for Cause and where Grantee’s employment was terminated as of such date by the Corporation by reason of Grantee’s Disability (as defined in Section 15) (a “Qualifying Disability Termination”).

(v)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was terminated as of such date by the Corporation and such termination is an Anticipatory Termination (as defined in Section 15) (a “Qualifying Anticipatory Termination”).

(vi)	Grantee continues to be employed by the Corporation through the day immediately prior to the date a Change of Control (as defined in Section 15) occurs.

5.4 Forfeiture of Award Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the Committee-determined Final Award Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Incentive Performance Units will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that a Final Award, if any, is either determined by the Committee and vests (the Committee-determined Final Award Date) or is awarded by reason of the occurrence of a Change of Control and vests as of the Change of Control date, as the case may be, or the date that such Incentive Performance Units expire unvested or are cancelled pursuant to other provisions of the Award Agreement, the Incentive Performance Units, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Incentive Performance Units on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 15.20, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) Detrimental Conduct will not apply to conduct by or activities of successors to the Incentive Performance Units by will or the laws of descent and distribution in the event of Grantee’s death; (ii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control; and (iii) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control.

6. Performance Conditions and Related Annual Performance Factors.

6.1 General. Incentive Performance Units are subject to corporate performance conditions and adjustments, all as set forth in the Award Agreement unless and until amended prospectively by the Compensation Committee.

In the standard circumstances, corporate performance is measured over three performance years (calendar years 20    , 20     and 20    ) as provided in this Section 6; however, in certain circumstances, generally involving Grantee’s death or a Change of Control, there may be fewer than three performance years and/or measurements for a performance year may involve less than a full four quarters, as the case may be, as provided in Section 7.

Performance measurements and the generation of Annual Performance Factors based on the corporate performance condition for each applicable annual measurement period (“Performance Year”), the generation of an overall Performance Factor for the Award, and the performance-adjustment of the Incentive Performance Units in varying circumstances are set forth in Sections 6 and 7.

All determinations made by the Compensation Committee or otherwise by PNC hereunder shall be made in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

6.2 A&L Unit-Related Corporate Performance Condition and Related Annual Performance Factor.

(a) General. For the corporate performance condition for this Award, corporate performance will be measured under the A&L Unit-Related Corporate Performance Metric, as specified in this Section 6.2 below, for each Performance Year in the Award and will generate an Annual Performance Factor that relates to each such Performance Year. The Annual Performance Factor for a given Performance Year can range from a low of 0.00% to a maximum of 200.00% based on the A&L Unit-Related Corporate Performance Metric, as described in this Section 6.2.

In the standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the applicable performance measurement period for a Performance Year for purposes of this A&L Unit-Related Corporate Performance Metric will cover the full four quarters of the applicable Performance Year (January 1 through December 31) and the Annual Performance Factor for the given Performance Year will be calculated in accordance with this Section 6.2.

PNC will present information to the Compensation Committee with respect to the level of performance achieved with respect to the A&L Unit-Related Corporate Performance Metric for a given Performance Year as soon as practicable following the end of that performance period. The process of certification of the level of PNC’s performance with respect to a given Performance Year will generally occur in late January or early February after the applicable year-end date.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual Performance Factor with respect to an applicable Performance Year will be determined as set forth in Section 7 and this may in some circumstances include a performance period for a given Performance Year that covers fewer than four quarters.

(b) A&L Unit-Related Corporate Performance Metric. The Compensation Committee has determined that the corporate performance metric for this Award will be the levels of financial return from investing activities achieved by PNC’s Asset & Liability Unit (“A&L Unit”) relative to the applicable Benchmark Performance Index (as specified below), all measured as set forth herein unless and until amended prospectively by the Compensation Committee.

Benchmark Performance Index. The Compensation Committee has determined that the applicable Benchmark Performance Index with respect to a given Performance Year in the overall performance period for the Award, whether the given covered Performance Year consists of a full calendar year or a shorter partial-year period as required by the Agreement, will be the benchmark performance index that PNC uses internally to evaluate the measured A&L Unit performance as in effect as of March 30 of that given year (or as of the last business day that occurs prior to March 30 if March 30 does not fall on a business day), so that, to the extent applicable:

(1) performance for the covered Performance Year consisting of calendar year 20     (or shorter partial-year period of that calendar year if so specified by the Agreement) will be compared to PNC’s internal performance benchmark index for the A&L Unit in effect on March 29, 20    ;

(2) performance for the covered Performance Year consisting of calendar year 20     (or shorter partial-year period of that calendar year if so specified by the Agreement) will be compared to PNC’s internal performance benchmark index for the A&L Unit in effect on March 28, 20    ; and

(3) performance for the covered Performance Year consisting of calendar year 20     (or shorter partial-year period of that calendar year if so specified by the Agreement) will be compared to PNC’s internal performance benchmark index for the A&L Unit in effect on March 30, 20    .

Measured A&L Unit Performance. The A&L Unit performance as measured for a given Performance Year with respect to the A&L Unit-Related Corporate Performance Metric will be expressed as the number of basis points by which the level of financial return from investing activities achieved by the A&L Unit for the applicable covered

Performance Year period exceeds or falls short of the Benchmark Performance Index applicable to that covered period, with zero basis points indicating performance at the benchmark index level.

(c) Annual Performance Factor. The Compensation Committee also establishes the applicable A&L Unit-Related Corporate Performance Schedule for these 20    -20     Incentive Performance Units. Unless and until amended prospectively by the Compensation Committee, the following A&L Unit-Related Corporate Performance Metric Schedule will be applied in order to generate an Annual Performance Factor for each applicable Performance Year in the applicable overall performance period.

For each applicable covered Performance Year, PNC will determine the measured A&L Unit performance for the covered period with respect to that year based on the level of financial return from investing activities achieved by the A&L Unit for that covered period and the comparison in basis points of such performance to the applicable Benchmark Performance Index, all as set forth in Section 6.2(a) and (b) above.

Once this measured A&L Unit performance for a given Performance Year has been calculated and expressed in basis points, the table that follows and interpolation will be used to generate an Annual Performance Factor for the full or partial year period, as the case may be, in the given Performance Year based on such covered period performance. The Annual Performance Factor for the given Performance Year will be the applicable payout percentage in the table, using interpolation for performance between the points indicated on that table, and rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%. In no event will the Annual Performance Factor be greater than 200.00% or less than 0.00%.

The table used for the A&L Unit-Related Corporate Performance Metric Schedule, as established by the Compensation Committee at the time it authorized these 20    -20     Incentive Performance Units, is as follows.

A&L Unit-Related

Corporate Performance Measure

Covered Performance Year Measured A&L Unit Performance Relative to Benchmark Performance Index for the Same Period (in basis points)		Annual Performance Factor (Payout Percentage) *
Maximum	+40 basis points or higher	200.00%

	+20 basis points	150.00%

	0 basis points (at benchmark) to -25 basis points	100.00%

	-35 basis points	40.00%

Minimum	-40 basis points or below	0.00%

*	Consistent with the design of this compensation program, this schedule interpolates results for performance between the points indicated on this table. Where interpolation is impracticable or would not produce a meaningful result, the unadjusted percentage will be used.

Compensation Committee Negative Discretion. Once the Annual Performance Factor for A&L Unit performance relative to the applicable Benchmark Performance Index for the full year or partial-year covered period of a given Performance Year has been determined using the table above and interpolation, the Compensation Committee may decide, in its discretion, to reduce that percentage (as long as such decision is not made during a

Change of Control Coverage Period, as defined in Section 15, or after the occurrence of a Change of Control) but may not increase it.

6.3 Overall Performance Factor in Standard Circumstances.

(a) General. In standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceased by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the overall Performance Factor for the Award will be calculated as set forth in this Section 6.3.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual Performance Factors and the final overall Performance Factor with respect to the Award will be determined as set forth in Section 7.

(b) Overall Performance Factor. After presentation of information on performance results and calculations of the Annual Performance Factors by PNC to the Compensation Committee and certification of performance results, the overall Performance Factor for the Award will be determined.

In standard circumstances, the overall Performance Factor will be generated by taking the average of the Annual Performance Factors for the three Performance Years (20    , 20     and 20    ) for the Award.

Calculation of the overall Performance Factor for non-standard circumstances, where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, is set forth in Section 7.

The overall Performance Factor may in no event be greater than 200.00% or less than 0.00%.

7. Performance-Related Adjustments to Incentive Performance Units.

7.1 Performance Adjustment of Outstanding Share Units. Once the overall Performance Factor for the Incentive Performance Units has been determined in accordance with Section 6 and Section 7.3, if applicable, and provided that the Award has not been cancelled pursuant to any of the forfeiture provisions of Section 5, the number of share units in the Award will be performance adjusted as applicable in accordance with this Section 7. The performance-adjusted Incentive Performance Units represent the maximum size of any Final Award that may be determined and vest pursuant to Section 8 where the Award has not been forfeited pursuant to Section 5.

Outstanding Incentive Performance Units will be performance-adjusted in accordance with Section 7.2 where Grantee is still an employee of the Corporation or ceased to be an employee by reason of a Qualifying Retirement or Qualifying Disability and where there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, all as of the Final Award Determination Date set forth in Section 8.

Where Grantee has died (whether while an employee or after a Qualifying Retirement or Qualifying Disability) or ceased to be an employee by reason of a Qualifying Anticipatory Termination or where there has been a Change of Control, determination of the overall Performance Factor(s) and performance-adjustment of the Incentive Performance Units will be made in accordance with Section 7.3 at the time specified in Section 8.

7.2 Standard Circumstances. Where, as of the Final Award Determination Date, Grantee is still an employee of the Corporation or ceased to be an employee by reason of a Qualifying Retirement or Qualifying Disability and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the performance-adjusted number of share units in the Award will be equal to a percentage of the initial share units in the Award, rounded to the nearest one-hundredth with 0.005 share units being rounded upward to 0.01 share units, where the percentage to be applied is equal to the overall Performance Factor as determined in accordance with Section 6.3(b). Only outstanding performance-adjusted share units in the Award will be performance eligible to be the basis of a Final Award determination pursuant to Section 8.

The performance-adjusted Incentive Performance Units for the Award are sometimes referred to as the “Calculated Maximum Payout Share Units” and the percentage applied to the share units in order to arrive at the Calculated Maximum Payout Share Units is sometimes referred to as the “Calculated Maximum Payout Percentage” for the Award.

7.3 Death, Qualifying Anticipatory Termination, and Change of Control.

(a) Death. Where Grantee dies while an employee of the Corporation, or following a Qualifying Retirement or Qualifying Disability Termination, and the Award has not been forfeited pursuant to Section 5 and a Final Award determination is made by the Committee pursuant to Section 8.2 or a Final Award is determined pursuant to Section 8.3 due to the occurrence of a Change of Control, the maximum number of performance-adjusted share units eligible for a Final Award (the Calculated Maximum Payout Share Units) in these circumstances will be determined as follows at the time specified in Section 8.

The number of Incentive Performance Units eligible for award consideration or determination will be the prorated portion of the total outstanding share units equal to (a) the total outstanding share units at the time of award determination (b) multiplied by the number of calendar years beginning with 20         and ending with the year in which Grantee died (or with 20         if Grantee dies after December 31, 20        ), then (c) divided by 3 (the number of years in the standard three year performance period for the Award). In other words, the prorated share units available for Final Award consideration or determination will be either one third of the units (if Grantee dies in 20        ), two-thirds of the units (if Grantee dies in 20    ), or all of the units (if Grantee dies in or after 20        ). The remaining Incentive Performance Units, if any, will not be award eligible and will be cancelled.

Where a Final Award determination is made by the Committee pursuant to Section 8.2, the maximum number of performance-adjusted share units that may be awarded by the Committee will be calculated by applying an overall Performance Factor calculated as provided below to the prorated number of share units determined as provided in the preceding paragraph.

After presentation of information on performance results and calculations of the applicable Annual Performance Factors by PNC to the Compensation Committee and certification of performance results, the overall Performance Factor to be applied to the prorated number of share units in these circumstances will be calculated as the average of the Annual Performance Factor or Factors calculated in accordance with Section 6 as if Grantee were a continuing employee for any calendar year completed prior to Grantee’s death and for the year in which Grantee’s death occurs (whether or not such calculations are completed prior to Grantee’s death). No annual factor will be included for the calendar year or years, if any, following the year in which Grantee died.

Where a Change of Control occurs prior to the time the Committee makes a Final Award determination pursuant to Section 8.2, either to approve a Final Award to Grantee of the Calculated Maximum Payout Share Units as calculated above or a lesser number of share units, or no units, a Change-of-Control-determined Final Award will be calculated as follows.

Where a Change of Control occurs prior to the time the Committee makes a Final Award determination, the number of performance-adjusted Incentive Performance Units eligible for Final Award in accordance with Section 8.3 will be either (1) the same maximum number of performance-adjusted share units as calculated above in this Section 7.3(a) if Grantee dies in the calendar year prior to the year in which the Change of Control occurs and (2) the number of performance-adjusted share units calculated for the first part only of a Final Award calculated in accordance with Section 7.3 (c) below as if Grantee were a continuing employee.

(b) Qualifying Anticipatory Termination. Where Grantee is no longer an employee of the Corporation and Grantee’s termination of employment was a Qualifying Anticipatory Termination and the Award has not been forfeited pursuant to Section 5 and a Final Award determination is made by the Committee pursuant to Section 8.2 or a Final Award is determined pursuant to Section 8.3 due to the occurrence of a Change of Control, the maximum number of performance-adjusted share units eligible for a Final Award (the Calculated Maximum Payout Share Units) in these circumstances will be determined as follows.

Where Grantee has not died prior to the Committee-determined Final Award Date or Change-of-Control-determined Final Award Date, the Calculated Maximum Payout Share Units will be determined in the same manner and at the same time as if Grantee had remained an employee of the Corporation pursuant to Section 6 or Section 7.3(c), as applicable, provided that if a Change of Control is pending but has not yet occurred at the Committee-determined Final Award Date, the Committee will have no discretion to reduce Grantee’s Calculated Maximum Payout Share Units under these circumstances.

If Grantee dies following a Qualifying Anticipatory Termination but prior to the Committee-determined Final Award Date or Change-of-Control-determined Final Award Date, as the case may be, the Calculated Maximum Payout Share Units will be determined pursuant to Section 7.3(a) in the same manner and at the same time as if Grantee had died at the same time but while an employee of the Corporation, provided that if a Change of Control is pending but has not yet occurred at the Committee-determined Final Award Date, the Committee will have no discretion to reduce Grantee’s Calculated Maximum Payout Share Units under these circumstances.

(c) Change of Control. Where a Change of Control occurs prior to the Committee-determined Final Award Date and Grantee remains eligible for a Final Award determined pursuant to Section 8.3 (that is, the Award has not been forfeited prior to the Change of Control date pursuant to Section 5 and, as of the day immediately prior to the Change of Control, Grantee is either still an employee of the Corporation or has had a Qualifying Retirement or a Qualifying Disability Termination) and Grantee has not died, the share units will be divided into two parts, and a Performance Factor will be determined separately for each part at the time specified in Section 8.3. The performance-adjusted share units in each part will be determined by applying the performance factor for that part to the share units in the same part, and the total performance-adjusted Incentive Performance Units will be the sum of the performance-adjusted share units in these two parts.

The number of Incentive Performance Units in the first part will be equal to the total outstanding share units multiplied by the number of full calendar quarters completed between January 1, 20         and the Change of Control date (including, if applicable, the quarter completed on the Change of Control date if the Change of Control occurs on a quarter-end day), then divided by 12 (the number of quarters in the standard three year performance period for the Award). The remaining Incentive Performance Units will be in the second part.

The Performance Factor for the first part (the Pre-Change-of-Control Factor) will be calculated using the weighted average of the Annual Performance Factor or Factors for all calendar performance years completed prior to the Change of Control date and, provided that the Change of Control occurs on or after March 31st of such calendar year, the Annual Performance Factor for the calendar year in which the Change of Control occurs, each calculated as follows.

For purposes of calculating the Pre-Change-of-Control Factor, the Annual Performance Factor for any calendar year completed prior to the Change of Control will be the higher of 100.00% and the Annual Performance Factor for that year calculated in accordance with Section 6.2 as if there had not been a Change of Control.

The Annual Performance Factor for the calendar year in which the Change of Control occurs will be the higher of 100.00% and an Annual Performance Factor calculated in the same manner as in Section 6.2 but using the full quarters of the year completed prior to or as of the Change of Control date as the performance year, whether that constitutes a full calendar year or a partial year. If, however, the Change of Control occurs prior to the end of the first quarter of such year, no Annual Performance Factor will be calculated for that calendar year.

In generating the weighted average, the Annual Performance Factors in the numerator will be weighted based on the number of full quarters represented by that performance year (four quarters for a full calendar year and the number of full quarters completed by the Change of Control date for the year in which the Change of Control occurs), with the denominator being 12.

The resulting weighted average of the Annual Performance Factors for the pre-Change of Control period is the Pre-Change-of-Control Factor. This factor is then applied to the number of Incentive Performance Units in the first part to determine the performance-adjusted Incentive Performance Units in the first part.

The second part of performance-adjusted Incentive Performance Units is calculated by applying the Performance Factor for the second part (the Post-Change-of-Control Factor), to the number of Incentive

Performance Units in the second part. The Post-Change-of-Control Factor will be 100.00%. This factor is then applied to the number of Incentive Performance Units in the second part to determine the performance-adjusted Incentive Performance Units in the second part.

7.4 Termination of Portions of Award Due to Performance Adjustments. The Incentive Performance Units in the Award that do not become Calculated Maximum Payout Share Units will be cancelled; that is, only the number of share units that become Calculated Maximum Payout Share Units as a result of the applicable corporate performance adjustments for the Award will be performance eligible to be the basis of a Final Award determination and vest in accordance with Section 8.

8. Final Award Determination and Vesting.

8.1 General. A Final Award determination will be made by the Committee in accordance with Section 8.2; provided, however, that upon the occurrence of a Change of Control prior to the time the Committee has made a Final Award determination in accordance with Section 8.2, a Final Award determination will instead be made in accordance with Section 8.3, provided in either case that the Award has not been forfeited pursuant to Section 5 prior to the Final Award determination date.

Final Award determinations pursuant to Section 8.2 will be made by the Committee as soon as practicable after December 31, 20         (and in any event, such that any payout of a Final Award is made no later than December 31, 20        ); provided that in the event of Grantee’s death prior to a Change of Control, a Final Award determination pursuant to Section 8.2 will be made as soon as practicable after the end of the calendar year in which Grantee died, if earlier, and in any event such that any payout of a Final Award is made no later than December 31st of the year in which such Final Award determination is made, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. Final Award determinations pursuant to Section 8.3 will be made as soon as practicable after the Change of Control occurs.

A Final Award may not exceed the Calculated Maximum Payout Share Units amount calculated in accordance with the applicable provisions of Sections 6 and 7; however, the Committee may exercise negative discretion to reduce the size of a Final Award determined pursuant to Section 8.2, except as otherwise provided in Section 7.3(b) in certain circumstances involving a Qualified Anticipatory Termination.

The Final Award, if any, will be fully vested as of the applicable vesting date, which will be (i) the Committee-determined Final Award Date if the Final Award is determined in accordance with Section 8.2, or (ii) the Change-of-Control-determined Final Award Date (which would be the day the Change of Control occurs), if the Final Award is determined in accordance with Section 8.3, as applicable.

A Final Award will be designated as a specified number of vested share units (“vested Payout Share Units”). Vested Payout Share Units will be paid out at the time and in the form set forth in the applicable subsection of Section 9. Section 9.2 will apply where Final Award determination and vesting occurs in accordance with Section 8 prior to a Change of Control, and Section 9.3 will apply where Final Award determination and vesting occurs due to the occurrence of a Change of Control.

8.2 Certification of Performance Results and Committee Final Award Determination.

(a) General. Provided that Grantee remains an employee of the Corporation, or Grantee’s termination of employment was a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, and the 20        -20         Incentive Performance Units remain outstanding such that Grantee remains eligible for consideration for a Final Award, and that a Change of Control has not occurred, the overall performance period for the Award will run from January 1, 20         through December 31, 20         and the process of certification of the levels of achievement of corporate performance, the calculation of the overall Performance Factor, the calculation of the Calculated Maximum Payout Share Units, and the determination of the Final Award, if any, by the Compensation Committee will occur in early 20        .

The time when the certification, calculation and Final Award determination process will take place is sometimes referred to as the “scheduled award-determination period,” and the date when a Final Award, if any, is determined and made by the Compensation Committee is sometimes referred to as the “Committee-determined Final Award Date.”

In the event that Grantee dies while an employee of the Corporation, or following a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, and prior to the regularly scheduled award date in early 20         and the 20        -20         Incentive Performance Units remain outstanding and have not been forfeited pursuant to Section 5, PNC will present information to the Compensation Committee for purposes of Final Award determination early in the year following the calendar year in which Grantee died if such time is earlier than in early 20        .

Notwithstanding anything in this Section 8.2 to the contrary, if a Change of Control has occurred, Section 8.3 will apply.

(b) The Compensation Committee will have the authority to award to Grantee (“award”) as a Final Award such amount, denominated as a specified number of vested share units (vested Payout Share Units), as may be determined by the Compensation Committee, subject to the limitations set forth in the following paragraph, provided, that, the 20        -20         Incentive Performance Units are still outstanding, that Grantee is either still an employee of the Corporation, or Grantee’s termination of employment was a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, or Grantee died while an employee of the Corporation or after a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, and that the applicable Calculated Maximum Payout Share Units amount is greater than zero.

The Final Award will not exceed the applicable Calculated Maximum Payout Share Units amount, as determined in accordance with the applicable provisions of Sections 6 and 7, and is subject to the exercise of negative discretion by the Compensation Committee to further reduce this calculated payout amount pursuant to Section 8.2(c), if applicable.

The Compensation Committee will not have authority to exercise negative discretion to further reduce the payout amount below the full applicable Calculated Maximum Payout Share Units amount if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred. If there has been a Change of Control, the Compensation Committee’s authority is subject to Section 8.3.

The date on which the Compensation Committee makes its determination as to whether or not it will authorize an award and, if so, the size of a Final Award, if any, it authorizes within the Calculated Maximum Payout Share Units amount determined pursuant to the Agreement is sometimes referred to in the Agreement as the “Committee-determined Final Award Date” and is the vesting date for a Final Award awarded by the Committee pursuant to Section 8.2.

Payment of the Final Award, if any, will be made in accordance with Section 9. If Grantee dies after a Final Award is determined but before payment is made, payment of the Final Award will be made to Grantee’s legal representative, as determined in good faith by PNC, in accordance with Section 12.

(c) Negative Discretion. Except during a Change of Control Coverage Period or after the occurrence of a Change of Control, the Compensation Committee may exercise negative discretion with respect to the 20        -20         Incentive Performance Units and may determine, in light of such Corporation or individual performance or other factors as the Compensation Committee may deem appropriate, that notwithstanding the levels of financial return from investing activities achieved by the A&L Unit relative to benchmark, the Compensation Committee will not award Grantee the full applicable Calculated Maximum Payout Share Units amount that the Compensation Committee is authorized to award pursuant to Section 8.2(b), or any of such amount.

It is anticipated that the Compensation Committee will take into account factors such as absolute A&L Unit financial performance, absolute trading results, cumulative performance relative to the benchmark, adherence to risk parameters, and Grantee’s contributions to the success of other PNC businesses when deciding whether and the extent to which to exercise its negative discretion.

The Compensation Committee may use its negative discretion such that, among other things, a Final Award appropriately reflects considerations based on the totality of results over the full overall performance period, and the Committee may cancel the full applicable potential award amount if the Committee determines that the totality of performance results over the entire performance period adversely impacts the safety and soundness of PNC.

If the Compensation Committee so determines to exercise its negative discretion pursuant to this Section 8.2(c), the Final Award, if any, will be further reduced accordingly; provided, however, that the Compensation Committee will not have authority to exercise negative discretion if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred.

(d) If a Change of Control occurs prior to the time the Compensation Committee makes a Final Award determination pursuant to Section 8.2, the Final Award will be determined in accordance with Section 8.3 rather than being determined by the Compensation Committee pursuant to Section 8.2, and the Compensation Committee will not have negative discretion to reduce the payout amount calculated pursuant to Section 8.3.

8.3 Change of Control Prior to a Committee-Determined Final Award Date.

(a) Notwithstanding anything in the Agreement to the contrary, upon the occurrence of a Change of Control at any time prior to a Committee-determined Final Award Date pursuant to Section 8.2 and provided that the 20        -20         Incentive Performance Units are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs and have not already terminated or been terminated in accordance with the service or conduct provisions of Section 5, Grantee will be deemed to have been awarded a Final Award (the vested Payout Share Units) in the amount of the Calculated Maximum Payout Share Units calculated in accordance with the provisions of Sections 6 and 7 applicable under these circumstances, payable to Grantee or Grantee’s legal representative at the time and in the manner set forth in Section 9.

If this Section 8.3 is applicable and a Final Award is deemed to be awarded pursuant to Section 8.3, the day the Change of Control occurs will be considered the Final Award Date for purposes of the Agreement. This date is sometimes referred to in the Agreement as the “Change-of-Control-determined Final Award Date.”

A Final Award pursuant to this Section 8.3 is fully vested as of the date of the Change of Control, and the amount of vested Payout Share Units in the Final Award (the Calculated Maximum Payout Share Units calculated in accordance with the provisions of Sections 6 and 7 applicable in these circumstances) will be calculated as of the date of the Change of Control once the final data necessary for the award determination is available.

(b) The Compensation Committee may not exercise any further negative discretion pursuant to Section 8.2(c) or otherwise exercise discretion pursuant to the Agreement in any way that would serve to reduce a Final Award calculated pursuant to and deemed to be made to Grantee in accordance with this Section 8.3.

8.4 Final Award Vested; Termination of Any Unawarded 20        -20         Incentive Performance Units. Once a Final Award determination has been made by the Compensation Committee pursuant to Section 8.2 or a Final Award is deemed to have been made by virtue of the application of Section 8.3, the outstanding share units represented in the Final Award are vested as of the applicable Final Award Date (as defined in Section 15).

The share-denominated incentive award opportunity represented by the 20        -20         Incentive Performance Units will terminate as to any portion of the Incentive Performance Units not so awarded pursuant to Section 8.2 or Section 8.3, as applicable.

Termination of all or a portion of the 20        -20         Incentive Performance Units as unawarded pursuant to this Section 8.4, or pursuant to the provisions of Section 5, if applicable, will in no way affect Grantee’s covenants or the other provisions of Sections 16 and 17.

9. Settlement of Vested Performance-Adjusted Share Units.

9.1 Settlement. A Final Award of vested Payout Share Units awarded pursuant to Section 8 will be paid out at the time and in the form set forth in the applicable subsection of this Section 9. Section 9.2 will apply where Final Award determination and vesting occurs pursuant to Section 8.2, and Section 9.3 will apply where Final Award determination and vesting occurs pursuant to Section 8.3. In no event will payment be made prior to vesting or later than December 31, 20        .

A Final Award, if any, will be fully vested as of the applicable vesting date, which will be the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as applicable, and will be paid solely in cash. PNC will deliver any cash payable pursuant to this Section 9 to, or at the proper direction of, Grantee or Grantee’s legal representative, as determined in good faith by the Compensation Committee, at the applicable time specified in Section 9.2 or Section 9.3, as the case may be. Delivery of payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements have been satisfied.

In the event that Grantee is deceased, payment will be delivered to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative, as determined in good faith by the Compensation Committee.

9.2 Settlement Where Vesting Occurs Prior to Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of the vested Final Award awarded pursuant to Section 8.2 as soon as practicable after the vesting date (the Committee-determined Final Award Date) set forth in Section 8.2 for such Award, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. No interest shall be paid with respect to any such payments.

(b) Form of Payout. Payment in settlement of such Final Award will be made entirely in cash at the applicable time set forth in Section 9.2(a) above, and will be in an amount equal to the number of vested Payout Share Units specified in the Final Award multiplied by the then current Fair Market Value (as defined in Section 15) of a share of PNC common stock on the Committee-determined Final Award Date or as otherwise provided pursuant to Section 11, if applicable. Payment will not be made pursuant to the Award unless and until all applicable tax withholding requirements have been satisfied.

(c) Disputes. If there is a dispute regarding payment of a Final Award amount, PNC will settle the undisputed portion of the award amount, if any, within the time frame set forth above in this Section 9.2, and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

9.3 Settlement Where Vesting Occurs Due to the Occurrence of a Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of the vested Final Award awarded pursuant to Section 8.3 at the time set forth in subsection (1) below unless payment at such time would be a noncompliant payment under Section 409A of the U.S. Internal Revenue Code, and otherwise, at the time set forth in subsection (2) or (3) below, as applicable, in any case as further described below.

(1) If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the U.S. Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date (the vesting date), but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2) If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code, then payment will be made as soon as practicable after January 1, 20        , but in no event later than December 31, 20        .

(3) Where vesting occurs pursuant to Section 8.3 due to the occurrence of a Change of Control and payment is scheduled, pursuant to subsection (2) above, for as soon as practicable after January 1, 20        , but in no event later than December 31, 20        , but Grantee dies prior to January 1, 20        , payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later (but not beyond December 31, 20        ), the 15th day of the 3rd calendar month following the date of Grantee’s death.

(b) Form of Payment. Payment of the Final Award will be made entirely in cash.

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the U.S. Internal Revenue Code and payment in settlement of the Final Award is made at the time specified in Section 9.3(a)(1), then payment with respect to such Final Award will be in an amount equal to the Payout Share Units base amount described below in subsection (A) of this Section 9.3(b).

If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code and payment with respect to the Final Award being settled will be made at the time specified in Section 9.3(a)(2) or (3), as the case may be, then the payment amount with respect to such Final Award will be an amount equal to the Payout Share Units base amount described below in subsection (A) of this Section 9.3(b) plus the phantom investment amount for the Payout Share Units base amount described below in subsection (B) of this Section 9.3(b).

(A) Base Amount. The Payout Share Units base amount will be an amount equal to the number of vested Payout Share Units specified in the Final Award determined in accordance with Section 8.3 being settled multiplied by the Fair Market Value (as defined in Section 15) of a share of PNC common stock on the date of the Change of Control or by the per share value provided pursuant to Section 11 as applicable.

(B) Phantom Investment Amount. The phantom investment amount for the Payout Share Units base amount with respect to the Final Award being settled will be either (i) or (ii), whichever is larger: (i) interest on the Payout Share Units base amount described in Section 9.3(b)(A) from the date of the Change of Control through the payment date at the short-term, mid-term or long-term Federal rate under U.S. Internal Revenue Code Section 1274(b)(2)(B), as applicable depending on the term until payment, compounded semi-annually; or (ii) a phantom investment amount with respect to said base amount that reflects, if positive, the performance of the PNC stock or other consideration received by a PNC common shareholder in the Change of Control transaction, with any dividends reinvested in such stock, from the date of the Change of Control through the payment date.

PNC may, at its option, provide other phantom investment alternatives in addition to those referenced in the preceding paragraph of this Section 9.3(b)(B) and may permit Grantee to make a phantom investment election from among such alternatives under and in accordance with procedures established by PNC, but any such alternatives must provide for at least the two phantom investments set forth in Section 9.3(b)(B)(i) and (ii) with respect to the Payout Share Units base amount at a minimum.

The phantom investment amount will be applicable only in the event that payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code and thus payment is made at the time specified in Section 9.3(a)(2) or (3) rather than at the time specified in Section 9.3(a)(1).

(c) Disputes. If there is a dispute regarding payment of a final award, PNC will settle the undisputed portion of the award, if any, within the time frame set forth in the applicable subsection of Section 9.3(a), and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

10. No Rights as a Shareholder.

Grantee will have no rights as a shareholder of PNC by virtue of this Award.

11. Capital Adjustments.

11.1 Except as otherwise provided in Section 11.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time a Final Award, if any, is paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Incentive Performance Units then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 9 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

11.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Incentive Performance Units then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, and (b) the value per share unit to be used in calculating the base amount described in Section 9.3(b) of any award that is deemed to be awarded to Grantee in accordance with Section 8.3 will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable.

12. Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Incentive Performance Units may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any Final Award authorized by the Agreement is to be paid in accordance with the terms of Section 9, such payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

13. Withholding Taxes; Payment Upon Inclusion Under Section 409A.

Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee.

If any such withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

It is the intention of the parties that the 20        -20         Incentive Performance Units award and the Agreement comply with the provisions of Section 409A to the extent, if any, that such provisions are applicable to the Agreement. In the event that, notwithstanding such intention, the arrangement fails to meet the requirements of Section 409A and the regulations promulgated thereunder, then PNC may at that time permit the acceleration of the time for payment to Grantee under the Agreement notwithstanding any of the other provisions of the Agreement, but any such accelerated payment may not exceed the amount required to be included in Grantee’s income as a result of the failure to comply with the requirements of Section 409A and the regulations promulgated thereunder. For purposes of this provision, an amount will be deemed to have been included in Grantee’s income if the amount is timely reported on Form W-2 or Form 1099-MISC as appropriate.

14. Employment.

Neither the granting of the 20        -20         Incentive Performance Units nor the calculation, determination and payment of any Final Award authorized hereunder nor any term or provision of the Award Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

15. Certain Definitions.

Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

15.1 “A&L Unit” means the Asset & Liability Unit of PNC.

15.2 “Agreement” or “Award Agreement.”

“Agreement” or “Award Agreement” means the 20    -20     A&L-Related Cash-Payable Incentive Performance Units Award Agreement between PNC and Grantee evidencing the Incentive Performance Units award granted to Grantee pursuant to the Plan.

15.3 “Annual Performance Factor” has the meaning set forth in Section 6.

15.4 “Anticipatory Termination.” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 15.4, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 15.4, “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 15.4 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

15.5 “Award” means the Incentive Performance Units award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.6 “Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement.

15.7 “Benchmark Performance Index” has the meaning set forth in Section 6.2(b).

15.8 “Board” means the Board of Directors of PNC.

15.9 “Calculated Maximum Payout Share Units” has the meaning set forth in Section 7.2.

15.10 “Cause” and “termination for Cause.”

Except as otherwise required by Section 15.4 in connection with the definition of Anticipatory Termination set forth in therein, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

15.11 “CEO” means the chief executive officer of PNC.

15.12 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 15.12(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 15.12(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

15.13 “Change of Control Coverage Period” means a period commencing on the occurrence of a Change of Control Triggering Event and ending upon the earlier to occur of (a) the date of a Change of Control Failure and (b) the date of a Change of Control.

After the termination of any Change of Control Coverage Period, another Change of Control Coverage Period will commence upon the occurrence of another Change of Control Triggering Event.

For purposes of the Agreement, “Change of Control Triggering Event” shall mean the occurrence of either of the following: (i) the Board or PNC’s shareholders approve a Business Combination, other than an Excluded Combination, described in subsection (c) of the definition of Change of Control contained in Section 15.12; or (ii) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

For purposes of the Agreement, “Change of Control Failure” shall mean: (x) with respect to a Change of Control Triggering Event described in clause (i) of the definition above, PNC’s shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or (y) with respect to a Change of Control Triggering Event described in clause (ii) of the definition above, the proxy contest fails to replace or remove a majority of the members of the Board.

15.14 “Change-of-Control-determined Final Award Date” has the meaning set forth in Section 8.3.

15.15 “Committee-determined Final Award Date” has the meaning set forth in Section 8.2.

15.16 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

15.17 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 15.20, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 15.17, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

15.18 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

15.19 “Corporation” means PNC and its Consolidated Subsidiaries.

15.20 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 15.17 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Incentive Performance Units that have not yet vested in accordance with Section 8 on the basis of such determination that Grantee has engaged in Detrimental Conduct.

15.21 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

15.22 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

15.23 “Final Award” means the final award, if any, (1) awarded to Grantee by the Compensation Committee in accordance with Section 8.2, or (2) deemed to be awarded to Grantee pursuant to Section 8.3, and in either case authorized to be paid out to Grantee in accordance with Section 9.

15.24 “Final Award Date” means: (1) the date on which the Compensation Committee makes its determination as to whether or not it will authorize payout of a final award, and if so, as to the size of the Final Award, if any, it authorizes pursuant to Section 8.2 (sometimes referred to as the “Committee-determined Final Award Date”); or (2) if a Change of Control has occurred and Grantee is deemed to have been awarded a Final Award pursuant to Section 8.3, the Final Award Date will be the date the Change of Control occurs (sometimes referred to as the “Change-of-Control-determined Award Date”).

15.25 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

15.26 “Grantee” means the person to whom the Incentive Performance Units award is granted, and is identified as Grantee on page 1 of the Agreement.

15.27 “Incentive Performance Units” or “20__-20__ Incentive Performance Units” means the share-denominated incentive award opportunity performance units of the number of share units specified as the Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 11 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.28 “Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

15.29 “Payout Share Units.”

“Calculated Maximum Payout Share Units” has the meaning specified in Section 7.2, and “vested Payout Share Units” has the meaning specified in Section 8.1.

15.30 “Performance Factor” has the meaning set forth in Section 6.3 and Section 7.3, if applicable.

15.31 “Performance Year” has the meaning set forth in Section 6.1.

15.32 “Person” has the meaning specified in the definition of Change of Control in Section 15.12(a).

15.33 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

15.34 “PNC” means The PNC Financial Services Group, Inc.

15.35 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

15.36 “Qualifying Retirement,” “Qualifying Disability Termination” and “Qualifying Anticipatory Termination” have the meanings specified in Section 5.3(iii), Section 5.3(iv), and Section 5.3(v), respectively.

15.37 “Retires” or “Retirement.” Grantee “Retires” if Grantee’s employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Committee or the CEO or his or her designee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement” and such Grantee’s Termination Date is sometimes also referred to as Grantee’s “Retirement Date.”

15.38 “SEC” means the United States Securities and Exchange Commission.

15.39 “Section 409A” means Section 409A of the United States Internal Revenue Code.

15.40 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

15.41 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

16. Grantee Covenants.

16.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 16 and 17 by virtue of receiving the 20        -20         Incentive Performance Units Award (regardless of whether a Final Award is ultimately determined and paid or the size of such Final Award, if any); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

16.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 16.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 16.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

16.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

16.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 16.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

17. Enforcement Provisions.

Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

17.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

17.2 Equitable Remedies. A breach of the provisions of any of Sections 16.2, 16.3 or 16.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

17.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 16.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

17.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

17.5 Severability. The restrictions and obligations imposed by Sections 16.2, 16.3, 16.4, 17.1 and 17.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

17.6 Reform. In the event any of Sections 16.2, 16.3 and 16.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

17.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 16.2, 16.3 and 16.4.

17.8 Compliance with U.S. Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

17.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive value pursuant to the Award and to retain any such value, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Grant Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

17.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

17.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

17.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

18. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

SENIOR LEADERS DEFERRAL PROGRAM

20         PERFORMANCE RESTRICTED SHARE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD ISSUANCE DATE:	, 20

SHARE UNITS:	[number] share units

1. Definitions.

Certain terms used in this Senior Leaders Deferral Program 20__ Performance Restricted Share Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 13 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time, and “Annual Incentive Deferral Plan” means The PNC Financial Services Group, Inc. Annual Incentive Deferral Plan as amended from time to time.

2. Performance RSUs with Dividend Equivalents Award.

Pursuant to the Plan and in accordance with the Annual Incentive Deferral Plan, and subject to the terms and conditions of the Agreement, PNC awards to the Grantee named above (“Grantee”) a share-denominated award opportunity of restricted share units (“Performance RSUs”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents (“Dividend Equivalents”) with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 16 and is subject to the terms and conditions of the Award Agreement, including service and conduct conditions, risk performance conditions and related adjustments, and forfeiture provisions, and to the Plan.

3. Terms of Award.

For the purpose of determining service and conduct conditions, risk performance conditions and related adjustments, forfeiture provisions, and other conditions and provisions applicable to each portion of the Performance RSUs and related Dividend Equivalents under the Award Agreement, the Award is divided into four installments or tranches.

This includes the conditions set forth in Section 4 related to Dividend Equivalents and the conditions set forth in Sections 5 and 6 relating to (1) specified service conditions and service-related forfeiture provisions, (2) conduct-related forfeiture and suspension provisions, (3) annual risk performance reviews and review criteria, and (4) risk performance-related adjustment provisions that subject the award payout size of each tranche that remains outstanding and satisfies the other applicable conditions for vesting of that tranche to a risk performance factor related to that tranche’s risk performance year, where the risk performance factor may be 100.00% (i.e., no downward adjustment of that tranche for risk performance) or may be a risk performance factor of less than

100.00% (i.e., a downward adjustment of the award payout size of the tranche for that year, up to the potential for full cancellation of a tranche for a risk performance factor related to that tranche’s risk performance year of 0.00%).

The four Performance RSUs and related Dividend Equivalents “Tranches” are set forth below:

•	one-fourth of the share units (rounded down to the nearest whole unit) are in the first tranche and will relate to 20 risk performance (“20 Tranche” or “1st Tranche”);

•	one-third of the remaining share units (rounded down to the nearest whole unit) are in the second tranche and will relate to 20 risk performance (“20 Tranche” or “2nd Tranche”);

•	one-half of the remaining share units (rounded down to the nearest whole unit) are in the third tranche and will relate to 20 risk performance (“20 Tranche” or “3rd Tranche”); and

•	the remainder of the share units are in the fourth tranche and will relate to 20 risk performance (“20 Tranche” or “4th Tranche”).

Performance RSUs and Dividend Equivalents are not transferable. The Performance RSUs and related Dividend Equivalents are subject to forfeiture pursuant to the terms and conditions of the Award Agreement until vesting in accordance with the terms of the Award Agreement, and are subject to downward adjustment of the number of share units, or share units to which they relate in the case of Dividend Equivalents, in accordance with Sections 5 and 6.

Performance RSUs that (1) are not forfeited pursuant to the service or conduct provisions in accordance with the terms of Section 5 and (2) have a risk-performance adjustment factor and payout percentage determined in accordance with the terms of Section 6 that is greater than 0.00%, (3) will be performance-adjusted in accordance with the risk performance adjustment provisions of Section 6, and (4) if such performance-adjusted Performance RSUs satisfy the service requirements and other conditions for vesting and vest in accordance with the terms of Section 7.1, then (5) they will be settled and paid out, generally in shares of PNC common stock, pursuant to and in accordance with the terms of Sections 7.2 and 7.3.

Dividend Equivalents will be accrued and will be subject to the same forfeiture, performance-adjustment and vesting conditions as the Performance RSUs to which they relate. Performance-adjusted Dividend Equivalents that vest will be paid out in cash at the same time as their related vested Performance RSUs are settled and paid out in accordance with the terms of Section 7.

Performance RSUs that are forfeited by Grantee pursuant to and in accordance with the service or conduct provisions of Section 5, or that are subject to a full downward risk performance adjustment (that is, a risk performance factor of 0.00%) in accordance with the risk performance adjustment provisions of Section 6, will be cancelled, together with the Dividend Equivalents that relate to those Performance RSUs, without payment of any consideration by PNC.

4. Dividend Equivalents.

The Dividend Equivalents portion of a Tranche represents the opportunity to receive a payout in cash of an amount equal to the cash dividends that would have been paid, without interest or reinvestment, between the Award Issuance Date and the vesting date for that Tranche on the number of shares of PNC common stock determined as specified below had such shares been issued and outstanding shares on the Award Issuance Date and thereafter through the vesting date. The specified number for purposes of the preceding sentence will be the number equal to the risk performance-adjusted number of share units vested, settled and paid out with respect to the related Performance RSUs in that same Tranche, if any.

Dividend Equivalents are subject to the same service requirements, conduct conditions, forfeiture events, vesting conditions, and risk performance-based payout size adjustments as the Performance RSUs to which they relate as set forth in Sections 5, 6 and 7, and will not vest, be settled and paid unless and until such related

Performance RSUs vest, are settled, and are paid. Outstanding accrued performance-adjusted Dividend Equivalents that so vest and settle will be paid in cash in accordance with Section 7.

5. Forfeiture Provisions: Termination Upon Failure to Meet Applicable Service Requirements or Conduct Conditions.

5.1 Termination of Award Upon Forfeiture of Share Units. The Award is subject to the forfeiture provisions set forth in this Section 5. The Award will terminate with respect to any Tranche or Tranches, as the case may be, of Performance RSUs and related Dividend Equivalents upon forfeiture and cancellation of such Tranche or Tranches of Performance RSUs and related Dividend Equivalents pursuant to the terms and conditions of this Section 5, and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in either the Performance RSUs or the related Dividend Equivalents evidenced by the Award Agreement with respect to that Tranche or those Tranches, as applicable.

5.2 Forfeiture of Award Upon Failure to Meet Service Requirements. If, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements set forth in Section 5 with respect to one or more Tranches of Performance RSUs and related Dividend Equivalents, then all outstanding Performance RSUs that have so failed to meet such service requirements, together with the Dividend Equivalents related to such Tranche or Tranches of Performance RSUs, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

5.3 Service Requirements. Grantee will meet the service requirements with respect to the Performance RSUs and related Dividend Equivalents, or applicable Tranche thereof if so specified, if Grantee meets the conditions of any of the subclauses below. If more than one of the following subclauses is applicable with respect to those Performance RSUs and related Dividend Equivalents, Grantee will have met the service requirements for such Performance RSUs and related Dividend Equivalents upon the first to occur of such conditions.

(i)

Grantee continues to be an employee of the Corporation through and including the day immediately preceding the 1st, 2nd, 3rd, or 4th anniversary of the Award Issuance Date, as the case may be, with respect to the 1st, 2nd, 3rd, or 4th Tranche of the Performance RSUs and related Dividend Equivalents, as applicable.

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date (as defined in Section 13) where Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 13) and where Grantee’s termination of employment as of such date qualifies as a Retirement (as defined in Section 13) (a “Qualifying Retirement”).

(iv)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date (as defined in Section 13) where Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 13) and where Grantee’s employment was terminated as of such date by the Corporation by reason of Grantee’s Disability (as defined in Section 13) (a “Qualifying Disability Termination”).

(v)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date (as defined in Section 13) where Grantee’s employment was terminated as of such date by the Corporation and such termination is an Anticipatory Termination (as defined in Section 13) (a “Qualifying Anticipatory Termination”).

(vi)	Grantee continues to be employed by the Corporation through the day immediately prior to the date a Change of Control (as defined in Section 13) occurs.

5.4 Forfeiture of Award Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the 4th anniversary of the Award Issuance Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Performance RSUs, together with all accrued Dividend Equivalents related to such then outstanding Performance RSUs, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that such Performance RSUs and related Dividend Equivalents vest in accordance with Section 7.1 or expire unvested or are cancelled pursuant to other provisions of the Award Agreement, Performance RSUs and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Performance RSUs and related Dividend Equivalents on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 13.13, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) no determination that Grantee has engaged in Detrimental Conduct may be made on or after the date of Grantee’s death (other than with respect to a Tranche, if any, that does not vest immediately upon death), and Detrimental Conduct will not apply to conduct by or activities of successors to the Performance RSUs and related Dividend Equivalents by will or the laws of descent and distribution in the event of Grantee’s death; (ii) in the event that Grantee’s termination of employment was an Anticipatory Termination, no determination that Grantee has engaged in Detrimental Conduct may be made on or after Grantee’s Termination Date; (iii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control; and (iv) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control.

5.5 Suspension and Forfeiture Related to Judicial Criminal Proceedings. If any criminal charges are brought against Grantee, in an indictment or in other analogous formal charges commencing judicial criminal proceedings, alleging the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation, then to the extent that the Performance RSUs and related Dividend Equivalents or any portion thereof are still outstanding and have not yet vested, the vesting of those Performance RSUs and related Dividend Equivalents shall be automatically suspended.

Such suspension of vesting shall continue until the earliest to occur of the following:

(1) resolution of the criminal proceedings in a manner that results in a conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation;

(2) resolution of the criminal proceedings in one of the following ways: (i) the charges as they relate to such alleged felony have been dismissed (with or without prejudice); (ii) Grantee has been acquitted of such alleged felony; or (iii) a criminal proceeding relating to such alleged felony has been completed without resolution (for example, as a result of a mistrial) and the relevant time period for recommencing criminal proceedings relating to such alleged felony has expired without any such recommencement;

(3) Grantee’s death; or

(4) the occurrence of a Change of Control.

If the suspension is terminated by the occurrence of an event set forth in clause (1) above, those Performance RSUs, together with all related Dividend Equivalents, to the extent that such Performance RSUs and related Dividend Equivalents or any portion thereof are still outstanding, will, upon such occurrence, be automatically forfeited by Grantee to PNC, will not vest or be eligible to vest, and will be cancelled without payment of any consideration by PNC.

If the suspension is terminated by the occurrence of an event set forth in clause (2), (3) or (4) above, then vesting of those Performance RSUs and related Dividend Equivalents shall proceed in accordance with Sections 5, 6 and 7, as applicable. No interest shall be paid with respect to any suspended payments.

6. Risk Performance Conditions and Review; Risk Performance-Related Adjustments to Performance RSUs and Dividend Equivalents.

Performance RSUs and related Dividend Equivalents are subject to risk performance conditions and adjustments, all as set forth herein unless and until amended prospectively by the Compensation Committee or the Review Committee.

6.1 Annual Risk Performance Factor. Each Tranche of the Award will be subject to an Annual Risk Performance Factor that relates to risk performance for the year applicable to that Tranche as set forth in Section 3 (e.g., for the 1st Tranche, also referred to as the 20         Tranche, the applicable risk performance relates to risk performance for calendar year 20        ). The Annual Risk Performance Factor for a Tranche could range from 100.00%, reflecting no downward adjustment to an applicable Tranche of the Award for risk performance, to an Annual Risk Performance Factor reflecting a downward adjustment of the Performance RSUs and Dividend Equivalents in the applicable Tranche by a specified amount, to an Annual Risk Performance Factor of 0.00%, reflecting full cancellation of the applicable Tranche for risk performance, all as further provided in this Section 6.

In the standard circumstances where Grantee continues to be an employee of the Corporation, or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination, and there has not been a Change of Control, the Annual Risk Performance Factor with respect to an applicable outstanding Tranche will be determined as follows.

(1) If an Annual Risk Performance Review is not required with respect to the performance year that relates to the applicable Tranche, because a review has not been triggered by the Risk Performance Review Criteria set forth in Section 6.3 below as applied to that performance year and the Review Committee has not otherwise determined to conduct such review in its discretion, then the Annual Risk Performance Factor for that Tranche will be 100.00%, effective as of the date it is determined that an Annual Risk Performance Review will not be conducted with respect to that performance year.

(2) If an Annual Risk Performance Review is conducted, as set forth in Section 6.2 below, with respect to the performance year that relates to the applicable Tranche then the Annual Risk Performance Factor for that Tranche will be as determined by the Review Committee as part of such review, effective as of the Review Committee determination date, and will be in the range of 100.00% down to 0.00%.

(3) If the Review Committee-determined Annual Risk Performance Factor with respect to a given performance year is 0.00%, the Tranche that relates to that performance year, including all outstanding Performance RSUs in that Tranche together with the Dividend Equivalents related to such Performance RSUs, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC, effective as of the Review Committee determination date.

For circumstances where Grantee’s employment with the Corporation has ceased by reason of a Qualifying Anticipatory Termination, or where there is a Change of Control or Grantee dies while still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, the Annual Risk Performance Factor with respect to an applicable outstanding Tranche will be determined as set forth in Section 6.4 below.

6.2 Annual Risk Performance Review. In general, while the Award is outstanding an Annual Risk Performance Review will be conducted with respect to any performance year for which either (a) such review is triggered by the risk performance review criteria as applied to that performance year set forth in Section 6.3 or (b) the Review Committee determines to conduct such review in its discretion. Any such determination that an Annual Risk Performance Review will be conducted will generally be made shortly after the close of the applicable performance year, but no later than the 45th day following the close of such year.

When an Annual Risk Performance Review is required with respect to a given completed risk performance year, either by the risk performance review criteria or at the Review Committee’s discretion, such review will be conducted shortly after the close of such calendar risk performance year but no later than the end of the first quarter following such close.

As part of such review, the Review Committee will consider whether, in its discretion, downward adjustment for risk performance with respect to the applicable risk performance year would be appropriate as applied to Grantee and, if so, will reflect such adjustment in the Annual Risk Performance Factor that will apply to the Tranche of Grantee’s Performance RSUs and related Dividend Equivalents that relate to that risk performance year. An Annual Risk Performance Factor as determined by the Review Committee will be in the range of 100.00% down to 0.00%. A downward adjustment for risk performance would be reflected in an Annual Risk Performance Factor with respect to that year of less than 100.00%. A Factor of 0.00% would mean that the Tranche has failed to meet the risk performance condition, is no longer eligible for vesting, and will expire and terminate.

If the Review Committee determines in its discretion that it would not be appropriate to apply a downward adjustment for risk performance for such year to Grantee’s Performance RSUs and related Dividend Equivalents, that determination would be reflected in an Annual Risk Performance Factor for the Tranche that relates to that risk performance year of 100.00%.

6.3 Risk Performance Review Criteria. Unless and until amended prospectively by the Compensation Committee or the Review Committee, the risk performance review criteria for a given performance year is whether PNC’s return on economic capital, with specified adjustments (“ROEC”), is at least equal to the applicable Compensation Committee-specified ROEC hurdle for that performance year. If the ROEC for a given performance year equals or exceeds this hurdle, an Annual Risk Performance Review is not triggered unless the Review Committee requires a review in its discretion. If the ROEC for a given year is less than this hurdle amount, an Annual Risk Performance Review by the Review Committee is required with respect to that performance year.

For purposes of this Award Agreement, ROEC will have the meaning set forth in Section 13.31. The ROEC hurdle for a given risk performance year will be the same as the risk performance hurdle specified by the Compensation Committee for that performance year for purposes of comparison of ROEC to such hurdle for PNC’s 20         Performance RSUs awards to members of PNC’s Corporate Executive Group (“CEG”). For the 20         performance year, this hurdle is related to PNC’s cost of capital and is set at         %. In the event that the Compensation Committee does not set an ROEC hurdle for a given risk performance year, the Review Committee will set such hurdle for purposes of this Award Agreement.

In any event, if the Compensation Committee determines that a risk performance review with respect to a given risk performance year has been triggered by the risk performance review criteria for that performance year for purposes of PNC’s 20         Performance RSUs awards to members of the CEG, then an Annual Risk Performance Review will also be triggered with respect to that year for purposes of this Award.

6.4 Annual Risk Performance Factor in the Event of Death, Qualifying Anticipatory Termination, or Change of Control.

(a) Death. In the event that Grantee’s employment with the Corporation ceases by reason of Grantee’s death or Grantee dies following a Qualifying Retirement or a Qualifying Disability Termination, then with respect to any Tranche or Tranches that were outstanding at the time of Grantee’s death: (i) if such death occurs after the close of a risk performance year but before the Tranche that relates to that year has either been performance-adjusted and paid out or forfeited, as the case may be, then the Annual Risk Performance Factor with respect to such Tranche will be determined in the same manner and effective as of the same time as if Grantee had remained an employee of the Corporation, provided that the Tranche remains outstanding at the applicable time; and (ii) with respect to any other Tranche or Tranches that were outstanding at the time of Grantee’s death, the Annual Risk Performance Factor will be 100.00%, effective as of the date of death.

(b) Qualifying Anticipatory Termination. In the event that one or more Tranches were outstanding at the time Grantee’s employment with the Corporation terminated where such termination was a Qualifying Anticipatory Termination, the Annual Risk Performance Factor of any outstanding Tranche for which an Annual Risk Performance Factor had not already been determined as of the day immediately preceding Grantee’s

Termination Date will be the same as the Annual Risk Performance Factor for the most recent Tranche for which an Annual Risk Performance Factor had been determined in accordance with clause (1), (2) or (3) of Section 6.1, or if none, will be 100.00%, all effective as of the end of the day immediately preceding Grantee’s Termination Date.

(c) Change of Control. In the event that Grantee continues to be an employee of the Corporation through the day immediately prior to the date a Change of Control occurs, or where Grantee ceased to be an employee of the Corporation prior to that time by reason of a Qualifying Retirement or a Qualifying Disability Termination, and one or more Tranches remain outstanding at the time a Change of Control occurs, the Annual Risk Performance Factor of any Tranche for which an Annual Risk Performance Factor had not already been determined as of the day immediately preceding the date the Change of Control occurs will be the same as the Annual Risk Performance Factor for the most recent Tranche for which an Annual Risk Performance Factor had been determined in accordance with clause (1), (2) or (3) of Section 6.1 or, if none, will be 100.00%, all effective as of the day immediately preceding the date the Change of Control occurs.

6.5 Performance Adjustment of Outstanding Share Units. Once an Annual Risk Performance Factor has been determined, in accordance with Sections 6.1 through 6.4, as applicable, for a Tranche of Performance RSUs and related Dividend Equivalents that has not been cancelled pursuant to any of the forfeiture provisions of Section 5, the number of share units in that Tranche will be performance adjusted as applicable in accordance with this Section 6.5.

The performance-adjusted number of share units in a Tranche will be equal to a percentage of the initial share units in the Tranche, rounded to the nearest one-hundredth with 0.005 share units being rounded upward to 0.01 share units, where the percentage to be applied is equal to the Annual Risk Performance Factor for the performance risk year that relates to that Tranche (e.g., for the 1st Tranche, the Annual Risk Performance Factor for calendar year 20__) as determined in accordance with Sections 6.1 through 6.4, as applicable. Only the performance-adjusted share units in a Tranche will be eligible to vest and be the basis of the settlement and payout of the Performance RSUs and related Dividend Equivalents in the Tranche in accordance with Section 7 provided that all of the other conditions for vesting are satisfied, including the service condition.

The performance-adjusted Performance RSUs for a Tranche are sometimes referred to as the Payout Share Units for purposes of the vesting, where applicable, of that portion of the Tranche in accordance with Section 7.1 and the settlement and payout in accordance with Sections 7.2 and 7.3 of the portion of the Tranche that has vested. The percentage applied to the share units for a given Tranche in order to arrive at the Payout Share Units is sometimes referred to as the Payout Percentage for that Tranche.

Dividend Equivalents will be subject to the same performance adjustment that is applied to the Performance RSUs to which they relate.

6.6 Termination of Portions of Award Due to Risk Performance Adjustments. The portion of the Performance RSUs in a Tranche that do not become Payout Share Units will be cancelled; that is, only the number of share units that become Payout Share Units as a result of the applicable risk performance adjustment will be performance eligible to vest and be the basis of the settlement and payout of the Performance RSUs and related Dividend Equivalents in the Tranche in accordance with Section 7.

Dividend Equivalents that had accrued with respect to any Performance RSUs in a Tranche that do not become Payout Share Units will also be cancelled as Dividend Equivalents are subject to the same performance adjustments that are applied to the Performance RSUs to which they relate.

6.7 PNC Determinations Final. All determinations made by the Compensation Committee, the Review Committee, or otherwise by PNC hereunder shall be made in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

7. Vesting and Settlement of Performance-Adjusted Share Units and Related Dividend Equivalents.

7.1 Vesting. Grantee’s Performance RSUs as performance-adjusted pursuant to the provisions of Section 6 (the Payout Share Units) and related performance-adjusted Dividend Equivalents will vest (that is, become vested Payout Share Units and related Dividend Equivalents) upon the earliest to occur of the events set forth in the subclauses below, provided that such Performance RSUs and related Dividend Equivalents have not been forfeited prior to such vesting event pursuant to any of the provisions of Section 5 or cancelled as a result of the risk performance adjustment provisions of Section 6 and remain outstanding at that time:

(i)

(a) the 1st anniversary of the Award Issuance Date in the case of the 1st Tranche share units and related dividend equivalents, the 2nd anniversary of the Award Issuance Date in the case of the 2nd Tranche share units and related dividend equivalents, the 3rd anniversary of the Award Issuance Date in the case of the 3rd Tranche share units and related dividend equivalents, and the 4th anniversary of the Award Issuance Date in the case of the 4th Tranche share units and related dividend equivalents, as the case may be, or, if later, (b) the date on which the performance adjustment determination pursuant to Section 6 with respect to the applicable Tranche is final (but no later than March 31st of the calendar year in which such anniversary occurs), or, if later, (c) on the date as of which any suspension imposed with respect to those Performance RSUs and related Dividend Equivalents pursuant to Section 5.5 is lifted without forfeiture of such units and related dividend equivalents and they vest, as applicable;

(ii)	in the event of Grantee’s death,

(a) the date of Grantee’s death with respect to any Tranche or Tranches as to which the Annual Risk Performance Factor for such Tranche is determined at the time of Grantee’s death pursuant to Section 6.4(a)(ii), and

(b) the date on which the Annual Risk Performance Factor with respect to such Tranche is final with respect to the Tranche, if any, for which the Annual Risk Performance Factor is determined after Grantee’s death pursuant to Section 6.4(a)(i) in the same manner as if Grantee had remained an employee of the Corporation; and

(iii)	the end of the day immediately preceding the day a Change of Control (as defined in Section 13) occurs.

Performance RSUs and related Dividend Equivalents (1) that have been forfeited by Grantee pursuant to the service requirements or conduct or other provisions of Section 5 or (2) that are part of the portion of a Tranche of Performance RSUs and related Dividend Equivalents that has been cancelled as a result of the risk performance-adjustment provisions of Section 6 where the Payout Percentage for that Tranche was less than 100.00% or (3) that have been cancelled as a result of the application of a Payout Percentage of 0.00% pursuant to Section 6 to the Tranche to which they relate, are not eligible for vesting, will not settle, and will be cancelled without payment of any consideration by PNC.

The period during which Dividend Equivalents will accrue with respect to an applicable Tranche of Performance RSUs will end, and such Dividend Equivalents will cease to accrue, on the vesting date for such Tranche of Performance RSUs in accordance with Section 7.1 or on the cancellation date for such Performance RSUs in accordance with Section 5 or Section 6, as applicable.

Accrued performance-adjusted Dividend Equivalents that vest in connection with the vesting of the performance-adjusted Performance RSUs to which they relate (that is, the amount of dividend equivalents for the period from the Award Issuance Date through the vesting date on the number of related Performance RSUs that become Payout Share Units and vest) will be settled and paid out in accordance with Sections 7.2 and 7.3.

Accrued Dividend Equivalents that fail to vest will be cancelled on the cancellation date for the Performance RSUs to which they relate in accordance with Section 5 or Section 6, as applicable.

7.2 Settlement. Performance-adjusted Performance RSUs (Payout Share Units) that have vested pursuant to the provisions of Section 7.1 will be settled at the time set forth in Section 7.3 either by delivery to Grantee of that number of whole shares of PNC common stock equal to the number of vested Payout Share Units being settled or as otherwise provided in Section 9, as applicable.

No fractional shares will be delivered to Grantee. If the vested Payout Share Units include a fractional interest, such fractional interest will be liquidated and paid to Grantee in cash on the basis of the then current Fair Market Value (as defined in Section 13) of PNC common stock as of the vesting date (or as of the scheduled payment date pursuant to clause (2) of the third bullet under Section 7.3 if payment is made pursuant to that provision, as necessary) or in any case as otherwise provided in Section 9 if applicable.

Accrued performance-adjusted Dividend Equivalents that have vested pursuant to the provisions of Section 7.1 will be settled by payment to Grantee in cash at the same time as the time set forth in Section 7.3 for payment of the performance-adjusted Performance RSUs to which they relate.

7.3 Payout Timing. Payment will be made to Grantee in settlement of vested performance-adjusted Performance RSUs and related Dividend Equivalents as soon as practicable after the vesting date set forth in the applicable subclause of Section 7.1 for such units and related dividend equivalents, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, subject to the provisions of the following bullets, if applicable. No interest shall be paid with respect to any such payments hereunder.

•

In the event that the vesting date pursuant to Section 7.1(i) is the date on which the performance adjustment determination pursuant to Section 6 with respect to the applicable Tranche is final or is the date as of which any suspension imposed pursuant to Section 5.5 is lifted, payment will be made no later than the earlier of (a) 30 days after the vesting date and (b) December 31st of the calendar year in which the vesting date occurs.

•

Where vesting occurs pursuant to Section 7.1(ii) upon or following Grantee’s death, as the case may be, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later, the 15th day of the 3rd calendar month following the date of Grantee’s death;

•	Where vesting occurs pursuant to Section 7.1(iii) due to the occurrence of a Change of Control:

(1)

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the U.S. Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2)

If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code, then payment will be made as soon as practicable after the date that would have been the scheduled vesting date for such performance-adjusted Performance RSUs and related Dividend Equivalents had they vested pursuant to Section 7.1(i) rather than pursuant to Section 7.1(iii), but in no event later than December 31st of the calendar year in which such scheduled vesting date occurs.

•

Where vesting occurs pursuant to Section 7.1(iii) due to the occurrence of a Change of Control and payment is scheduled, pursuant to clause (2) of the bullet above, for as soon as practicable after the date that would have been the scheduled vesting date for such performance-adjusted Performance RSUs and related Dividend Equivalents had they vested pursuant to Section 7.1(i) rather than pursuant to Section 7.1(iii) but Grantee dies prior to that scheduled payout date, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later (but not beyond the end of the calendar year in which vesting would have occurred pursuant to Section 7.1(i) had they vested pursuant to Section 7.1(i) rather than pursuant to Section 7.1(iii)), the 15th day of the 3rd calendar month following the date of Grantee’s death.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements have been satisfied.

If there is a dispute regarding payment of a final award amount, PNC will settle the undisputed portion of the award amount, if any, within the time frame set forth above in this Section 7.3, and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

8. No Rights as Shareholder Until Issuance of Shares. Grantee will have no rights as a shareholder of PNC by virtue of this Award unless and until shares of PNC stock are issued and delivered in settlement of vested outstanding performance-adjusted Performance RSUs pursuant to Section 7.

9. Capital Adjustments.

9.1 Except as otherwise provided in Section 9.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time, if any, that outstanding vested Performance RSUs and related Dividend Equivalents are settled and paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Performance RSUs and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 7 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions and (b) authorizing payment of the entire value of any award amount authorized for payment to Grantee pursuant to Section 7 to be paid in cash at the applicable time specified in Section 7.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

9.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Performance RSUs and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per share unit of any share-denominated award amount will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of PNC common stock, then the entire value of any payment to be made to Grantee pursuant to Section 7 will be made solely in cash at the applicable time specified by Section 7.

10. Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Performance RSUs and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any vested Performance RSUs and Dividend Equivalents are settled and paid in accordance with the terms of Section 7, such delivery of shares and/or other payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

11. Withholding Taxes. Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee.

Unless the Compensation Committee or other PNC Designated Person determines otherwise, the Corporation will retain whole shares of PNC common stock from any amounts payable to Grantee hereunder in the form of Shares, and will withhold cash from any amounts payable to Grantee hereunder that are settled in cash.

If any such withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

For purposes of this Section 11, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value (as defined in Section 13) on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. The Corporation will not retain Shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

12. Employment. Neither the awarding of the Performance RSUs and related Dividend Equivalents nor any payment with respect to such Award authorized hereunder nor any term or provision of the Award Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

13. Certain Definitions. Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

13.1 “Agreement,” “Award Agreement;” “Award;” “Award Issuance Date.”

“Agreement” or “Award Agreement” means the Senior Leaders Deferral Program 20     Performance Restricted Share Units Award Agreement between PNC and Grantee evidencing the Performance RSUs and related Dividend Equivalents award awarded to Grantee pursuant to the Plan in accordance with the Annual Incentive Deferral Plan.

“Award” means the Performance RSUs and related Dividend Equivalents award awarded to Grantee pursuant to the Plan in accordance with the Annual Incentive Deferral Plan and evidenced by the Agreement.

“Award Issuance Date” means the Award Issuance Date set forth on page 1 of the Agreement in accordance with the Annual Incentive Deferral Plan.

13.2 “Annual Incentive Deferral Plan” means The PNC Financial Services Group, Inc. Annual Incentive Deferral Plan as amended from time to time.

13.3 “Annual Risk Performance Factor” has the meaning set forth in Sections 6.1, 6.2 and 6.4, and “Annual Risk Performance Review” has the meaning set forth in Section 6.2.

13.4 “Anticipatory Termination” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 13.4, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 13.4, “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 13.4 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

13.5 “Board” means the Board of Directors of PNC.

13.6 “Cause” and “termination for Cause.”

Except as otherwise required by Section 13.4 in connection with the definition of Anticipatory Termination set forth in therein, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when PNC, by PNC’s CEO or any other executive officer of PNC, determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

13.7 “CEO” means the chief executive officer of PNC.

13.8 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 13.8(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 13.8(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

13.9 “Compensation Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

13.10 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in clause (ii) of Section 13.13(a), in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 13.10, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

13.11 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

13.12 “Corporation” means PNC and its Consolidated Subsidiaries.

13.13 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 13.10 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Performance RSUs that have not yet vested in accordance with Section 7.1 and of the Dividend Equivalents related to such Performance RSUs on the basis of such determination that Grantee has engaged in Detrimental Conduct.

13.14 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

13.15 “Dividend Equivalents” means the opportunity to receive dividend equivalents awarded to Grantee pursuant to the Plan in connection with the Performance RSUs to which they relate and evidenced by the Agreement.

13.16 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

13.17 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

13.18 “Grantee” means the person to whom the Performance RSUs with related Dividend Equivalents award is awarded, and is identified as Grantee on page 1 of the Agreement.

13.19 “Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

13.20 “Payout Share Units” and “vested Payout Share Units” have the meanings specified in Sections 6.5 and 7.1. Payout Share Units are the performance-adjusted number of Performance RSUs calculated in accordance with Section 6.5 that are performance eligible to vest in accordance with Section 7.1. Vested Payout Share Units are performance-adjusted Performance RSUs that have vested in accordance with Section 7.1.

13.21 “Performance RSUs” or “RSUs” means the share-denominated award opportunity of the number of restricted share units specified as the Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 9 if any, awarded to Grantee pursuant to the Plan and evidenced by the Agreement.

13.22 “Person” has the meaning specified in the definition of Change of Control in Section 13.8(a).

13.23 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

13.24 “Plan Administrator” has the meaning specified in Article III of the Annual Incentive Deferral Plan.

13.25 “PNC” means The PNC Financial Services Group, Inc.

13.26 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

13.27 “Qualifying Retirement,” “Qualifying Disability Termination,” and “Qualifying Anticipatory Termination” will have the respective meaning specified in Section 5.3(iii), Section 5.3(iv) or Section 5.3(v), as the case may be.

13.28 “Retires” or “Retirement.” Grantee “Retires” if Grantee’s employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Compensation Committee or the CEO or his or her designee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement” and such Grantee’s Termination Date is sometimes also referred to as Grantee’s “Retirement Date.”

13.29 “Review Committee” is the committee or group whose members function as the Review Committee for purposes of Section 6.

Unless and until the Compensation Committee determines to act as the Review Committee, the Review Committee will be the management-level committee, subcommittee, or group consisting of those members specified from time to time by the CEO and/or the Chief Human Resources Officer of PNC to act in such capacity for purposes of conducting reviews and making determinations pursuant to Section 6.

13.30 “Risk Performance Review Criteria” has the meaning set forth in Section 6.3.

13.31 “ROEC.” For purposes of the Risk Performance Review Criteria specified in Section 6.3, PNC’s “ROEC” (return on economic capital) for a given performance year will be calculated as earnings for the applicable performance year, divided by average economic capital for the same calendar year.

Earnings. Earnings will mean PNC’s publicly-reported earnings for the applicable calendar year adjusted, on an after-tax basis, for the impact of the items set forth under the heading “Earnings Adjustments” below.

Economic Capital. Economic capital will mean total economic capital for PNC on a consolidated basis as that term is used by PNC for its internal measurement purposes. Average economic capital for the applicable calendar year will mean the average of the economic capital values at the following points: beginning of period, end of period, and at each intermediate quarter-end in the period. For example, for the calendar year 20     period, this would be the average of the economic capital values at the following dates: December 31, 2012 (for the beginning of period value), December 31, 20     (for the end of period value), and March 31, 20    , June 30, 20     and September 30, 20     (for the intermediate points).

Earnings Adjustments. For purposes of calculating PNC’s ROEC for a given performance year, publicly-reported earnings results for that year will be adjusted, on an after-tax basis, for the impact of any of the following where such impact occurs during the given year:

•	extraordinary items (as such term is used under GAAP);

•	items resulting from a change in tax law;

•	discontinued operations;

•	acquisition costs and merger integration costs;
•

any costs or expense arising from specified Visa litigation (including Visa-litigation-related expenses/charges recorded for obligations to Visa with respect to the costs of specified litigation or the gains/reversal of expense recognized in connection with such obligations) and any other gains recognized on the redemption or sale of Visa shares as applicable;

•

acceleration of the accretion of any remaining issuance discount in connection with the redemption of any preferred stock, and any other charges or benefits related to the redemption of trust preferred or other preferred securities; and

•

the net impact on PNC of significant gains or losses related to BlackRock transactions (similar to the adjustment provided for in PNC’s Incentive Performance Units awards in an earlier year to members of PNC’s Corporate Executive Group that included adjusting 2009 results to exclude the 4th quarter 2009 gain related to BlackRock’s acquisition of Barclays Global Investors).

13.32 “SEC” means the United States Securities and Exchange Commission.

13.33 “Section 409A” means Section 409A of the United States Internal Revenue Code.

13.34 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

13.35 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

13.36 “Tranche” means one of the four installments into which the Performance RSUs and related Dividend Equivalents of the Award have been divided as specified in Section 3.

14. Grantee Covenants.

14.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 14 and 15 by virtue of receiving this Performance RSUs and Dividend Equivalents award (regardless of whether such share units and dividend equivalents, or any portion thereof, ultimately vest and settle); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

14.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 14.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 14.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

14.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

14.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 14.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

15. Enforcement Provisions. Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

15.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

15.2 Equitable Remedies. A breach of the provisions of any of Sections 14.2, 14.3 or 14.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

15.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 14.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

15.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

15.5 Severability. The restrictions and obligations imposed by Sections 14.2, 14.3, 14.4, 15.1 and 15.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

15.6 Reform. In the event any of Sections 14.2, 14.3 and 14.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

15.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 14.2, 14.3 and 14.4.

15.8 Compliance with U.S. Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

15.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Issuance Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

15.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, or the Plan Administrator, whether made or issued before or after the Award Issuance Date.

15.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

15.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

16. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Issuance Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Issuance Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

RESTRICTED STOCK

Long-Term Restricted Stock Award

Restricted Periods: Three Annual Tranches

THE PNC FINANCIAL SERVICES GROUP, INC.

1996 EXECUTIVE INCENTIVE AWARD PLAN

* * *

RESTRICTED STOCK AWARD AGREEMENT

* * *

GRANTEE:	< name >

AWARD DATE:	, 20

RESTRICTED SHARES:	< number of whole shares>

1. Definitions. Certain terms used in this Restricted Stock Award Agreement (the “Agreement”) are defined in Section 12 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan as amended from time to time.

2. Restricted Shares Award. Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Grantee named above (“Grantee”) a Restricted Shares Award of the number of restricted shares of PNC common stock set forth above (the “Award” and the “Restricted Shares”). The Award is subject to acceptance by Grantee in accordance with Section 15 and is subject to the terms and conditions of the Agreement and the Plan.

For purposes of determining conditions applicable to each portion of the Restricted Shares under the Agreement, the Restricted Shares are divided into three “Tranches” as follows:

(a) one-third of these shares (rounded down to the nearest whole share) are in the First Tranche of Restricted Shares;

(b) one-half of the remaining shares (rounded down to the nearest whole share) are in the Second Tranche of Restricted Shares; and

(c) the remainder of the shares are in the Third Tranche of Restricted Shares.

3. Terms of Award. The Award is subject to the following terms and conditions.

Restricted Shares are subject to a Restricted Period as provided in Section 9. Restricted Shares are subject to forfeiture and to transfer restrictions pursuant to the terms and conditions of the Agreement during the term of the Restricted Period applicable to the Restricted Shares, or applicable portion thereof where different, and until the conditions of the Agreement have been satisfied with respect to such shares and they vest and are released from the provisions of the Agreement in accordance with Section 9.

Once issued in accordance with Section 15, Restricted Shares will be deposited with PNC or its designee in a restricted account or credited to a restricted book-entry account. Restricted Shares will be held in a restricted account until either (i) the conditions of the Agreement have been satisfied with respect to such shares and the shares are released in accordance with Section 9 or (ii) the shares are forfeited pursuant to the terms of the Agreement, as the case may be.

Any certificate or certificates representing Restricted Shares will contain the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan and an Agreement entered into between the registered owner and The PNC Financial Services Group, Inc. Release from such terms and conditions will be made only in accordance with the provisions of such Plan and such Agreement, a copy of each of which is on file in the office of the Corporate Secretary of The PNC Financial Services Group, Inc.”

Where a book-entry system is used with respect to the issuance of Restricted Shares, appropriate notation of such forfeiture possibility and transfer restrictions will be made on the system with respect to the account or accounts to which the Restricted Shares are credited.

Restricted Shares that are forfeited by Grantee pursuant to and in accordance with the terms of Section 8 on failure to meet applicable conduct conditions of the Agreement will be cancelled without payment of any consideration by PNC.

Restricted Shares deposited with PNC or its designee that vest and are settled and released in accordance with the terms of Section 9 following satisfaction of all of the conditions of the Agreement with respect to those shares will be released from the restricted account and reissued to, or at the proper direction of, Grantee or Grantee’s legal representative without the legend referenced above.

4. Rights as Shareholder; Capital Adjustments.

(a) Except as provided in Sections 5 through 9 and subject to Sections 14 and 15, Grantee will have all the rights and privileges of a shareholder with respect to outstanding Restricted Shares from and after issuance of the shares in accordance with Section 15, including, but not limited to, the right to vote the Restricted Shares and the right to receive dividends thereon if and when declared by the Board; provided, however, that all such rights and privileges will cease immediately upon any forfeiture of such shares.

(b) Restricted Shares issued pursuant to the Award shall, as issued and outstanding shares of PNC common stock, be subject to such adjustment as may be necessary to reflect corporate transactions, such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC; provided, however, that any shares received as distributions on or in exchange for Restricted Shares that have not yet vested and been released from the terms of the Agreement in accordance with the provisions of Section 9 shall be subject to the terms and conditions of the Agreement as if they were Restricted Shares and shall have the same Restricted Period and shall be subject to the same conduct and other conditions and forfeiture provisions as those applicable to the Restricted Shares that such shares were a distribution on or for which such shares were exchanged.

5. Dividends. Once the Agreement is effective in accordance with Section 15 and the Restricted Shares are issued, cash dividends, if any, on outstanding Restricted Shares will be paid to Grantee as a shareholder on a current basis (subject to any suspension pursuant to Section 8.3, if applicable) unless and until such shares are forfeited pursuant to Section 8. Except as otherwise provided in Section 8 and Section 14.9, forfeiture and cancellation of Restricted Shares will have no effect on cash dividends paid to Grantee pursuant to this Section 5 with respect to dividend record dates that occurred prior to such forfeiture and or cancellation.

6. No Service Requirement; Tax Withholding.

6.1 No Service Requirement. Grantee must be an employee of the Corporation on the Award Date and when Grantee accepts the Award pursuant to Section 15. There is no continuing service requirement for the Award.

6.2 Tax Withholding. Any Federal, state or local taxes required to be paid in connection with the grant of the Restricted Shares award shall be paid as set forth in Section 9.3(a) and Section 10.

7. Transfer Restrictions; Payment to Legal Representative.

(a) Restricted Shares may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated unless and until all of the conditions of the Agreement have been satisfied with respect to such Restricted Shares, the applicable Restricted Period terminates, and the Restricted Shares are released and reissued to Grantee by PNC pursuant to Section 9, provided that shares may be transferred to and retained by PNC for taxes pursuant to Sections 6.2, 9 and 10.

(b) If Grantee is deceased at the time Restricted Shares are released and reissued by PNC in accordance with Section 9, PNC will deliver such shares to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative, or retained by PNC for taxes pursuant to Sections 6.2, 9 and 10, shall extinguish all right to payment hereunder.

8. Forfeiture Provisions: Forfeiture on Failure to Meet Applicable Conduct Conditions. Restricted Shares are subject to satisfaction of the applicable conduct conditions set forth in this Section 8. Upon failure to meet the conditions applicable to all or any portion of the Restricted Shares, all affected Restricted Shares that have not yet vested and been released from the terms of the Agreement pursuant to Section 9 will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC.

Upon any forfeiture of Restricted Shares pursuant to the provisions of this Section 8, neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in or with respect to such shares or any certificate or certificates representing such shares.

8.1 Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause (as defined in Section 12) prior to the 3rd anniversary of the Award Date and prior to the occurrence of a Change of Control (as defined in Section 12), if any, then all Restricted Shares that have not yet vested and been released pursuant to Section 9 and are otherwise outstanding on Grantee’s Termination Date, together with the right to receive any payment on or after Grantee’s Termination Date with respect to dividends on those shares, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

8.2 Detrimental Conduct. At any time prior to the date that such Restricted Shares vest in accordance with Section 9 or are cancelled pursuant to other provisions of the Agreement, Restricted Shares and related dividends, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Restricted Shares and related dividends on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 12.12, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) no determination that Grantee has engaged in Detrimental Conduct may be made on or after the date of Grantee’s death and Detrimental Conduct will not apply to conduct by or activities of successors to the Restricted Shares by will or the laws of descent and distribution in the event of Grantee’s death; (ii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control; and (iii) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control.

8.3 Judicial Criminal Proceedings. If any criminal charges are brought against Grantee, in an indictment or in other analogous formal charges commencing judicial criminal proceedings, alleging the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation, then to the extent that the Restricted Shares or any portion thereof are still outstanding and have not yet vested in accordance with Section 9, the vesting of any such Restricted Shares shall be automatically suspended and any dividends that would otherwise be paid to Grantee with respect to such shares shall be held by PNC during such suspension.

Such suspension shall continue until the earliest to occur of the following:

(1) resolution of the criminal proceedings in a manner that results in a conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation;

(2) resolution of the criminal proceedings in one of the following ways: (i) the charges as they relate to such alleged felony have been dismissed (with or without prejudice); (ii) Grantee has been acquitted of such alleged felony; or (iii) a criminal proceeding relating to such alleged felony has been completed without resolution (for example, as a result of a mistrial) and the relevant time period for recommencing criminal proceedings relating to such alleged felony has expired without any such recommencement;

(3) Grantee’s death; or

(4) the occurrence of a Change of Control.

If the suspension is terminated by the occurrence of an event set forth in clause (1) above, such Restricted Shares, together with any related dividends being held by PNC, will, upon such occurrence, be automatically forfeited by Grantee to PNC, will not vest or be eligible to vest, and will be cancelled without payment of any consideration by PNC.

If the suspension is terminated by the occurrence of an event set forth in clause (2), (3) or (4) above, then vesting of those Restricted Share shall proceed in accordance with Section 9 and any dividends being held by PNC during such suspension shall be paid to Grantee, as applicable. No interest shall be paid with respect to any suspended payments.

9. Restricted Period, Vesting, Settlement and Release of Restricted Shares.

9.1 Restricted Period. Restricted Shares are subject to a Restricted Period during which the shares are subject to forfeiture and transfer restrictions pursuant to the terms and conditions of the Agreement. The Restricted Period with respect to the Restricted Shares, or applicable portion thereof where different, is the period from the Award Date until the time the Restricted Shares, or applicable portion thereof where different, vest and are released from restriction pursuant to the applicable provisions of this Section 9.

9.2 Vesting. The Restricted Shares (or applicable portion thereof, where different) will vest upon the earliest to occur of the events set forth in the subclauses below, provided that such shares have not been forfeited prior to such vesting event pursuant to any of the provisions of Section 8 and remain outstanding at that time:

(i)	on the 1st , 2nd or 3rd anniversary of the Award Date, as the case may be, with respect to the First, Second or Third Tranche of Restricted Shares, as applicable,

or, if later, on the date as of which any suspension imposed with respect to those shares pursuant to Section 8.3 is lifted without forfeiture of such shares and they vest, as applicable;

(ii)	on the date of Grantee’s death;

(iii)	as of the end of the day immediately preceding the day a Change of Control occurs; and

(iv)	on the date such shares are retained by PNC for withholding taxes in accordance with Sections 9.3(a) and 10.

Restricted Shares that have been forfeited by Grantee pursuant to the provisions of Section 8 are not eligible for vesting, will not be settled and released, and will be cancelled without payment of any consideration by PNC.

9.3 Settlement and Release of Restricted Shares.

(a) To the extent that the Restricted Shares in a Tranche or Tranches become substantially vested as defined in 26 CFR 1.83-3(b) prior to the time that those shares otherwise vest in accordance with subclause (i), (ii) or (iii) of Section 9.2 above, a portion of the shares in each such Tranche of the Restricted Shares sufficient in amount to satisfy the minimum amount of Federal, state and local taxes then required to be withheld in connection therewith shall, notwithstanding anything in the Agreement to the contrary, be issued, vest, be released such that they become transferable to PNC, and be retained by PNC for such purpose in accordance with Section 10.

(b) Restricted Shares that remain outstanding and have not been forfeited and cancelled pursuant to one of the forfeiture provisions of Section 8 and that vest pursuant to Section 9.2 will be released from the forfeiture provisions and transfer restrictions of the Agreement. Except as otherwise provided in Section 9.3(a) above, released shares will be settled at the time set forth in this Section 9.3(b) by reissuance and release of said shares to, or at the proper direction of, Grantee or Grantee’s legal representative without the legend referred to in Section 3.

Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative or retained by PNC in accordance with Section 6.2, Section 9.3(a) and/or Section 10 shall extinguish all right to payment hereunder.

No fractional shares will be reissued, and if the Restricted Shares being released include a fractional interest, such fractional interest will be liquidated on the basis of the then current Fair Market Value of PNC common stock as of the vesting date and paid to Grantee in cash at the time the shares are reissued.

Shares will be reissued and released, and payment will be made for any fractional interest, to Grantee with respect to the settlement of Restricted Shares as soon as administratively practicable (generally within 30 days but in no event before all applicable tax withholding requirements with respect to such shares have been satisfied), following the applicable vesting date set forth in Section 9.2 above.

10. Payment of Taxes. Where Grantee has not previously satisfied all applicable withholding tax obligations, PNC will, at the time the tax withholding obligation arises, retain sufficient whole shares of PNC common stock from Restricted Shares released pursuant to Section 9 to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection with the shares. For purposes of this Section 10, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value on the date the tax withholding obligation arises.

PNC will not retain more than the number of shares sufficient to satisfy the minimum amount of taxes then required to be withheld in connection with the Restricted Shares. If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. Any such tax election shall be made pursuant to a form provided by PNC. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection with the Restricted Shares, no additional withholding may be made.

11. Employment. Neither the Award and the issuance of the Restricted Shares nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

12. Certain Definitions. Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

12.1 “Agreement” means the Restricted Stock Award Agreement between PNC and Grantee evidencing the Award granted to Grantee pursuant to the Plan.

12.2 “Award” and “Award Date.” “Award” means the Award of Restricted Shares granted to Grantee pursuant to the Plan and evidenced by the Agreement. “Award Date” means the Award Date set forth on page 1 of the Agreement and is the date as of which the Restricted Shares are authorized to be granted by the Compensation Committee in accordance with the Plan.

12.3 “Board” means the Board of Directors of PNC.

12.4 “Cause” and “termination for Cause.”

For purposes of the Agreement, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

12.5 “CEO” means the chief executive officer of PNC.

12.6 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 12.6(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 12.6(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

12.7 “Compensation Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

12.8 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 12.12, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 12.8, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

12.9 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the Internal Revenue Code.

12.10 “Corporation” means PNC and its Consolidated Subsidiaries.

12.11 “Designated Person” or “PNC Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

12.12 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 12.8 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Restricted Shares that have not yet vested in accordance with Section 9 and of the dividends related to such Restricted Shares on the basis of such determination that Grantee has engaged in Detrimental Conduct.

12.13 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

12.14 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

12.15 “Grantee” means the person to whom the Restricted Shares Award is granted, and is identified as Grantee on page 1 of the Agreement.

12.16 “Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

12.17 “Person” has the meaning specified in the definition of “Change of Control” in Section 12.6.

12.18 “Plan” means The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan as amended from time to time.

12.19 “PNC” means The PNC Financial Services Group, Inc.

12.20 “Restricted Period” has the meaning specified in Section 9.

12.21 “Restricted Shares” has the meaning specified in Section 2.

12.22 “SEC” means the United States Securities and Exchange Commission.

12.23 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

12.24 “Shares” means shares of PNC common stock.

12.25 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

12.26 “Tranche(s)” and “First, Second and Third Tranches” have the meanings set forth in Section 2.

13. Grantee Covenants.

13.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 13 and 14 by virtue of receiving this Award (regardless of whether the Restricted Shares ultimately vest, settle and are released); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

13.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 13.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause, death or disability and such termination is in anticipation of a Change of Control (that is, the termination occurs prior to the date on which a Change of Control occurs and it is reasonably demonstrated by Grantee that such termination of employment was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or otherwise arose in connection with or in anticipation of a Change of Control), then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 13.2 will no longer apply and will be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

13.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee will not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

13.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 13.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

14. Enforcement Provisions. Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

14.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

14.2 Equitable Remedies. A breach of the provisions of any of Sections 13.2, 13.3 or 13.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

14.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 13.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

14.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

14.5 Severability. The restrictions and obligations imposed by Sections 13.2, 13.3, 13.4, 14.1 and 14.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

14.6 Reform. In the event any of Sections 13.2, 13.3 and 13.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

14.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 13.2, 13.3 and 13.4.

14.8 Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code (“Section 409A”) to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

14.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

14.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Date.

14.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

14.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

15. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement. If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Date. The Restricted Shares will be issued as soon as administratively practicable.

Grantee will not have any of the rights of a shareholder with respect to the Restricted Shares as set forth in Sections 4 and 5, and will not have the right to vote or to receive dividends in connection with such shares, until the date the Agreement is effective and the Restricted Shares are issued in accordance with this Section 15.

In the event that one or more record dates for dividends on PNC common stock occur after the Award Date but before the Agreement is effective in accordance with this Section 15, then upon the effectiveness of the Agreement, the Corporation will make a cash payment to Grantee equivalent to the amount of the dividends that Grantee would have received with respect to those of the Restricted Shares that would have been outstanding on such record date after giving effect to Section 9.3(a) and Section 10 had those Restricted Shares been issued on the Award Date. Any such amount will be payable in accordance with applicable regular payroll practice as in effect from time to time for similarly situated employees.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

RESTRICTED SHARE UNITS

Standard Long-Term Incentive Program RSUs

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

20     LONG-TERM INCENTIVE AWARD PROGRAM

* * *

STOCK-PAYABLE RESTRICTED SHARE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD GRANT DATE:	, 20

RESTRICTED SHARE UNITS:	[ number ] share units

1. Definitions. Certain terms used in this Stock-Payable Restricted Share Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 12 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2. Restricted Share Units with Related Dividend Equivalents Award. Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Grantee named above (“Grantee”) a Share-denominated award opportunity of stock-payable restricted share units (“Restricted Share Units” or “RSUs”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents (“Dividend Equivalents”), payable in cash, with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 15 and is subject to the terms and conditions of the Agreement and to the Plan.

3. Terms of Award. The Award is subject to the following terms and conditions.

Restricted Share Units and Dividend Equivalents are not transferable. The Restricted Share Units and related Dividend Equivalents are subject to forfeiture pursuant to the terms and conditions of the Agreement until vesting of the Restricted Share Units in accordance with the terms of the Agreement.

Restricted Share Units that are not forfeited in accordance with the terms of Section 5 and that vest in accordance with the terms of Section 6 will be settled and paid out, generally in shares of PNC common stock, pursuant to and in accordance with the terms of Section 6. Restricted Share Units that are forfeited by Grantee pursuant to and in accordance with the terms of the service or conduct provisions of Section 5 will be cancelled without payment of any consideration by PNC.

The right to ongoing Dividend Equivalents is granted in connection with the Restricted Share Units to which those Dividend Equivalents relate and therefore shall terminate, without payment of any consideration by PNC, upon the cancellation or vesting, whichever is applicable, of the Restricted Share Units to which those Dividend Equivalents relate.

4. Dividend Equivalents.

Dividend Equivalents. These Dividend Equivalents are related to the Restricted Share Units, and Dividend Equivalents payments are applicable for the period during which the Restricted Share Units to which they relate are outstanding. Dividend Equivalents apply to the period from and after the Award Grant Date until such time as the Restricted Share Units granted in connection with those Dividend Equivalents either (i) vest pursuant to and in accordance with the terms of Section 6 or (ii) are cancelled upon forfeiture in accordance with the terms of Section 5. At the end of such period (either the vesting date in accordance with Section 6 or cancellation date in accordance with Section 5), the related Dividend Equivalents terminate.

Once the Agreement is effective in accordance with Section 15 and subject to the terms and conditions of this Section 4, the Corporation will make Dividend Equivalents payments to Grantee, where applicable, of cash equivalent to the amounts of the quarterly cash dividends Grantee would have received, if any, had the Restricted Share Units to which such Dividend Equivalents relate been shares of PNC common stock issued and outstanding on the record dates for cash dividends on PNC common stock that occur during the applicable Dividend Equivalents period.

Payment. The Corporation will make Dividend Equivalents payments to Grantee where applicable pursuant to this Section 4 each quarter following the dividend payment date that relates to such record date, if any. Dividend Equivalents will not be payable with respect to a dividend unless the Restricted Share Units to which the Dividend Equivalents relate were outstanding on the dividend record date for such dividend. Such amounts shall be paid in cash in accordance with applicable regular payroll practice as in effect from time to time for similarly situated employees within 30 days after the applicable dividend payment date.

Dividend Equivalents payments are also subject to the additional conditions set forth below.

Additional Conditions. Except as otherwise provided in Sections 5.4(b), 12.11, and 14.9, termination or cancellation of the right to ongoing Dividend Equivalents will have no effect on cash payments made pursuant to this Section 4 prior to such termination or cancellation.

If the termination of the right to ongoing Dividend Equivalents occurs after the dividend record date for a quarter but before the related dividend payment date, the Corporation will nonetheless make such a quarterly dividend equivalents payment to Grantee with respect to that record date, if any.

Where payment of Dividend Equivalents that would otherwise be made is suspended pursuant to Section 5.3 or Section 5.5 pending resolution of a potential forfeiture of the Restricted Share Units, then such payment will be made only if and when the suspension is terminated for reasons favorable to Grantee and the Restricted Share Units are not forfeited. No interest shall be paid with respect to any suspended payments. If the suspension is terminated for reasons adverse to Grantee, both the Restricted Share Units and any suspended Dividend Equivalents payments will be forfeited without payment.

5. Forfeiture Provisions; Termination Upon Failure to Meet Applicable Conditions.

5.1 Termination Upon Forfeiture of Units. The Award is subject to the forfeiture provisions set forth in this Section 5. Upon forfeiture and cancellation of Restricted Share Units and the right to receive payment with respect to related Dividend Equivalents pursuant to the terms and conditions of this Section 5, the Award will terminate with respect to such Restricted Share Units and related Dividend Equivalents, and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in such Restricted Share Units or the related right to Dividend Equivalents evidenced by the Agreement.

5.2 Service Requirements. Grantee will meet the service requirements with respect to the Restricted Share Units, or applicable portion thereof if so specified, if Grantee meets the conditions of any of the subclauses below. If more than one of the following subclauses is applicable with respect to those Restricted Share Units, Grantee will have met the service requirements for the Award upon the first to occur of such conditions.

(i)	Grantee continues to be an employee of the Corporation through and including the day immediately preceding the 3rd anniversary of the Award Grant Date.

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until such time as Grantee’s employment is terminated by the Corporation by reason of Grantee’s Disability (as defined in Section 12).

(iv)

Grantee continues to be employed by the Corporation until such time as Grantee Retires (as defined in Section 12) provided that such Retirement Date occurs no earlier than the 1st anniversary of the Award Grant Date and such Retirement is a Qualifying Retirement Termination of employment as defined below and where Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 12).

(v)	Grantee continues to be employed by the Corporation until such time as Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination (as defined in Section 12).

(vi)	Grantee continues to be employed by the Corporation through the day immediately prior to the date a Change of Control (as defined in Section 12) occurs.

(vii)

The Committee or other PNC Designated Person (as defined in Section 12) determines, in its sole discretion and prior to Grantee’s Termination Date, that, with respect to all or a specified portion of Grantee’s then outstanding Restricted Share Units that have not yet vested, the service requirements will be deemed to have been satisfied with respect to such share units; provided that if the Committee or other PNC Designated Person determines, in its sole discretion, that such deemed satisfaction of the service requirements shall be subject to any accompanying restrictions, terms or conditions, then such conditions shall have been timely satisfied (or shall be deemed to have been timely satisfied upon the earlier occurrence of Grantee’s death or of a Change of Control) no later than by the end of the day immediately preceding the 3rd anniversary of the Award Grant Date.

Qualifying Retirement Termination. Grantee’s termination of employment will be considered to be a Qualifying Retirement Termination for purposes of this Award if all of the following conditions are met:

(1)	Grantee’s termination of employment is a Retirement (as defined in Section 12);

(2)	Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 12); and

(3)	Grantee’s termination of employment occurs on or after the 1st anniversary of the Award Grant Date.

5.3 Forfeiture Upon Failure to Meet Service Requirements.

(a) Except as otherwise provided in subsection (b) below, if, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements with respect to all or a portion of the Award as set forth in Section 5.2 prior to or as of Grantee’s Termination Date (as defined in Section 12), then all such outstanding Restricted Share Units that have so failed to meet such service requirements, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) If, at the time Grantee ceases to be employed by the Corporation, Grantee could still satisfy the service requirements for all or a portion of the Award pursuant to Section 5.2(vii) provided that Grantee satisfies all of the conditions, if any, required by the Committee or other PNC Designated Person for such provision to apply within the time so specified by the Committee or other PNC Designated Person and/or that provision, then the potential forfeiture of that portion of the Award for failure to meet the service requirements set forth in Section 5.2 (and payment with respect to Dividend Equivalents with respect to that portion of the Award) will be suspended until the earliest to occur of the following: (1) Grantee’s failing to meet the service requirements of Section 5.2 upon the failure to satisfy such conditions at all or to satisfy such conditions within any time period specified by the Committee or other PNC Designated Person for such purpose or, if earlier or if no such time period is specified by the Committee or other PNC Designated Person, within the time period otherwise specified in such provision (i.e., no later than by the end of the day immediately preceding the 3rd anniversary of the Award Grant Date); (2) the timely satisfaction of such conditions, if any, such that Grantee is considered to have met the service requirements of Section 5.2 for purposes of that portion of the Award; (3) Grantee’s death; or (4) the occurrence of a Change of Control.

If such suspension is resolved adverse to Grantee pursuant to clause (1) above, then all outstanding Restricted Share Units, together with all payments with respect to the related Dividend Equivalents that had been suspended pending such resolution, will be automatically forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC effective as of Grantee’s Termination Date.

If such suspension is resolved pursuant to clause (2) above or by the occurrence of an event set forth in clause (3) or (4) above, then vesting of Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

5.4 Forfeiture Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the 3rd anniversary of the Award Grant Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Restricted Share Units, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that such Restricted Share Units vest in accordance with Section 6, Restricted Share Units and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Restricted Share Units and related Dividend Equivalents on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 12.11, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) no determination that Grantee has engaged in Detrimental Conduct may be made on or after the date of Grantee’s death and Detrimental Conduct will not apply to conduct by or activities of successors to the Restricted Share Units by will or the laws of descent and distribution in the event of Grantee’s death; (ii) in the event that Grantee’s termination of employment was an Anticipatory Termination, no determination that Grantee has engaged in Detrimental Conduct may be made on or after Grantee’s Termination Date; (iii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control; and (iv) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control (as defined in Section 12).

5.5 Suspension and Forfeiture Related to Judicial Criminal Proceedings. If any criminal charges are brought against Grantee, in an indictment or in other analogous formal charges commencing judicial criminal proceedings, alleging the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation, then to the extent that the Restricted Share Units or any portion thereof are still outstanding and have not yet vested, the vesting of those Restricted Share Units and any further Dividend Equivalent payments shall be automatically suspended.

Such suspension of vesting shall continue until the earliest to occur of the following:

(1) resolution of the criminal proceedings in a manner that results in a conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation;

(2) resolution of the criminal proceedings in one of the following ways: (i) the charges as they relate to such alleged felony have been dismissed (with or without prejudice); (ii) Grantee has been acquitted of such alleged felony; or (iii) a criminal proceeding relating to such alleged felony has been completed without resolution (for example, as a result of a mistrial) and the relevant time period for recommencing criminal proceedings relating to such alleged felony has expired without any such recommencement;

(3) Grantee’s death; or

(4) the occurrence of a Change of Control.

If the suspension is terminated by the occurrence of an event set forth in clause (1) above, those Restricted Share Units, together with all payments with respect to the related Dividend Equivalents that had been suspended, will, upon such occurrence, be automatically forfeited by Grantee to PNC, will not vest or be eligible to vest, and will be cancelled without payment of any consideration by PNC.

If the suspension is terminated by the occurrence of an event set forth in clause (2), (3) or (4) above, then vesting of those Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

6. Vesting and Settlement of Restricted Share Units.

6.1 Vesting. Grantee’s Restricted Share Units will vest upon the earliest to occur of the events set forth in the subclauses below, provided that those Restricted Share Units have not been forfeited prior to such event pursuant to any of the provisions of Section 5 and remain outstanding at that time:

(i)

the 3rd anniversary of the Award Grant Date or, if later, on the date as of which any suspension imposed with respect to those Restricted Share Units pursuant to Section 5.5 is lifted without forfeiture of the units and the units vest, as applicable;

(ii)	the date of Grantee’s death; and

(iii)	the end of the day immediately preceding the day a Change of Control (as defined in Section 12) occurs.

Restricted Share Units that have been forfeited by Grantee pursuant to the provisions of Section 5 are not eligible for vesting, will not settle and will be cancelled without payment of any consideration by PNC.

The Dividend Equivalents period with respect to Dividend Equivalents related to such Restricted Share Units will end and such Dividend Equivalents will terminate either on the vesting date for such Restricted Share

Units in accordance with Section 6 or on the cancellation date for such Restricted Share Units in accordance with Section 5, as applicable.

6.2 Settlement. Restricted Share Units that have vested will be settled at the time set forth in Section 6.3 by delivery to Grantee of that number of whole shares of PNC common stock equal to the number of outstanding vested Restricted Share Units being settled or as otherwise provided pursuant to Section 8 if applicable.

No fractional shares will be delivered to Grantee. If the vested Restricted Share Units being settled include a fractional interest, such fractional interest will be liquidated and paid to Grantee in cash on the basis of the then current Fair Market Value (as defined in Section 12) of PNC common stock as of the vesting date (or as of the scheduled payment date pursuant to subsection (2) of the third bullet under Section 6.3 if payment is made pursuant to that provision as necessary) or in any case as otherwise provided in Section 8 if applicable.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements with respect to such payment have been satisfied.

6.3 Payout Timing. Payment will be made to Grantee in settlement of outstanding Restricted Share Units that have vested as soon as practicable after the vesting date set forth in the applicable subclause of Section 6.1 for such Restricted Share Units, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, subject to the provisions of the following bullets, if applicable. No interest shall be paid with respect to any such payments hereunder.

•

In the event that the vesting date pursuant to Section 6.1(i) is the date as of which any suspension imposed pursuant to Section 5.5 is lifted, payment will be made no later than the earlier of (a) 30 days after the vesting date and (b) December 31st of the calendar year in which the vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(ii) upon Grantee’s death, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later, the 15th day of the 3rd calendar month following the date of Grantee’s death.

•	Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control:

(1)

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2)

If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code, then payment will be made as soon as practicable after the 3rd anniversary of the Award Grant Date (the date that would have been the scheduled vesting date for such Restricted Share Units had they vested pursuant to Section 6.1(i) rather than pursuant to Section 6.1(iii)), but in no event later than December 31st of the calendar year in which such scheduled vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control and payment is scheduled, pursuant to subsection (2) of the bullet above, for as soon as practicable after the 3rd anniversary of the Award Grant Date, but Grantee dies prior to that scheduled payout date, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later but not beyond the end of the calendar year in which the 3rd anniversary of the Award Grant Date occurs, the 15th day of the 3rd calendar month following the date of Grantee’s death.

7. No Rights as Shareholder Until Issuance of Shares. Grantee will have no rights as a shareholder of PNC by virtue of this Award unless and until Shares are issued and delivered in settlement of outstanding vested Restricted Share Units pursuant to and in accordance with Section 6.

8. Capital Adjustments.

8.1 Except as otherwise provided in Section 8.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time, if any, that outstanding vested Restricted Share Units are settled and paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 6 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions and (b) authorizing payment of the entire value of any award amount authorized for payment to Grantee pursuant to Section 6 to be paid in cash at the applicable time specified in Section 6.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

8.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per share unit of any share-denominated award amount will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of PNC common stock, then the entire value of any payment to be made to Grantee pursuant to Section 6 will be made solely in cash at the applicable time specified by Section 6.

9. Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Restricted Share Units and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any outstanding vested Restricted Share Units are settled and paid in accordance with the terms of Section 6, such delivery of shares and/or other payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

10. Withholding Taxes. Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee or, if none, from other compensation then payable to Grantee, or as otherwise determined by PNC.

Unless the Compensation Committee or other PNC Designated Person determines otherwise, where amounts are then payable hereunder to Grantee in the form of shares of PNC common stock, the Corporation will retain whole shares from any such amounts until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation. In the event that amounts are not then payable hereunder to Grantee in the form of shares or that such withholdings are otherwise not sufficient to meet the minimum amount of taxes then required to be withheld, withholding will be made from any amounts then payable hereunder to Grantee that are settled in cash until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation.

If any withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

For purposes of this Section 10, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value (as defined in Section 12) on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. The Corporation will not retain Shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

11. Employment. Neither the granting of the Restricted Share Units and related Dividend Equivalents award nor any payment with respect to such Award authorized hereunder nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

12. Certain Definitions. Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

12.1 “Agreement,” “Award Agreement;” “Award;” “Award Grant Date.”

“Agreement” or “Award Agreement” means the Stock-Payable Restricted Share Units Award Agreement between PNC and Grantee evidencing the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan.

“Award” means the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

“Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement and is the date as of which the Restricted Share Units and related Dividend Equivalents are authorized to be granted by the Committee in accordance with the Plan.

12.2 “Anticipatory Termination” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 12.2, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 12.2, “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 12.2 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

12.3 “Board” means the Board of Directors of PNC.

12.4 “Cause” and “termination for Cause.”

Except as otherwise required by Section 12.2 in connection with the definition of Anticipatory Termination set forth in therein, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

12.5 “CEO” means the chief executive officer of PNC.

12.6 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 12.6(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 12.6(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

12.7 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

12.8 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in clause (ii) of Section 12.11(a), in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 12.8, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

12.9 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

12.10 “Corporation” means PNC and its Consolidated Subsidiaries.

12.11 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 12.8 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Restricted Share Units that have not yet vested in accordance with Section 6 and of the Dividend Equivalents related to such Restricted Share Units, including Dividend Equivalents related to such Restricted Share Units that may already have been paid to Grantee, on the basis of such determination that Grantee has engaged in Detrimental Conduct.

12.12 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

12.13 “Dividend Equivalents” means the opportunity to receive dividend equivalents granted to Grantee pursuant to the Plan in connection with the Restricted Share Units to which they relate and evidenced by the Agreement.

12.14 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

12.15 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

12.16 “Grantee” means the person to whom the Restricted Share Units with related Dividend Equivalents award is granted and is identified as Grantee on page 1 of the Agreement.

12.17 “Internal Revenue Code” or “U.S. Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended and the rules and regulations promulgated thereunder.

12.18 “Person” has the meaning specified in the definition of Change of Control in Section 12.6(a).

12.19 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

12.20 “PNC” means The PNC Financial Services Group, Inc.

12.21 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

12.22 “Qualifying Retirement Termination” has the meaning specified in Section 5.2.

12.23 “Restricted Share Units” or “RSUs” means the Share-denominated award opportunity of the number of restricted share units specified as the Restricted Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 8 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

12.24 “Retires” or “Retirement.” Grantee “Retires” if Grantee’s employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Committee or the CEO or his or her designee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement” and such Grantee’s Termination Date is sometimes also referred to as Grantee’s “Retirement Date.”

12.25 “Retiree.” Grantee is sometimes referred to as a “Retiree” if Grantee Retires, as defined in Section 12.24.

12.26 “SEC” means the United States Securities and Exchange Commission.

12.27 “Section 409A” means Section 409A of the United States Internal Revenue Code.

12.28 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

12.29 “Share” means a share of PNC common stock.

12.30 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

13. Grantee Covenants.

13.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 13 and 14 by virtue of receiving this Restricted Share Units with related Dividend Equivalents award (regardless of whether such share units or any portion thereof ultimately vest and settle); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

13.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 13.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 13.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

13.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than

(a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

13.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 13.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

14. Enforcement Provisions. Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

14.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

14.2 Equitable Remedies. A breach of the provisions of any of Sections 13.2, 13.3 or 13.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

14.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 13.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

14.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

14.5 Severability. The restrictions and obligations imposed by Sections 13.2, 13.3, 13.4, 14.1 and 14.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

14.6 Reform. In the event any of Sections 13.2, 13.3 and 13.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

14.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 13.2, 13.3 and 13.4.

14.8 Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

14.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain any Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Grant Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

14.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

14.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

14.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

15. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement so executed by Grantee. Otherwise, upon such execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

Standard Five Year Three Tranche RSUs

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

STOCK-PAYABLE RESTRICTED SHARE UNITS

AWARD AGREEMENT

* * *

GRANTEE:                                                          [Name]

AWARD GRANT DATE:                                     , 20

RESTRICTED SHARE UNITS:                 [ number ] share units

1. Definitions. Certain terms used in this Stock-Payable Restricted Share Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 12 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2. Restricted Share Units with Related Dividend Equivalents Award. Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Grantee named above (“Grantee”) a Share-denominated award opportunity of stock-payable restricted share units (“Restricted Share Units” or “RSUs”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents (“Dividend Equivalents”), payable in cash, with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 15 and is subject to the terms and conditions of the Agreement and to the Plan.

3. Terms of Award. For purposes of determining the service, conduct, and other conditions and provisions applicable to each portion of the RSUs and related Dividend Equivalents under the Agreement, the Award is divided into three installments or tranches. This includes the conditions set forth in Section 4 related to Dividend Equivalents and the conditions set forth in Sections 5 and 6 relating to specified service conditions and service related forfeiture provisions for each tranche, conduct-related provisions, and vesting and settlement provisions for each tranche.

The three Restricted Share Units and related Dividend Equivalents “Tranches” are set forth below:

•	one-fourth of the Share Units (rounded down to the nearest whole unit) are in the first tranche (“1st Tranche”);

•	one-third of the remaining Share Units (rounded down to the nearest whole unit) are in the second tranche (“2nd Tranche”); and

•	the remainder of the Share Units are in the third tranche (“3rd Tranche”).

Restricted Share Units and Dividend Equivalents are not transferable. The Restricted Share Units and related Dividend Equivalents are subject to forfeiture pursuant to the terms and conditions of the Agreement until vesting of the Restricted Share Units in accordance with the terms of the Agreement.

Provided that a Restricted Share Units’ Tranche is not forfeited in accordance with the terms of Section 5 and vests in accordance with the terms of Section 6, that Tranche of RSUs will be settled and paid out, generally in shares of PNC common stock, pursuant to and in accordance with the terms of Section 6. Restricted Share Units that are forfeited by Grantee pursuant to and in accordance with the terms of the service or conduct provisions of Section 5 will be cancelled without payment of any consideration by PNC.

The right to ongoing Dividend Equivalents is granted in connection with the Tranche of Restricted Share Units to which those Dividend Equivalents relate and therefore shall terminate, without payment of any consideration by PNC, upon the cancellation or vesting, whichever is applicable, of the Tranche of Restricted Share Units to which those Dividend Equivalents relate.

4. Dividend Equivalents.

Dividend Equivalents. These Dividend Equivalents are related to the Restricted Share Units, and Dividend Equivalents payments are applicable for the period during which the Tranche of Restricted Share Units to which they relate is outstanding. Dividend Equivalents apply to the period from and after the Award Grant Date until such time as the applicable Tranche of Restricted Share Units granted in connection with those Dividend Equivalents either (i) vests pursuant to and in accordance with the terms of Section 6 or (ii) is cancelled upon forfeiture in accordance with the terms of Section 5. At the end of such period (either the vesting date in accordance with Section 6 or cancellation date in accordance with Section 5), the related Dividend Equivalents terminate.

Once the Agreement is effective in accordance with Section 15 and subject to the terms and conditions of this Section 4, the Corporation will make Dividend Equivalents payments to Grantee, where applicable, of cash equivalent to the amounts of the quarterly cash dividends Grantee would have received, if any, had the Restricted Share Units to which such Dividend Equivalents relate been shares of PNC common stock issued and outstanding on the record dates for cash dividends on PNC common stock that occur during the applicable Dividend Equivalents period.

Payment. The Corporation will make Dividend Equivalents payments to Grantee where applicable pursuant to this Section 4 each quarter following the dividend payment date that relates to such record date, if any. Dividend Equivalents will not be payable with respect to a dividend unless the Restricted Share Units to which the Dividend Equivalents relate were outstanding on the dividend record date for such dividend. Such amounts shall be paid in cash in accordance with applicable regular payroll practice as in effect from time to time for similarly situated employees within 30 days after the applicable dividend payment date.

Dividend Equivalents payments are also subject to the additional conditions set forth below.

Additional Conditions. Except as otherwise provided in Sections 5.4(b), 12.11, and 14.9, termination or cancellation of the right to ongoing Dividend Equivalents will have no effect on cash payments made pursuant to this Section 4 prior to such termination or cancellation.

If the termination of the right to ongoing Dividend Equivalents occurs after the dividend record date for a quarter but before the related dividend payment date, the Corporation will nonetheless make such a quarterly dividend equivalents payment to Grantee with respect to that record date, if any.

Where payment of Dividend Equivalents that would otherwise be made is suspended pursuant to Section 5.3 or Section 5.5 pending resolution of a potential forfeiture of the Restricted Share Units, then such payment will be made only if and when the suspension is terminated for reasons favorable to Grantee and the Restricted Share Units are not forfeited. No interest shall be paid with respect to any suspended payments. If the suspension is terminated for reasons adverse to Grantee, both the Restricted Share Units and any suspended Dividend Equivalents payments will be forfeited without payment.

5. Forfeiture Provisions; Termination Upon Failure to Meet Applicable Conditions.

5.1 Termination Upon Forfeiture of Units. The Award is subject to the forfeiture provisions set forth in this Section 5. Upon forfeiture and cancellation of a Tranche or Tranches, as the case may be, of Restricted Share Units and the right to receive payment with respect to related Dividend Equivalents pursuant to the terms and conditions of this Section 5, the Award will terminate with respect to such Tranche or Tranches of RSUs and related Dividend Equivalents, and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in the Restricted Share Units or the related right to Dividend Equivalents evidenced by the Agreement with respect to such Tranche or Tranches of RSUs and related Dividend Equivalents, as applicable.

5.2 Service Requirements. Grantee will meet the service requirements of the Award with respect to the Restricted Share Units, or applicable portion thereof if so specified, if Grantee meets the conditions of any of the subclauses below. If more than one of the following subclauses is applicable with respect to those RSUs, Grantee will have met the service requirements for such RSUs upon the first to occur of such conditions.

(i)

Grantee continues to be an employee of the Corporation through and including the day immediately preceding the 3rd, 4th, or 5th anniversary of the Award Grant Date, as the case may be, with respect to the 1st, 2nd, or 3rd Tranche of the RSUs, as applicable.

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until such time as Grantee’s employment is terminated by the Corporation by reason of Grantee’s Disability (as defined in Section 12).

(iv)	Grantee continues to be employed by the Corporation until such time as Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination (as defined in Section 12).

(v)	Grantee continues to be employed by the Corporation through the day immediately prior to the date a Change of Control (as defined in Section 12) occurs.

(vi)

The Committee or other PNC Designated Person (as defined in Section 12) determines, in its sole discretion and prior to Grantee’s Termination Date, that, with respect to all or a specified portion of Grantee’s then outstanding Restricted Share Units that have not yet vested, the service requirements will be deemed to have been satisfied with respect to such share units; provided that if the Committee or other PNC Designated Person determines, in its sole discretion, that such deemed satisfaction of the service requirements shall be subject to any accompanying restrictions, terms or conditions, then such conditions shall have been timely satisfied (or shall be deemed to have been timely satisfied upon the earlier occurrence of Grantee’s death or of a Change of Control) no later than by the end of the day immediately preceding the 5th anniversary of the Award Grant Date.

5.3 Forfeiture Upon Failure to Meet Service Requirements.

(a) Except as otherwise provided in subsection (b) below, if, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements for the Award as set forth in Section 5.2 with respect to one or more Tranches of RSUs prior to or as of Grantee’s Termination Date (as defined in Section 12), then all outstanding Restricted Share Units that have so failed to meet such service requirements, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) If, at the time Grantee ceases to be employed by the Corporation, Grantee could still satisfy the service requirements for all or a portion of the Award pursuant to Section 5.2(vi) provided that Grantee satisfies all of the conditions, if any, required by the Committee or other PNC Designated Person for such provision to apply within the time so specified by the Committee or other PNC Designated Person and/or that provision, then the potential forfeiture of that portion of the Award for failure to meet the service requirements set forth in Section 5.2 (and payment with respect to Dividend Equivalents with respect to that portion of the Award) will be suspended until the earliest to occur of the following: (1) Grantee’s failing to meet the service requirements of Section 5.2 upon the failure to satisfy such conditions at all or to satisfy such conditions within any time period specified by the Committee or other PNC Designated Person for such purpose or, if earlier or if no such time period is specified by the Committee or other PNC Designated Person, within the time period otherwise specified in such provision (i.e., no later than by the end of the day immediately preceding the 5th anniversary of the Award Grant Date); (2) the timely satisfaction of such conditions, if any, such that Grantee is considered to have met the service requirements of Section 5.2 for purposes of that portion of the Award; (3) Grantee’s death; or (4) the occurrence of a Change of Control.

If such suspension is resolved adverse to Grantee pursuant to clause (1) above, then all outstanding Restricted Share Units, together with all payments with respect to the related Dividend Equivalents that had been suspended pending such resolution, will be automatically forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC effective as of Grantee’s Termination Date.

If such suspension is resolved pursuant to clause (2) above or by the occurrence of an event set forth in clause (3) or (4) above, then vesting of Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

5.4 Forfeiture Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the 5th anniversary of the Award Grant Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Restricted Share Units, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that such Restricted Share Units vest in accordance with Section 6, Restricted Share Units and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Restricted Share Units and related Dividend Equivalents on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 12.11, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) no determination that Grantee has engaged in Detrimental Conduct may be made on or after the date of Grantee’s death and Detrimental Conduct will not apply to conduct by or activities of successors to the Restricted Share Units by will or the laws of descent and distribution in the event of Grantee’s death; (ii) in the event that Grantee’s termination of employment was an Anticipatory Termination, no determination that Grantee has engaged in Detrimental Conduct may be made on or after Grantee’s Termination Date; (iii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control; and (iv) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control (as defined in Section 12).

5.5 Suspension and Forfeiture Related to Judicial Criminal Proceedings.

If any criminal charges are brought against Grantee, in an indictment or in other analogous formal charges commencing judicial criminal proceedings, alleging the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation, then to the extent that the Restricted Share Units or any portion thereof are still outstanding and have not yet vested, the vesting of those Restricted Share Units and any further Dividend Equivalent payments shall be automatically suspended.

Such suspension of vesting shall continue until the earliest to occur of the following:

(1) resolution of the criminal proceedings in a manner that results in a conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation;

(2) resolution of the criminal proceedings in one of the following ways: (i) the charges as they relate to such alleged felony have been dismissed (with or without prejudice); (ii) Grantee has been acquitted of such alleged felony; or (iii) a criminal proceeding relating to such alleged felony has been completed without resolution (for example, as a result of a mistrial) and the relevant time period for recommencing criminal proceedings relating to such alleged felony has expired without any such recommencement;

(3) Grantee’s death; or

(4) the occurrence of a Change of Control.

If the suspension is terminated by the occurrence of an event set forth in clause (1) above, those Restricted Share Units, together with all payments with respect to the related Dividend Equivalents that had been suspended, will, upon such occurrence, be automatically forfeited by Grantee to PNC, will not vest or be eligible to vest, and will be cancelled without payment of any consideration by PNC.

If the suspension is terminated by the occurrence of an event set forth in clause (2), (3) or (4) above, then vesting of those Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

6. Vesting and Settlement of Restricted Share Units.

6.1 Vesting. Grantee’s Restricted Share Units will vest upon the earliest to occur of the events set forth in the subclauses below, provided that those Restricted Share Units have not been forfeited prior to such event pursuant to any of the provisions of Section 5 and remain outstanding at that time:

(i)

the 3rd anniversary of the Award Grant Date in the case of the 1st Tranche of RSUs, the 4th anniversary of the Award Grant Date in the case of the 2nd Tranche of RSUs, and the 5th anniversary of the Award Grant Date in the case of the 3rd Tranche of RSUs, as the case may be, or, if later, on the date as of which any suspension imposed with respect to those RSUs pursuant to Section 5.5 is lifted without forfeiture of the units and the units vest, as applicable;

(ii)	the date of Grantee’s death; and

(iii)	the end of the day immediately preceding the day a Change of Control (as defined in Section 12) occurs.

Restricted Share Units that have been forfeited by Grantee pursuant to the provisions of Section 5 are not eligible for vesting, will not settle and will be cancelled without payment of any consideration by PNC.

The Dividend Equivalents period with respect to Dividend Equivalents related to such Restricted Share Units will end and such Dividend Equivalents will terminate either on the vesting date for such Restricted Share Units in accordance with Section 6 or on the cancellation date for such Restricted Share Units in accordance with Section 5, as applicable.

6.2 Settlement. Restricted Share Units that have vested will be settled at the time set forth in Section 6.3 by delivery to Grantee of that number of whole shares of PNC common stock equal to the number of outstanding vested Restricted Share Units being settled or as otherwise provided pursuant to Section 8 if applicable.

No fractional shares will be delivered to Grantee. If the outstanding vested Restricted Share Units being settled include a fractional interest, such fractional interest will be liquidated and paid to Grantee in cash on the basis of the then current Fair Market Value (as defined in Section 12) of PNC common stock as of the vesting date (or as of the scheduled payment date pursuant to subsection (2) of the third bullet under Section 6.3 if payment is made pursuant to that provision as necessary) or in any case as otherwise provided in Section 8 if applicable.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements with respect to such payment have been satisfied.

6.3 Payout Timing. Payment will be made to Grantee in settlement of outstanding Restricted Share Units that have vested as soon as practicable after the vesting date set forth in the applicable subclause of Section 6.1 for such RSUs, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, subject to the provisions of the following bullets, if applicable. No interest shall be paid with respect to any such payments hereunder.

•

In the event that the vesting date pursuant to Section 6.1(i) is the date as of which any suspension imposed pursuant to Section 5.5 is lifted, payment will be made no later than the earlier of (a) 30 days after the vesting date and (b) December 31st of the calendar year in which the vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(ii) upon Grantee’s death, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later, the 15th day of the 3rd calendar month following the date of Grantee’s death.

•	Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control:

(1)

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2)

If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code, then payment will be made as soon as practicable after the date that would have been the scheduled vesting date for such Restricted Share Units had they vested pursuant to Section 6.1(i) rather than pursuant to Section 6.1(iii), but in no event later than December 31st of the calendar year in which such scheduled vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control and payment is scheduled, pursuant to subsection (2) of the bullet above, for as soon as practicable after the date that would have been the scheduled vesting date for such Restricted Share Units had they vested pursuant to Section 6.1(i) rather than pursuant to Section 6.1(iii), but Grantee dies prior to that scheduled payout date, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later (but not beyond the end of the calendar year in which the vesting would have occurred had such RSUs vested pursuant to Section 6.1(i) rather than pursuant to Section 6.1(iii)), the 15th day of the 3rd calendar month following the date of Grantee’s death.

7. No Rights as Shareholder Until Issuance of Shares. Grantee will have no rights as a shareholder of PNC by virtue of this Award unless and until Shares are issued and delivered in settlement of outstanding vested Restricted Share Units pursuant to and in accordance with Section 6.

8. Capital Adjustments.

8.1 Except as otherwise provided in Section 8.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time, if any, that outstanding vested Restricted Share Units are settled and paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 6 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions and (b) authorizing payment of the entire value of any award amount authorized for payment to Grantee pursuant to Section 6 to be paid in cash at the applicable time specified in Section 6.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

8.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per share unit of any share-denominated award amount will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of PNC common stock, then the entire value of any payment to be made to Grantee pursuant to Section 6 will be made solely in cash at the applicable time specified by Section 6.

9. Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Restricted Share Units and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any outstanding vested Restricted Share Units are settled and paid in accordance with the terms of Section 6, such delivery of shares and/or other payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

10. Withholding Taxes. Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee or, if none, from other compensation then payable to Grantee, or as otherwise determined by PNC.

Unless the Compensation Committee or other PNC Designated Person determines otherwise, where amounts are then payable hereunder to Grantee in the form of shares of PNC common stock, the Corporation will retain whole shares from any such amounts until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation. In the event that amounts are not then payable hereunder to Grantee in the form of shares or that such withholdings are otherwise not sufficient to meet the minimum amount of taxes then required to be withheld, withholding will be made from any amounts then payable hereunder to Grantee that are settled in cash until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation.

If any withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

For purposes of this Section 10, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value (as defined in Section 12) on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. The Corporation will not retain Shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

11. Employment. Neither the granting of the Restricted Share Units and related Dividend Equivalents award nor any payment with respect to such Award authorized hereunder nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

12. Certain Definitions. Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

12.1 “Agreement,” “Award Agreement;” “Award;” “Award Grant Date.”

“Agreement” or “Award Agreement” means the Stock-Payable Restricted Share Units Award Agreement between PNC and Grantee evidencing the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan.

“Award” means the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

“Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement and is the date as of which the Restricted Share Units and related Dividend Equivalents are authorized to be granted by the Committee in accordance with the Plan.

12.2 “Anticipatory Termination” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 12.2, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 12.2, “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that

Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 12.2 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

12.3 “Board” means the Board of Directors of PNC.

12.4 “Cause” and “termination for Cause.”

Except as otherwise required by Section 12.2 in connection with the definition of Anticipatory Termination set forth in therein, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

12.5 “CEO” means the chief executive officer of PNC.

12.6 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 12.6(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 12.6(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

12.7 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

12.8 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows

PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 12.11, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 12.8, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

12.9 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

12.10 “Corporation” means PNC and its Consolidated Subsidiaries.

12.11 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 12.8 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Restricted Share Units that have not yet vested in accordance with Section 6 and of the Dividend Equivalents related to such Restricted Share Units, including Dividend Equivalents related to such Restricted Share Units that may already have been paid to Grantee, on the basis of such determination that Grantee has engaged in Detrimental Conduct.

12.12 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

12.13 “Dividend Equivalents” means the opportunity to receive dividend equivalents granted to Grantee pursuant to the Plan in connection with the Restricted Share Units to which they relate and evidenced by the Agreement.

12.14 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

12.15 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

12.16 “Grantee” means the person to whom the Restricted Share Units with related Dividend Equivalents award is granted and is identified as Grantee on page 1 of the Agreement.

12.17 “Internal Revenue Code” or “U.S. Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended and the rules and regulations promulgated thereunder.

12.18 “Person” has the meaning specified in the definition of Change of Control in Section 12.6(a).

12.19 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

12.20 “PNC” means The PNC Financial Services Group, Inc.

12.21 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

12.22 “Restricted Share Units” or “RSUs” means the Share-denominated award opportunity of the number of restricted share units specified as the Restricted Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 8 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

12.23 “SEC” means the United States Securities and Exchange Commission.

12.24 “Section 409A” means Section 409A of the United States Internal Revenue Code.

12.25 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

12.26 “Share” means a share of PNC common stock.

12.27 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

12.28 “Tranche(s)” or “1st, 2nd, or 3rd Tranche” have the meanings set forth in Section 3.

13. Grantee Covenants.

13.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 13 and 14 by virtue of receiving this Restricted Share Units with related Dividend Equivalents award (regardless of whether such share units or any portion thereof ultimately vest and settle); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

13.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 13.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 13.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

13.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

13.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 13.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

14. Enforcement Provisions. Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

14.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

14.2 Equitable Remedies. A breach of the provisions of any of Sections 13.2, 13.3 or 13.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

14.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 13.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

14.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

14.5 Severability. The restrictions and obligations imposed by Sections 13.2, 13.3, 13.4, 14.1 and 14.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

14.6 Reform. In the event any of Sections 13.2, 13.3 and 13.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

14.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 13.2, 13.3 and 13.4.

14.8 Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

14.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain any Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Grant Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

14.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

14.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

14.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

15. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement so executed by Grantee. Otherwise, upon such execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

3-Year Cliff Vest; Service Requirement through

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

            20         SPECIAL RETENTION AWARD

* * *

STOCK-PAYABLE RESTRICTED SHARE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD GRANT DATE:	, 20

RESTRICTED SHARE UNITS:	[ number ] share units

1. Definitions. Certain terms used in this Stock-Payable Restricted Share Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 12 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2. Restricted Share Units with Related Dividend Equivalents Award. Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Grantee named above (“Grantee”) a Share-denominated award opportunity of stock-payable restricted share units (“Restricted Share Units” or “RSUs”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents (“Dividend Equivalents”), payable in cash, with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 15 and is subject to the terms and conditions of the Agreement and to the Plan.

3. Terms of Award. The Award is subject to the following terms and conditions.

Restricted Share Units and Dividend Equivalents are not transferable. The Restricted Share Units and related Dividend Equivalents are subject to forfeiture pursuant to the terms and conditions of the Agreement until vesting of the Restricted Share Units in accordance with the terms of the Agreement.

Restricted Share Units that are not forfeited in accordance with the terms of Section 5 and that vest in accordance with the terms of Section 6 will be settled and paid out, generally in shares of PNC common stock, pursuant to and in accordance with the terms of Section 6. Restricted Share Units that are forfeited by Grantee pursuant to and in accordance with the terms of the service and conduct provisions of Section 5 will be cancelled without payment of any consideration by PNC.

The right to ongoing Dividend Equivalents is granted in connection with the Restricted Share Units to which those Dividend Equivalents relate and therefore shall terminate, without payment of any consideration by PNC, upon the cancellation or vesting, whichever is applicable, of the Restricted Share Units to which those Dividend Equivalents relate.

4. Dividend Equivalents.

Dividend Equivalents. These Dividend Equivalents are related to the Restricted Share Units, and Dividend Equivalents payments are applicable for the period during which the Restricted Share Units to which they relate are outstanding. Dividend Equivalents apply to the period from and after the Award Grant Date until such time as the Restricted Share Units granted in connection with those Dividend Equivalents either (i) vest pursuant to and in accordance with the terms of Section 6 or (ii) are cancelled upon forfeiture in accordance with the terms of Section 5. At the end of such period (either the vesting date in accordance with Section 6 or cancellation date in accordance with Section 5), the related Dividend Equivalents terminate.

Once the Agreement is effective in accordance with Section 15 and subject to the terms and conditions of this Section 4, the Corporation will make Dividend Equivalents payments to Grantee, where applicable, of cash equivalent to the amounts of the quarterly cash dividends Grantee would have received, if any, had the Restricted Share Units to which such Dividend Equivalents relate been shares of PNC common stock issued and outstanding on the record dates for cash dividends on PNC common stock that occur during the applicable Dividend Equivalents period.

Payment. The Corporation will make Dividend Equivalents payments to Grantee where applicable pursuant to this Section 4 each quarter following the dividend payment date that relates to such record date, if any. Dividend Equivalents will not be payable with respect to a dividend unless the Restricted Share Units to which the Dividend Equivalents relate were outstanding on the dividend record date for such dividend. Such amounts shall be paid in cash in accordance with applicable regular payroll practice as in effect from time to time for similarly situated employees within 30 days after the applicable dividend payment date.

Dividend Equivalents payments are also subject to the additional conditions set forth below.

Additional Conditions. Except as otherwise provided in Sections 5.4(b), 12.11 and 14.9, termination or cancellation of the right to ongoing Dividend Equivalents will have no effect on cash payments made pursuant to this Section 4 prior to such termination or cancellation.

If the termination of the right to ongoing Dividend Equivalents occurs after the dividend record date for a quarter but before the related dividend payment date, the Corporation will nonetheless make such a quarterly dividend equivalents payment to Grantee with respect to that record date, if any.

Where payment of Dividend Equivalents that would otherwise be made is suspended pursuant to Section 5.3 or Section 5.5 pending resolution of a potential forfeiture of the Restricted Share Units, then such payment will be made only if and when the suspension is terminated for reasons favorable to Grantee and the Restricted Share Units are not forfeited. No interest shall be paid with respect to any suspended payments. If the suspension is terminated for reasons adverse to Grantee, both the Restricted Share Units and any suspended Dividend Equivalents payments will be forfeited without payment.

5. Forfeiture Provisions; Termination Upon Failure to Meet Applicable Conditions.

5.1 Termination Upon Forfeiture of Units. The Award is subject to the forfeiture provisions set forth in this Section 5. Upon forfeiture and cancellation of the Restricted Share Units and the right to receive payments with respect to related Dividend Equivalents pursuant to the terms and conditions of this Section 5, the Award will terminate and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in the Restricted Share Units or the related right to Dividend Equivalents evidenced by the Agreement.

5.2 Service Requirements.

Grantee will meet the service requirements for the Award if Grantee meets the conditions of any of the subclauses below (and if more than one is applicable, Grantee will have met the service requirements for the Award upon the first to occur of such conditions).

(i)	Grantee continues to be an employee of the Corporation through and including .

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until such time as Grantee’s employment is terminated by the Corporation by reason of Grantee’s Disability (as defined in Section 12).

(iv)	Grantee continues to be employed by the Corporation until such time as Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination (as defined in Section 12).

(v)	Grantee continues to be employed by the Corporation through the day immediately prior to the date a Change of Control (as defined in Section 12) occurs.

(vi)

The Committee or other PNC Designated Person (as defined in Section 12) determines, in its sole discretion and prior to Grantee’s Termination Date, that, with respect to all or a specified portion of Grantee’s then outstanding Restricted Share Units that have not yet vested, the service requirements will be deemed to have been satisfied with respect to such share units; provided that if the Committee or other PNC Designated Person determines, in its sole discretion, that such deemed satisfaction of the service requirements shall be subject to any accompanying restrictions, terms or conditions, then such conditions shall have been timely satisfied (or shall be deemed to have been timely satisfied upon the earlier occurrence of Grantee’s death or of a Change of Control) no later than by the end of the day immediately preceding the 3rd anniversary of the Award Grant Date.

5.3 Forfeiture Upon Failure to Meet Service Requirements.

(a) Except as otherwise provided in subsection (b) below, if, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements for the Award as set forth in Section 5.2 prior to or as of Grantee’s Termination Date (as defined in Section 12), then all outstanding Restricted Share Units that have so failed to meet such service requirements, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) If, at the time Grantee ceases to be employed by the Corporation, Grantee could still satisfy the service requirements for all or a portion of the Award pursuant to Section 5.2(vi) provided that Grantee satisfies all of the conditions, if any, required by the Committee or other PNC Designated Person for such provision to apply within the time so specified by the Committee or other PNC Designated Person and/or that provision, then the potential forfeiture of that portion of the Award for failure to meet the service requirements set forth in Section 5.2 (and payment with respect to Dividend Equivalents with respect to that portion of the Award) will be suspended until the earliest to occur of the following: (1) Grantee’s failing to meet the service requirements of Section 5.2 upon the failure to satisfy such conditions at all or to satisfy such conditions within any time period specified by the Committee or other PNC Designated Person for such purpose or, if earlier or if no such time period is specified by the Committee or other PNC Designated Person, within the time period otherwise specified in such provision (i.e., no later than by the end of the day immediately preceding the 3rd anniversary of the Award Grant Date); (2) the timely satisfaction of such conditions, if any, such that Grantee is considered to have met the service requirements of Section 5.2 for purposes of that portion of the Award; (3) Grantee’s death; or (4) the occurrence of a Change of Control.

If such suspension is resolved adverse to Grantee pursuant to clause (1) above, then all outstanding Restricted Share Units, together with all payments with respect to the related Dividend Equivalents that had been suspended pending such resolution, will be automatically forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC effective as of Grantee’s Termination Date.

If such suspension is resolved pursuant to clause (2) above or by the occurrence of an event set forth in clause (3) or (4) above, then vesting of Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

5.4 Forfeiture Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the 3rd anniversary of the Award Grant Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Restricted Share Units, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that such Restricted Share Units vest in accordance with Section 6, Restricted Share Units and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Restricted Share Units and related Dividend Equivalents on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 12.11, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) no determination that Grantee has engaged in Detrimental Conduct may be made on or after the date of Grantee’s death and Detrimental Conduct will not apply to conduct by or activities of successors to the Restricted Share Units by will or the laws of descent and distribution in the event of Grantee’s death; (ii) in the event that Grantee’s termination of employment was an Anticipatory Termination, no determination that Grantee has engaged in Detrimental Conduct may be made on or after Grantee’s Termination Date; (iii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement terminates or results in a Change of Control; and (iv) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control (as defined in Section 12).

5.5 Suspension and Forfeiture Related to Judicial Criminal Proceedings.

If any criminal charges are brought against Grantee, in an indictment or in other analogous formal charges commencing judicial criminal proceedings, alleging the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation, then to the extent that the Restricted Share Units are still outstanding and have not yet vested, the vesting of those Restricted Share Units and any further Dividend Equivalent payments shall be automatically suspended.

Such suspension of vesting shall continue until the earliest to occur of the following:

(1) resolution of the criminal proceedings in a manner that results in a conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation;

(2) resolution of the criminal proceedings in one of the following ways: (i) the charges as they relate to such alleged felony have been dismissed (with or without prejudice); (ii) Grantee has been acquitted of such alleged felony; or (iii) a criminal proceeding relating to such alleged felony has been completed without resolution (for example, as a result of a mistrial) and the relevant time period for recommencing criminal proceedings relating to such alleged felony has expired without any such recommencement;

(3) Grantee’s death; or

(4) the occurrence of a Change of Control.

If the suspension is terminated by the occurrence of an event set forth in clause (1) above, those Restricted Share Units, together with all payments with respect to the related Dividend Equivalents that had been suspended, will, upon such occurrence, be automatically forfeited by Grantee to PNC, will not vest or be eligible to vest, and will be cancelled without payment of any consideration by PNC.

If the suspension is terminated by the occurrence of an event set forth in clause (2), (3) or (4) above, then vesting of those Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

6. Vesting and Settlement of Restricted Share Units.

6.1 Vesting. Grantee’s Restricted Share Units will vest upon the earliest to occur of the events set forth in the subclauses below, provided that those Restricted Share Units have not been forfeited prior to such event pursuant to any of the provisions of Section 5 and remain outstanding at that time:

(i)

the 3rd anniversary of the Award Grant Date or, if later, on the date as of which any suspension imposed pursuant to Section 5.5 is lifted without forfeiture of the units and the units vest, as applicable;

(ii)	the date of Grantee’s death; and

(iii)	the end of the day immediately preceding the day a Change of Control (as defined in Section 12) occurs.

Restricted Share Units that have been forfeited by Grantee pursuant to the provisions of Section 5 are not eligible for vesting, will not settle and will be cancelled without payment of any consideration by PNC.

The Dividend Equivalents period with respect to Dividend Equivalents related to the Restricted Share Units will end and such Dividend Equivalents will terminate either on the vesting date for such Restricted Share Units in accordance with Section 6 or on the cancellation date for such Restricted Share Units in accordance with Section 5, as applicable.

6.2 Settlement. Restricted Share Units that have vested will be settled at the time set forth in Section 6.3 by delivery to Grantee of that number of whole shares of PNC common stock equal to the number of outstanding vested Restricted Share Units being settled or as otherwise provided pursuant to Section 8 if applicable.

No fractional shares will be delivered to Grantee. If the vested Restricted Share Units being settled include a fractional interest, such fractional interest will be liquidated and paid to Grantee in cash on the basis of the then current Fair Market Value (as defined in Section 12) of PNC common stock as of the vesting date (or as of the scheduled payment date pursuant to subsection (2) of the third bullet under Section 6.3 if payment is made pursuant to that provision as necessary) or in any case as otherwise provided in Section 8 if applicable.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements with respect to such payment have been satisfied.

6.3 Payout Timing. Payment will be made to Grantee in settlement of outstanding Restricted Share Units that have vested as soon as practicable after the vesting date set forth in the applicable subclause of Section 6.1, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, subject to the provisions of the following bullets, if applicable. No interest shall be paid with respect to any such payments hereunder.

•

In the event that the vesting date pursuant to Section 6.1(i) is the date as of which any suspension imposed pursuant to Section 5.5 is lifted, payment will be made no later than the earlier of (a) 30 days after the vesting date and (b) December 31st of the calendar year in which the vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(ii) upon Grantee’s death, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later, the 15th day of the 3rd calendar month following the date of Grantee’s death.

•	Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control:

(1)

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2)

If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code, then payment will be made as soon as practicable after the 3rd anniversary of the Award Grant Date (the date that would have been the scheduled vesting date for the Restricted Share Units had they vested pursuant to Section 6.1(i) rather than pursuant to Section 6.1(iii)), but in no event later than December 31st of the calendar year in which such scheduled vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control and payment is scheduled, pursuant to subsection (2) of the bullet above, for as soon as practicable after the 3rd anniversary of the Award Grant Date, but Grantee dies prior to that scheduled payout date, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later but not beyond the end of the calendar year in which the 3rd anniversary of the Award Grant Date occurs, the 15th day of the 3rd calendar month following the date of Grantee’s death.

7. No Rights as Shareholder Until Issuance of Shares. Grantee will have no rights as a shareholder of PNC by virtue of this Award unless and until Shares are issued and delivered in settlement of outstanding vested Restricted Share Units pursuant to and in accordance with Section 6.

8. Capital Adjustments.

8.1 Except as otherwise provided in Section 8.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time, if any, that outstanding vested Restricted Share Units are settled and paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 6 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions and (b) authorizing payment of the entire value of any award amount authorized for payment to Grantee pursuant to Section 6 to be paid in cash at the applicable time specified in Section 6.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

8.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per share unit of any share-denominated award amount will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of PNC common stock, then the entire value of any payment to be made to Grantee pursuant to Section 6 will be made solely in cash at the applicable time specified by Section 6.

9. Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Restricted Share Units and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any outstanding vested Restricted Share Units are settled and paid in accordance with the terms of Section 6, such delivery of shares and/or other payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

10. Withholding Taxes. Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee or, if none, from other compensation then payable to Grantee, or as otherwise determined by PNC.

Unless the Compensation Committee or other PNC Designated Person determines otherwise, where amounts are then payable hereunder to Grantee in the form of shares of PNC common stock, the Corporation will retain whole shares from any such amounts until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation. In the event that amounts are not then payable hereunder to Grantee in the form of shares or that such withholdings are otherwise not sufficient to meet the minimum amount of taxes then required to be withheld, withholding will be made from any amounts then payable hereunder to Grantee that are settled in cash until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation.

If any withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

For purposes of this Section 10, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value (as defined in Section 12) on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. The Corporation will not retain Shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

11. Employment. Neither the granting of the Restricted Share Units and related Dividend Equivalents award nor any payment with respect to such Award authorized hereunder nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

12. Certain Definitions. Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

12.1 “Agreement,” “Award Agreement;” “Award;” “Award Grant Date.”

“Agreement” or “Award Agreement” means the Stock-Payable Restricted Share Units Award Agreement between PNC and Grantee evidencing the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan.

“Award” means the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

“Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement and is the date as of which the Restricted Share Units and related Dividend Equivalents are authorized to be granted by the Committee in accordance with the Plan.

12.2 “Anticipatory Termination” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 12.2, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 12.2, “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 12.2 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

12.3 “Board” means the Board of Directors of PNC.

12.4 “Cause” and “termination for Cause.”

Except as otherwise required by Section 12.2 in connection with the definition of Anticipatory Termination set forth in therein, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

12.5 “CEO” means the chief executive officer of PNC.

12.6 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 12.6(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 12.6(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

12.7 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

12.8 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 12.11, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 12.8, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

12.9 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

12.10 “Corporation” means PNC and its Consolidated Subsidiaries.

12.11 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 12.8 in the continental

United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Restricted Share Units that have not yet vested in accordance with Section 6 and of the Dividend Equivalents related to such Restricted Share Units, including Dividend Equivalents related to such Restricted Share Units that may already have been paid to Grantee, on the basis of such determination that Grantee has engaged in Detrimental Conduct.

12.12 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

12.13 “Dividend Equivalents” means the opportunity to receive dividend equivalents granted to Grantee pursuant to the Plan in connection with the Restricted Share Units to which they relate and evidenced by the Agreement.

12.14 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

12.15 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

12.16 “Grantee” means the person to whom the Restricted Share Units with related Dividend Equivalents award is granted and is identified as Grantee on page 1 of the Agreement.

12.17 “Internal Revenue Code” or “U.S. Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended and the rules and regulations promulgated thereunder.

12.18 “Person” has the meaning specified in the definition of Change of Control in Section 12.6(a).

12.19 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

12.20 “PNC” means The PNC Financial Services Group, Inc.

12.21 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

12.22 “Restricted Share Units” or “RSUs” means the Share-denominated award opportunity of the number of restricted share units specified as the Restricted Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 8 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

12.23 “SEC” means the United States Securities and Exchange Commission.

12.24 “Section 409A” means Section 409A of the United States Internal Revenue Code.

12.25 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

12.26 “Share” means a share of PNC common stock.

12.27 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

13. Grantee Covenants.

13.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 13 and 14 by virtue of receiving this Restricted Share Units with related Dividend Equivalents award (regardless of whether such share units ultimately vest and settle); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

13.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 13.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 13.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

13.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

13.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 13.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

14. Enforcement Provisions. Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

14.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

14.2 Equitable Remedies. A breach of the provisions of any of Sections 13.2, 13.3 or 13.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

14.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 13.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

14.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

14.5 Severability. The restrictions and obligations imposed by Sections 13.2, 13.3, 13.4, 14.1 and 14.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

14.6 Reform. In the event any of Sections 13.2, 13.3 and 13.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

14.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 13.2, 13.3 and 13.4.

14.8 Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

14.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain any Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Grant Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

14.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

14.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

14.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

15. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon such execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

3-Year Cliff Vest; Service Requirement –      Years

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

             20         SPECIAL RETENTION AWARD

* * *

STOCK-PAYABLE RESTRICTED SHARE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD GRANT DATE:	, 20

RESTRICTED SHARE UNITS:	[ number ] share units

1. Definitions. Certain terms used in this Stock-Payable Restricted Share Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 12 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2. Restricted Share Units with Related Dividend Equivalents Award. Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Grantee named above (“Grantee”) a Share-denominated award opportunity of stock-payable restricted share units (“Restricted Share Units” or “RSUs”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents (“Dividend Equivalents”), payable in cash, with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 15 and is subject to the terms and conditions of the Agreement and to the Plan.

3. Terms of Award. The Award is subject to the following terms and conditions.

Restricted Share Units and Dividend Equivalents are not transferable. The Restricted Share Units and related Dividend Equivalents are subject to forfeiture pursuant to the terms and conditions of the Agreement until vesting of the Restricted Share Units in accordance with the terms of the Agreement.

Restricted Share Units that are not forfeited in accordance with the terms of Section 5 and that vest in accordance with the terms of Section 6 will be settled and paid out, generally in shares of PNC common stock, pursuant to and in accordance with the terms of Section 6. Restricted Share Units that are forfeited by Grantee pursuant to and in accordance with the terms of the service and conduct provisions of Section 5 will be cancelled without payment of any consideration by PNC.

The right to ongoing Dividend Equivalents is granted in connection with the Restricted Share Units to which those Dividend Equivalents relate and therefore shall terminate, without payment of any consideration by

PNC, upon the cancellation or vesting, whichever is applicable, of the Restricted Share Units to which those Dividend Equivalents relate.

4. Dividend Equivalents.

Dividend Equivalents. These Dividend Equivalents are related to the Restricted Share Units, and Dividend Equivalents payments are applicable for the period during which the Restricted Share Units to which they relate are outstanding. Dividend Equivalents apply to the period from and after the Award Grant Date until such time as the Restricted Share Units granted in connection with those Dividend Equivalents either (i) vest pursuant to and in accordance with the terms of Section 6 or (ii) are cancelled upon forfeiture in accordance with the terms of Section 5. At the end of such period (either the vesting date in accordance with Section 6 or cancellation date in accordance with Section 5), the related Dividend Equivalents terminate.

Once the Agreement is effective in accordance with Section 15 and subject to the terms and conditions of this Section 4, the Corporation will make Dividend Equivalents payments to Grantee, where applicable, of cash equivalent to the amounts of the quarterly cash dividends Grantee would have received, if any, had the Restricted Share Units to which such Dividend Equivalents relate been shares of PNC common stock issued and outstanding on the record dates for cash dividends on PNC common stock that occur during the applicable Dividend Equivalents period.

Payment. The Corporation will make Dividend Equivalents payments to Grantee where applicable pursuant to this Section 4 each quarter following the dividend payment date that relates to such record date, if any. Dividend Equivalents will not be payable with respect to a dividend unless the Restricted Share Units to which the Dividend Equivalents relate were outstanding on the dividend record date for such dividend. Such amounts shall be paid in cash in accordance with applicable regular payroll practice as in effect from time to time for similarly situated employees within 30 days after the applicable dividend payment date.

Dividend Equivalents payments are also subject to the additional conditions set forth below.

Additional Conditions. Except as otherwise provided in Sections 5.4(b), 12.11 and 14.9, termination or cancellation of the right to ongoing Dividend Equivalents will have no effect on cash payments made pursuant to this Section 4 prior to such termination or cancellation.

If the termination of the right to ongoing Dividend Equivalents occurs after the dividend record date for a quarter but before the related dividend payment date, the Corporation will nonetheless make such a quarterly dividend equivalents payment to Grantee with respect to that record date, if any.

Where payment of Dividend Equivalents that would otherwise be made is suspended pursuant to Section 5.3 or Section 5.5 pending resolution of a potential forfeiture of the Restricted Share Units, then such payment will be made only if and when the suspension is terminated for reasons favorable to Grantee and the Restricted Share Units are not forfeited. No interest shall be paid with respect to any suspended payments. If the suspension is terminated for reasons adverse to Grantee, both the Restricted Share Units and any suspended Dividend Equivalents payments will be forfeited without payment.

5. Forfeiture Provisions; Termination Upon Failure to Meet Applicable Conditions.

5.1 Termination Upon Forfeiture of Units. The Award is subject to the forfeiture provisions set forth in this Section 5. Upon forfeiture and cancellation of the Restricted Share Units and the right to receive payments with respect to related Dividend Equivalents pursuant to the terms and conditions of this Section 5, the Award will terminate and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in the Restricted Share Units or the related right to Dividend Equivalents evidenced by the Agreement.

5.2 Service Requirements.

Grantee will meet the service requirements for the Award if Grantee meets the conditions of any of the subclauses below (and if more than one is applicable, Grantee will have met the service requirements for the Award upon the first to occur of such conditions).

(i)	Grantee continues to be an employee of the Corporation through and including the day immediately preceding the anniversary of the Award Grant Date.

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until such time as Grantee’s employment is terminated by the Corporation by reason of Grantee’s Disability (as defined in Section 12).

(iv)	Grantee continues to be employed by the Corporation until such time as Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination (as defined in Section 12).

(v)	Grantee continues to be employed by the Corporation through the day immediately prior to the date a Change of Control (as defined in Section 12) occurs.

(vi)

The Committee or other PNC Designated Person (as defined in Section 12) determines, in its sole discretion and prior to Grantee’s Termination Date, that, with respect to all or a specified portion of Grantee’s then outstanding Restricted Share Units that have not yet vested, the service requirements will be deemed to have been satisfied with respect to such share units; provided that if the Committee or other PNC Designated Person determines, in its sole discretion, that such deemed satisfaction of the service requirements shall be subject to any accompanying restrictions, terms or conditions, then such conditions shall have been timely satisfied (or shall be deemed to have been timely satisfied upon the earlier occurrence of Grantee’s death or of a Change of Control) no later than by the end of the day immediately preceding the 3rd anniversary of the Award Grant Date.

5.3 Forfeiture Upon Failure to Meet Service Requirements.

(a) Except as otherwise provided in subsection (b) below, if, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements for the Award as set forth in Section 5.2 prior to or as of Grantee’s Termination Date (as defined in Section 12), then all outstanding Restricted Share Units that have so failed to meet such service requirements, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) If, at the time Grantee ceases to be employed by the Corporation, Grantee could still satisfy the service requirements for all or a portion of the Award pursuant to Section 5.2(vi) provided that Grantee satisfies all of the conditions, if any, required by the Committee or other PNC Designated Person for such provision to apply within the time so specified by the Committee or other PNC Designated Person and/or that provision, then the potential forfeiture of that portion of the Award for failure to meet the service requirements set forth in Section 5.2 (and payment with respect to Dividend Equivalents with respect to that portion of the Award) will be suspended until the earliest to occur of the following: (1) Grantee’s failing to meet the service requirements of Section 5.2 upon the failure to satisfy such conditions at all or to satisfy such conditions within any time period specified by the Committee or other PNC Designated Person for such purpose or, if earlier or if no such time period is specified by the Committee or other PNC Designated Person, within the time period otherwise specified in such provision (i.e., no later than by the end of the day immediately preceding the 3rd anniversary of the Award Grant Date); (2) the timely satisfaction of such conditions, if any, such that Grantee is considered to have met the service requirements of Section 5.2 for purposes of that portion of the Award; (3) Grantee’s death; or (4) the occurrence of a Change of Control.

If such suspension is resolved adverse to Grantee pursuant to clause (1) above, then all outstanding Restricted Share Units, together with all payments with respect to the related Dividend Equivalents that had been suspended pending such resolution, will be automatically forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC effective as of Grantee’s Termination Date.

If such suspension is resolved pursuant to clause (2) above or by the occurrence of an event set forth in clause (3) or (4) above, then vesting of Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

5.4 Forfeiture Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the 3rd anniversary of the Award Grant Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Restricted Share Units, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that such Restricted Share Units vest in accordance with Section 6, Restricted Share Units and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Restricted Share Units and related Dividend Equivalents on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 12.11, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) no determination that Grantee has engaged in Detrimental Conduct may be made on or after the date of Grantee’s death and Detrimental Conduct will not apply to conduct by or activities of successors to the Restricted Share Units by will or the laws of descent and distribution in the event of Grantee’s death; (ii) in the event that Grantee’s termination of employment was an Anticipatory Termination, no determination that Grantee has engaged in Detrimental Conduct may be made on or after Grantee’s Termination Date; (iii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement terminates or results in a Change of Control; and (iv) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control (as defined in Section 12).

5.5 Suspension and Forfeiture Related to Judicial Criminal Proceedings.

If any criminal charges are brought against Grantee, in an indictment or in other analogous formal charges commencing judicial criminal proceedings, alleging the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation, then to the extent that the Restricted Share Units are still outstanding and have not yet vested, the vesting of those Restricted Share Units and any further Dividend Equivalent payments shall be automatically suspended.

Such suspension of vesting shall continue until the earliest to occur of the following:

(1) resolution of the criminal proceedings in a manner that results in a conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation;

(2) resolution of the criminal proceedings in one of the following ways: (i) the charges as they relate to such alleged felony have been dismissed (with or without prejudice); (ii) Grantee has been acquitted of such alleged felony; or (iii) a criminal proceeding relating to such alleged felony has been completed without resolution

(for example, as a result of a mistrial) and the relevant time period for recommencing criminal proceedings relating to such alleged felony has expired without any such recommencement;

(3) Grantee’s death; or

(4) the occurrence of a Change of Control.

If the suspension is terminated by the occurrence of an event set forth in clause (1) above, those Restricted Share Units, together with all payments with respect to the related Dividend Equivalents that had been suspended, will, upon such occurrence, be automatically forfeited by Grantee to PNC, will not vest or be eligible to vest, and will be cancelled without payment of any consideration by PNC.

If the suspension is terminated by the occurrence of an event set forth in clause (2), (3) or (4) above, then vesting of those Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

6. Vesting and Settlement of Restricted Share Units.

6.1 Vesting. Grantee’s Restricted Share Units will vest upon the earliest to occur of the events set forth in the subclauses below, provided that those Restricted Share Units have not been forfeited prior to such event pursuant to any of the provisions of Section 5 and remain outstanding at that time:

(i)

the 3rd anniversary of the Award Grant Date or, if later, on the date as of which any suspension imposed pursuant to Section 5.5 is lifted without forfeiture of the units and the units vest, as applicable;

(ii)	the date of Grantee’s death; and

(iii)	the end of the day immediately preceding the day a Change of Control (as defined in Section 12) occurs.

Restricted Share Units that have been forfeited by Grantee pursuant to the provisions of Section 5 are not eligible for vesting, will not settle and will be cancelled without payment of any consideration by PNC.

The Dividend Equivalents period with respect to Dividend Equivalents related to the Restricted Share Units will end and such Dividend Equivalents will terminate either on the vesting date for such Restricted Share Units in accordance with Section 6 or on the cancellation date for such Restricted Share Units in accordance with Section 5, as applicable.

6.2 Settlement. Restricted Share Units that have vested will be settled at the time set forth in Section 6.3 by delivery to Grantee of that number of whole shares of PNC common stock equal to the number of outstanding vested Restricted Share Units being settled or as otherwise provided pursuant to Section 8 if applicable.

No fractional shares will be delivered to Grantee. If the vested Restricted Share Units being settled include a fractional interest, such fractional interest will be liquidated and paid to Grantee in cash on the basis of the then current Fair Market Value (as defined in Section 12) of PNC common stock as of the vesting date (or as of the scheduled payment date pursuant to subsection (2) of the third bullet under Section 6.3 if payment is made pursuant to that provision as necessary) or in any case as otherwise provided in Section 8 if applicable.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements with respect to such payment have been satisfied.

6.3 Payout Timing. Payment will be made to Grantee in settlement of outstanding Restricted Share Units that have vested as soon as practicable after the vesting date set forth in the applicable subclause of Section

6.1, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, subject to the provisions of the following bullets, if applicable. No interest shall be paid with respect to any such payments hereunder.

•

In the event that the vesting date pursuant to Section 6.1(i) is the date as of which any suspension imposed pursuant to Section 5.5 is lifted, payment will be made no later than the earlier of (a) 30 days after the vesting date and (b) December 31st of the calendar year in which the vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(ii) upon Grantee’s death, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later, the 15th day of the 3rd calendar month following the date of Grantee’s death.

•	Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control:

(1)

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2)

If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code, then payment will be made as soon as practicable after the 3rd anniversary of the Award Grant Date (the date that would have been the scheduled vesting date for the Restricted Share Units had they vested pursuant to Section 6.1(i) rather than pursuant to Section 6.1(iii)), but in no event later than December 31st of the calendar year in which such scheduled vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control and payment is scheduled, pursuant to subsection (2) of the bullet above, for as soon as practicable after the 3rd anniversary of the Award Grant Date, but Grantee dies prior to that scheduled payout date, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later but not beyond the end of the calendar year in which the 3rd anniversary of the Award Grant Date occurs, the 15th day of the 3rd calendar month following the date of Grantee’s death.

7. No Rights as Shareholder Until Issuance of Shares. Grantee will have no rights as a shareholder of PNC by virtue of this Award unless and until Shares are issued and delivered in settlement of outstanding vested Restricted Share Units pursuant to and in accordance with Section 6.

8. Capital Adjustments.

8.1 Except as otherwise provided in Section 8.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time, if any, that outstanding vested Restricted Share Units are settled and paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 6 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions and (b) authorizing payment of the entire value of any award amount authorized for payment to Grantee pursuant to Section 6 to be paid in cash at the applicable time specified in Section 6.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

8.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per share unit of any share-denominated award amount will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of PNC common stock, then the entire value of any payment to be made to Grantee pursuant to Section 6 will be made solely in cash at the applicable time specified by Section 6.

9. Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Restricted Share Units and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any outstanding vested Restricted Share Units are settled and paid in accordance with the terms of Section 6, such delivery of shares and/or other payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

10. Withholding Taxes. Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee or, if none, from other compensation then payable to Grantee, or as otherwise determined by PNC.

Unless the Compensation Committee or other PNC Designated Person determines otherwise, where amounts are then payable hereunder to Grantee in the form of shares of PNC common stock, the Corporation will retain whole shares from any such amounts until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation. In the event that amounts are not then payable hereunder to Grantee in the form of shares or that such withholdings are otherwise not sufficient to meet the minimum amount of taxes then required to be withheld, withholding will be made from any amounts then payable hereunder to Grantee that are settled in cash until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation.

If any withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

For purposes of this Section 10, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value (as defined in Section 12) on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. The Corporation will not retain Shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

11. Employment. Neither the granting of the Restricted Share Units and related Dividend Equivalents award nor any payment with respect to such Award authorized hereunder nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

12. Certain Definitions. Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

12.1 “Agreement,” “Award Agreement;” “Award;” “Award Grant Date.”

“Agreement” or “Award Agreement” means the Stock-Payable Restricted Share Units Award Agreement between PNC and Grantee evidencing the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan.

“Award” means the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

“Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement and is the date as of which the Restricted Share Units and related Dividend Equivalents are authorized to be granted by the Committee in accordance with the Plan.

12.2 “Anticipatory Termination” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 12.2, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 12.2, “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 12.2 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

12.3 “Board” means the Board of Directors of PNC.

12.4 “Cause” and “termination for Cause.”

Except as otherwise required by Section 12.2 in connection with the definition of Anticipatory Termination set forth in therein, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

12.5 “CEO” means the chief executive officer of PNC.

12.6 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 12.6(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 12.6(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

12.7 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

12.8 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 12.11, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 12.8, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

12.9 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

12.10 “Corporation” means PNC and its Consolidated Subsidiaries.

12.11 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 12.8 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Restricted Share Units that have not yet vested in accordance with Section 6 and of the Dividend Equivalents related to such Restricted Share Units, including Dividend Equivalents related to such Restricted Share Units that may already have been paid to Grantee, on the basis of such determination that Grantee has engaged in Detrimental Conduct.

12.12 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

12.13 “Dividend Equivalents” means the opportunity to receive dividend equivalents granted to Grantee pursuant to the Plan in connection with the Restricted Share Units to which they relate and evidenced by the Agreement.

12.14 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

12.15 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

12.16 “Grantee” means the person to whom the Restricted Share Units with related Dividend Equivalents award is granted and is identified as Grantee on page 1 of the Agreement.

12.17 “Internal Revenue Code” or “U.S. Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended and the rules and regulations promulgated thereunder.

12.18 “Person” has the meaning specified in the definition of Change of Control in Section 12.6(a).

12.19 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

12.20 “PNC” means The PNC Financial Services Group, Inc.

12.21 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

12.22 “Restricted Share Units” or “RSUs” means the Share-denominated award opportunity of the number of restricted share units specified as the Restricted Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 8 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

12.23 “SEC” means the United States Securities and Exchange Commission.

12.24 “Section 409A” means Section 409A of the United States Internal Revenue Code.

12.25 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

12.26 “Share” means a share of PNC common stock.

12.27 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

13. Grantee Covenants.

13.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 13 and 14 by virtue of receiving this Restricted Share Units with related Dividend Equivalents award (regardless of whether such share units ultimately vest and settle); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

13.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 13.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 13.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

13.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

13.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 13.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

14. Enforcement Provisions. Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

14.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

14.2 Equitable Remedies. A breach of the provisions of any of Sections 13.2, 13.3 or 13.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

14.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 13.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

14.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

14.5 Severability. The restrictions and obligations imposed by Sections 13.2, 13.3, 13.4, 14.1 and 14.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

14.6 Reform. In the event any of Sections 13.2, 13.3 and 13.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

14.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 13.2, 13.3 and 13.4.

14.8 Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

14.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain any Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Grant Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

14.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

14.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

14.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

15. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon such execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

3-Year Cliff Vest; Service Requirement through

or earlier retirement with PNC approval

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

             20         SPECIAL RETENTION AWARD

* * *

STOCK-PAYABLE RESTRICTED SHARE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD GRANT DATE:	, 20

RESTRICTED SHARE UNITS:	[ number ] share units

1. Definitions. Certain terms used in this Stock-Payable Restricted Share Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 12 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2. Restricted Share Units with Related Dividend Equivalents Award. Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the Grantee named above (“Grantee”) a Share-denominated award opportunity of stock-payable restricted share units (“Restricted Share Units” or “RSUs”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents (“Dividend Equivalents”), payable in cash, with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 15 and is subject to the terms and conditions of the Agreement and to the Plan.

3. Terms of Award. The Award is subject to the following terms and conditions.

Restricted Share Units and Dividend Equivalents are not transferable. The Restricted Share Units and related Dividend Equivalents are subject to forfeiture pursuant to the terms and conditions of the Agreement until vesting of the Restricted Share Units in accordance with the terms of the Agreement.

Restricted Share Units that are not forfeited in accordance with the terms of Section 5 and that vest in accordance with the terms of Section 6 will be settled and paid out, generally in shares of PNC common stock, pursuant to and in accordance with the terms of Section 6. Restricted Share Units that are forfeited by Grantee pursuant to and in accordance with the terms of the service and conduct provisions of Section 5 will be cancelled without payment of any consideration by PNC.

The right to ongoing Dividend Equivalents is granted in connection with the Restricted Share Units to which those Dividend Equivalents relate and therefore shall terminate, without payment of any consideration by PNC, upon the cancellation or vesting, whichever is applicable, of the Restricted Share Units to which those Dividend Equivalents relate.

4. Dividend Equivalents.

Dividend Equivalents. These Dividend Equivalents are related to the Restricted Share Units, and Dividend Equivalents payments are applicable for the period during which the Restricted Share Units to which they relate are outstanding. Dividend Equivalents apply to the period from and after the Award Grant Date until such time as the Restricted Share Units granted in connection with those Dividend Equivalents either (i) vest pursuant to and in accordance with the terms of Section 6 or (ii) are cancelled upon forfeiture in accordance with the terms of Section 5. At the end of such period (either the vesting date in accordance with Section 6 or cancellation date in accordance with Section 5), the related Dividend Equivalents terminate.

Once the Agreement is effective in accordance with Section 15 and subject to the terms and conditions of this Section 4, the Corporation will make Dividend Equivalents payments to Grantee, where applicable, of cash equivalent to the amounts of the quarterly cash dividends Grantee would have received, if any, had the Restricted Share Units to which such Dividend Equivalents relate been shares of PNC common stock issued and outstanding on the record dates for cash dividends on PNC common stock that occur during the applicable Dividend Equivalents period.

Payment. The Corporation will make Dividend Equivalents payments to Grantee where applicable pursuant to this Section 4 each quarter following the dividend payment date that relates to such record date, if any. Dividend Equivalents will not be payable with respect to a dividend unless the Restricted Share Units to which the Dividend Equivalents relate were outstanding on the dividend record date for such dividend. Such amounts shall be paid in cash in accordance with applicable regular payroll practice as in effect from time to time for similarly situated employees within 30 days after the applicable dividend payment date.

Dividend Equivalents payments are also subject to the additional conditions set forth below.

Additional Conditions. Except as otherwise provided in Sections 5.4(b), 12.11 and 14.9, termination or cancellation of the right to ongoing Dividend Equivalents will have no effect on cash payments made pursuant to this Section 4 prior to such termination or cancellation.

If the termination of the right to ongoing Dividend Equivalents occurs after the dividend record date for a quarter but before the related dividend payment date, the Corporation will nonetheless make such a quarterly dividend equivalents payment to Grantee with respect to that record date, if any.

Where payment of Dividend Equivalents that would otherwise be made is suspended pursuant to Section 5.3 pending potential PNC approval of Grantee’s Retirement or Section 5.5 pending resolution of a potential forfeiture of the Restricted Share Units, then such payment will be made only if and when the suspension is terminated for reasons favorable to Grantee and the Restricted Share Units are not forfeited. No interest shall be paid with respect to any suspended payments. If the suspension is terminated for reasons adverse to Grantee, both the Restricted Share Units and any suspended Dividend Equivalents payments will be forfeited without payment.

5. Forfeiture Provisions; Termination Upon Failure to Meet Applicable Conditions.

5.1 Termination Upon Forfeiture of Units. The Award is subject to the forfeiture provisions set forth in this Section 5. Upon forfeiture and cancellation of the Restricted Share Units and the right to receive payments with respect to related Dividend Equivalents pursuant to the terms and conditions of this Section 5, the Award will terminate and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in the Restricted Share Units or the related right to Dividend Equivalents evidenced by the Agreement.

5.2 Service Requirements.

Grantee will meet the service requirements for the Award if Grantee meets the conditions of any of the subclauses below (and if more than one is applicable, Grantee will have met the service requirements for the Award upon the first to occur of such conditions).

(i)	Grantee continues to be an employee of the Corporation through and including .

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until such time as Grantee’s employment is terminated by the Corporation by reason of Grantee’s Disability (as defined in Section 12).

(iv)	Grantee continues to be employed by the Corporation until such time as Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination (as defined in Section 12).

(v)	Grantee continues to be employed by the Corporation through the day immediately prior to the date a Change of Control (as defined in Section 12) occurs.

(vi)	Grantee continues to be employed by the Corporation until such time as Grantee Retires (as defined in Section 12) and such Retirement is a Qualifying Retirement Termination of employment as defined below and Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 12).

Qualifying Retirement Termination. Grantee’s termination of employment will be considered to be a Qualifying Retirement Termination for purposes of this Award if all of the following conditions are met:

(1)	Grantee’s termination of employment is a Retirement (as defined in Section 12);

(2)	Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 12); and

(3)	Grantee’s termination of employment is with the approval of the Committee or other PNC Designated Person (as defined in Section 12).

A termination of employment will be considered to be with the approval of the Committee or other PNC Designated Person provided that the Committee or other PNC Designated Person either gives such approval prior to Grantee’s Termination Date (as defined in Section 12), or gives such approval (or is deemed to have so approved as provided in clause (b) below, if applicable) no later than 90 days after Grantee’s Termination Date.

If the Committee or other PNC Designated Person has not yet given such approval at the time of Grantee’s Termination Date but the other two conditions for a Qualifying Retirement Termination have been met, whether or not Grantee’s termination of employment is a Qualifying Retirement Termination will be resolved as follows.

(a)

If the Committee or other PNC Designated Person provides such approval on or before the end of the 90th day after Grantee’s Termination Date, the termination will be a Qualifying Retirement Termination.

(b)

If a Change of Control occurs prior to the end of the 90th day after Grantee’s Termination Date and if the Committee or other PNC Designated Person had not yet either approved or disapproved such termination of employment by the day immediately prior to the Change of Control, then the Committee or other PNC Designated Person will be deemed to have so approved the termination as of the day immediately prior to the Change of Control and Grantee’s termination will be considered a Qualifying Retirement Termination.

(c)	If the Committee or other PNC Designated Person specifically disapproves such termination and if clause (b) above is not applicable, Grantee’s termination will not be a Qualifying Retirement Termination.

(d)

If clause (b) above is not applicable and if the Committee or other PNC Designated Person has neither approved nor disapproved the termination by the end of the 90th day after Grantee’s Termination Date, then Grantee’s termination of employment will not be considered a Qualifying Retirement Termination for purposes of this Section 5.2.

5.3 Forfeiture Upon Failure to Meet Service Requirements.

(a) Except as otherwise provided in subsection (b) below, if, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements for the Award as set forth in Section 5.2 prior to or as of Grantee’s Termination Date (as defined in Section 12), then all outstanding Restricted Share Units that have so failed to meet such service requirements, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) If, at the time Grantee ceases to be employed by the Corporation, Grantee’s termination of employment could still be a Qualifying Retirement Termination if the Committee or other PNC Designated Person so approves (or is deemed to so approve) within the time specified for such approval in Section 5.2, then the potential forfeiture of the Award for failure to meet the service requirements set forth in Section 5.2 (and payment with respect to Dividend Equivalents with respect to the Award) will be suspended until the earliest to occur of the following: (1) Grantee’s failure to meet the service requirements of Section 5.2 upon such termination failing to be a Qualifying Retirement Termination either upon the specific disapproval of the Committee or other PNC Designated Person or upon the 91st day after Grantee’s Termination Date where the Committee or other PNC Designated Person has neither disapproved nor approved (or deemed approved) the termination by the end of the 90th day after Grantee’s Termination Date; (2) the timely approval or deemed approval of the Committee or other PNC Designated Person such that Grantee’s termination of employment is considered a Qualifying Retirement Termination such that Grantee is considered to have met the service requirements of Section 5.2 for purposes of the Award; (3) Grantee’s death; or (4) the occurrence of a Change of Control.

If such suspension is resolved adverse to Grantee pursuant to clause (1) above, then all outstanding Restricted Share Units, together with any payments with respect to related Dividend Equivalents that had been suspended pending such resolution, will be automatically forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC, effective as of Grantee’s Termination Date.

If such suspension is resolved pursuant to clause (2) above or by the occurrence of an event set forth in clause (3) or (4) above, then vesting of Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

5.4 Forfeiture Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the 3rd anniversary of the Award Grant Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Restricted Share Units, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the Dividend Equivalents related to those Restricted Share Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that such Restricted Share Units vest in accordance with Section 6, Restricted Share Units and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Restricted Share Units and related Dividend Equivalents on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 12.11, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) no determination that Grantee has engaged in Detrimental Conduct may be made on or after the date of Grantee’s death and Detrimental Conduct will not apply to conduct by or activities of successors to the Restricted Share Units by will or the laws of descent and distribution in the event of Grantee’s death; (ii) in the event that Grantee’s termination of employment was an Anticipatory Termination, no determination that Grantee has engaged in Detrimental Conduct may be made on or after Grantee’s Termination Date; (iii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement terminates or results in a Change of Control; and (iv) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control (as defined in Section 12).

5.5 Suspension and Forfeiture Related to Judicial Criminal Proceedings.

If any criminal charges are brought against Grantee, in an indictment or in other analogous formal charges commencing judicial criminal proceedings, alleging the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation, then to the extent that the Restricted Share Units are still outstanding and have not yet vested, the vesting of those Restricted Share Units and any further Dividend Equivalent payments shall be automatically suspended.

Such suspension of vesting shall continue until the earliest to occur of the following:

(1) resolution of the criminal proceedings in a manner that results in a conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation;

(2) resolution of the criminal proceedings in one of the following ways: (i) the charges as they relate to such alleged felony have been dismissed (with or without prejudice); (ii) Grantee has been acquitted of such alleged felony; or (iii) a criminal proceeding relating to such alleged felony has been completed without resolution (for example, as a result of a mistrial) and the relevant time period for recommencing criminal proceedings relating to such alleged felony has expired without any such recommencement;

(3) Grantee’s death; or

(4) the occurrence of a Change of Control.

If the suspension is terminated by the occurrence of an event set forth in clause (1) above, those Restricted Share Units, together with all payments with respect to the related Dividend Equivalents that had been suspended, will, upon such occurrence, be automatically forfeited by Grantee to PNC, will not vest or be eligible to vest, and will be cancelled without payment of any consideration by PNC.

If the suspension is terminated by the occurrence of an event set forth in clause (2), (3) or (4) above, then vesting of those Restricted Share Units shall proceed in accordance with Section 6, as applicable, any Dividend Equivalents payments that had been suspended shall be paid, and payment of ongoing Dividend Equivalents, if any, shall resume in accordance with Section 4 as applicable. No interest shall be paid with respect to any suspended payments.

6. Vesting and Settlement of Restricted Share Units.

6.1 Vesting. Grantee’s Restricted Share Units will vest upon the earliest to occur of the events set forth in the subclauses below, provided that those Restricted Share Units have not been forfeited prior to such event pursuant to any of the provisions of Section 5 and remain outstanding at that time:

(i)

the 3rd anniversary of the Award Grant Date or, if later, on the date as of which any suspension imposed pursuant to Section 5.5 is lifted without forfeiture of the units and the units vest, as applicable;

(ii)	the date of Grantee’s death; and

(iii)	the end of the day immediately preceding the day a Change of Control (as defined in Section 12) occurs.

Restricted Share Units that have been forfeited by Grantee pursuant to the provisions of Section 5 are not eligible for vesting, will not settle and will be cancelled without payment of any consideration by PNC.

The Dividend Equivalents period with respect to Dividend Equivalents related to the Restricted Share Units will end and such Dividend Equivalents will terminate either on the vesting date for such Restricted Share Units in accordance with Section 6 or on the cancellation date for such Restricted Share Units in accordance with Section 5, as applicable.

6.2 Settlement. Restricted Share Units that have vested will be settled at the time set forth in Section 6.3 by delivery to Grantee of that number of whole shares of PNC common stock equal to the number of outstanding vested Restricted Share Units being settled or as otherwise provided pursuant to Section 8 if applicable.

No fractional shares will be delivered to Grantee. If the vested Restricted Share Units being settled include a fractional interest, such fractional interest will be liquidated and paid to Grantee in cash on the basis of the then current Fair Market Value (as defined in Section 12) of PNC common stock as of the vesting date (or as of the scheduled payment date pursuant to subsection (2) of the third bullet under Section 6.3 if payment is made pursuant to that provision as necessary) or in any case as otherwise provided in Section 8 if applicable.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements with respect to such payment have been satisfied.

6.3 Payout Timing. Payment will be made to Grantee in settlement of outstanding Restricted Share Units that have vested as soon as practicable after the vesting date set forth in the applicable subclause of Section 6.1, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, subject to the provisions of the following bullets, if applicable. No interest shall be paid with respect to any such payments hereunder.

•

In the event that the vesting date pursuant to Section 6.1(i) is the date as of which any suspension imposed pursuant to Section 5.5 is lifted, payment will be made no later than the earlier of (a) 30 days after the vesting date and (b) December 31st of the calendar year in which the vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(ii) upon Grantee’s death, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later, the 15th day of the 3rd calendar month following the date of Grantee’s death.

•	Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control:

(1)

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2)

If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code, then payment will be made as soon as practicable after the 3rd anniversary of the Award Grant Date (the date that would have been the scheduled vesting date for the Restricted Share Units had they vested pursuant to Section 6.1(i) rather than pursuant to Section 6.1(iii)), but in no event later than December 31st of the calendar year in which such scheduled vesting date occurs.

•

Where vesting occurs pursuant to Section 6.1(iii) due to the occurrence of a Change of Control and payment is scheduled, pursuant to subsection (2) of the bullet above, for as soon as practicable after the 3rd anniversary of the Award Grant Date, but Grantee dies prior to that scheduled payout date, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later but not beyond the end of the calendar year in which the 3rd anniversary of the Award Grant Date occurs, the 15th day of the 3rd calendar month following the date of Grantee’s death.

7. No Rights as Shareholder Until Issuance of Shares. Grantee will have no rights as a shareholder of PNC by virtue of this Award unless and until Shares are issued and delivered in settlement of outstanding vested Restricted Share Units pursuant to and in accordance with Section 6.

8. Capital Adjustments.

8.1 Except as otherwise provided in Section 8.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time, if any, that outstanding vested Restricted Share Units are settled and paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 6 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions and (b) authorizing payment of the entire value of any award amount authorized for payment to Grantee pursuant to Section 6 to be paid in cash at the applicable time specified in Section 6.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

8.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per share unit of any share-denominated award amount will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of PNC common stock, then the entire value of any payment to be made to Grantee pursuant to Section 6 will be made solely in cash at the applicable time specified by Section 6.

9. Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Restricted Share Units and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any outstanding vested Restricted Share Units are settled and paid in accordance with the terms of Section 6, such delivery of shares and/or other payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

10. Withholding Taxes. Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee or, if none, from other compensation then payable to Grantee, or as otherwise determined by PNC.

Unless the Compensation Committee or other PNC Designated Person determines otherwise, where amounts are then payable hereunder to Grantee in the form of shares of PNC common stock, the Corporation will retain whole shares from any such amounts until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation. In the event that amounts are not then payable hereunder to Grantee in the form of shares or that such withholdings are otherwise not sufficient to meet the minimum amount of taxes then required to be withheld, withholding will be made from any amounts then payable hereunder to Grantee that are settled in cash until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligation.

If any withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

For purposes of this Section 10, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value (as defined in Section 12) on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. The Corporation will not retain Shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

11. Employment. Neither the granting of the Restricted Share Units and related Dividend Equivalents award nor any payment with respect to such Award authorized hereunder nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

12. Certain Definitions. Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

12.1 “Agreement,” “Award Agreement;” “Award;” “Award Grant Date.”

“Agreement” or “Award Agreement” means the Stock-Payable Restricted Share Units Award Agreement between PNC and Grantee evidencing the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan.

“Award” means the Restricted Share Units with related Dividend Equivalents award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

“Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement and is the date as of which the Restricted Share Units and related Dividend Equivalents are authorized to be granted by the Committee in accordance with the Plan.

12.2 “Anticipatory Termination” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 12.2, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 12.2, “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 12.2 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

12.3 “Board” means the Board of Directors of PNC.

12.4 “Cause” and “termination for Cause.”

Except as otherwise required by Section 12.2 in connection with the definition of Anticipatory Termination set forth in therein, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

12.5 “CEO” means the chief executive officer of PNC.

12.6 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 12.6(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 12.6(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

12.7 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

12.8 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 12.11, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 12.8, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

12.9 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

12.10 “Corporation” means PNC and its Consolidated Subsidiaries.

12.11 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 12.8 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Restricted Share Units that have not yet vested in accordance with Section 6 and of the Dividend Equivalents related to such Restricted Share Units, including Dividend Equivalents related to such Restricted Share Units that may already have been paid to Grantee, on the basis of such determination that Grantee has engaged in Detrimental Conduct.

12.12 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

12.13 “Dividend Equivalents” means the opportunity to receive dividend equivalents granted to Grantee pursuant to the Plan in connection with the Restricted Share Units to which they relate and evidenced by the Agreement.

12.14 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

12.15 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

12.16 “Grantee” means the person to whom the Restricted Share Units with related Dividend Equivalents award is granted and is identified as Grantee on page 1 of the Agreement.

12.17 “Internal Revenue Code” or “U.S. Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended and the rules and regulations promulgated thereunder.

12.18 “Person” has the meaning specified in the definition of Change of Control in Section 12.6(a).

12.19 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

12.20 “PNC” means The PNC Financial Services Group, Inc.

12.21 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when he or she ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

12.22 “Qualifying Retirement Termination” has the meaning specified in Section 5.2.

12.23 “Restricted Share Units” or “RSUs” means the Share-denominated award opportunity of the number of restricted share units specified as the Restricted Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 8 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

12.24 “Retiree.” Grantee is sometimes referred to as a “Retiree” if Grantee Retires, as defined in Section 12.25.

12.25 “Retires” or “Retirement.” Grantee “Retires” if Grantee’s employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Committee or the CEO or his or her designee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement” and such Grantee’s Termination Date is sometimes also referred to as Grantee’s “Retirement Date.”

12.26 “SEC” means the United States Securities and Exchange Commission.

12.27 “Section 409A” means Section 409A of the United States Internal Revenue Code.

12.28 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

12.29 “Share” means a share of PNC common stock.

12.30 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

13. Grantee Covenants.

13.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 13 and 14 by virtue of receiving this Restricted Share Units with related Dividend Equivalents award (regardless of whether such share units ultimately vest and settle); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

13.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 13.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 13.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

13.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

13.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 13.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

14. Enforcement Provisions. Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

14.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

14.2 Equitable Remedies. A breach of the provisions of any of Sections 13.2, 13.3 or 13.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

14.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 13.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

14.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

14.5 Severability. The restrictions and obligations imposed by Sections 13.2, 13.3, 13.4, 14.1 and 14.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

14.6 Reform. In the event any of Sections 13.2, 13.3 and 13.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

14.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 13.2, 13.3 and 13.4.

14.8 Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

14.9 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain any Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Grant Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

14.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

14.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

14.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

15. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon such execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

STANDARD ANNUAL INCENTIVE DEFERRAL PLAN PROGRAM

20     CASH-PAYABLE RESTRICTED SHARE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD ISSUANCE DATE:	, 20

RESTRICTED SHARE UNITS:	[ Number ] share units

1. Definitions. Certain terms used in this Standard Annual Incentive Deferral Plan Program 20__ Cash-Payable Restricted Share Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 12 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time, and “Annual Incentive Deferral Plan” means The PNC Financial Services Group, Inc. Annual Incentive Deferral Plan as amended from time to time.

2. Restricted Share Units and Related Dividend Equivalents Award. Pursuant to the Plan and in accordance with the Annual Incentive Deferral Plan, and subject to the terms and conditions of the Agreement, PNC awards to the Grantee named above (“Grantee”) a cash-payable share-denominated award opportunity of restricted share units (“Restricted Share Units”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents (“Dividend Equivalents”), payable in cash, with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 15 and is subject to the terms and conditions of the Agreement, including conduct conditions and forfeiture provisions, and to the Plan.

3. Terms of Award. For the purpose of determining conduct and other conditions and provisions applicable to each portion of the Restricted Share Units and related Dividend Equivalents under the Agreement, the Award is divided into three installments or tranches. This includes the conditions set forth in Section 4 related to Dividend Equivalents and the conditions set forth in Sections 5 and 6 relating to conduct-related forfeiture provisions and vesting and settlement provisions for each tranche.

The three Restricted Share Units and related Dividend Equivalents “Tranches” are set forth below:

•	one-third of the share units (rounded down to the nearest whole unit) are in the First Tranche;

•	one-half of the remaining share units (rounded down to the nearest whole unit) are in the Second Tranche; and

•	the remainder of the share units are in the Third Tranche.

Restricted Share Units and Dividend Equivalents are not transferable. The Restricted Share Units and the related Dividend Equivalents are subject to forfeiture pursuant to the terms and conditions of the Agreement until vesting of the Restricted Share Units in accordance with the terms of the Agreement.

Restricted Share Units that are not forfeited in accordance with the terms of Section 5 and that vest in accordance with the terms of Section 6 will be settled and paid out in cash pursuant to and in accordance with the terms of that Section 6. Restricted Share Units that are forfeited by Grantee pursuant to and in accordance with the terms of the conduct provisions of Section 5 will be cancelled without payment of any consideration by PNC.

The right to ongoing Dividend Equivalents is awarded in connection with the Restricted Share Units to which they relate and therefore shall terminate, without payment of any consideration by PNC, upon the cancellation or settlement, whichever is applicable, of the Restricted Share Units to which they relate.

4. Dividend Equivalents.

Dividend Equivalents. These Dividend Equivalents are related to the Restricted Share Units, and Dividend Equivalent payments are applicable for the period during which the Tranche of Restricted Share Units to which they relate is outstanding. Dividend Equivalents apply to the period from and after the Award Issuance Date until such time as the applicable Tranche of Restricted Share Units awarded in connection with the Dividend Equivalents either (i) vests pursuant to and in accordance with the terms of Section 6 or (ii) is cancelled upon forfeiture in accordance with the terms of Section 5. At the end of such period (either the vesting date in accordance with Section 6 or cancellation date in accordance with Section 5), the Dividend Equivalents terminate.

Once the Agreement is effective in accordance with Section 15 and subject to the terms and conditions of this Section 4, the Corporation will make Dividend Equivalents payments to Grantee, where applicable, of cash equivalent to the amounts of the quarterly cash dividends Grantee would have received, if any, had the Restricted Share Units to which such Dividend Equivalents relate been shares of PNC common stock issued and outstanding on the record dates for cash dividends on PNC common stock that occur during the Dividend Equivalents period.

Payment. The Corporation will make Dividend Equivalents payments to Grantee where applicable pursuant to this Section 4 each quarter following the dividend payment date that relates to such record date, if any. Such amounts shall be paid in cash in accordance with applicable regular payroll practice as in effect from time to time for similarly situated employees within 30 days after the applicable dividend payment date.

Dividend Equivalents payments are subject to the additional conditions set forth below, and except as otherwise provided below, Dividend Equivalents will not be payable with respect to a dividend unless the Restricted Share Units to which the Dividend Equivalents relate were outstanding on both the dividend record date and the dividend payment date for such dividend.

Additional Conditions. Termination or cancellation of the right to ongoing Dividend Equivalents will have no effect on cash payments made pursuant to this Section 4 prior to such termination or cancellation except as may be otherwise provided pursuant to Section 14.8.

If the termination of the right to ongoing Dividend Equivalents occurs because the related Restricted Share Units vest pursuant to and in accordance with the terms of Section 6 and if such termination occurs after the dividend record date for a quarter but before the related dividend payment date, the Corporation will nonetheless make such a quarterly dividend equivalent payment to Grantee with respect to that record date, if any.

However, if the termination of the right to ongoing Dividend Equivalents occurs because the related Restricted Share Units are cancelled upon forfeiture in accordance with the terms of Section 5, Grantee will not receive any dividend equivalent payments on or after such forfeiture date, whether or not a dividend record date had occurred prior to such date.

5. Forfeiture Provisions; Termination Upon Failure to Meet Applicable Conduct Conditions.

(a) Termination of Award Upon Forfeiture of Units. The Award is subject to the forfeiture provisions set forth in this Section 5. Upon forfeiture and cancellation of a Tranche or Tranches, as the case may be, of Restricted Share Units and the right to receive payment with respect to related Dividend Equivalents pursuant to the terms and conditions of this Section 5, the Award will terminate with respect to such Tranche or Tranches of Restricted Share Units and related Dividend Equivalents, and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in the Restricted Share Units or the related right to Dividend Equivalents evidenced by the Agreement with respect to such Tranche or Tranches of Restricted Share Units and Related Dividend Equivalents, as applicable.

(b) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation for Cause prior to the 3rd anniversary of the Award Issuance Date and prior to the occurrence of a Change of Control, if any, then all then outstanding Restricted Share Units, together with the right to receive any payment on or after Grantee’s Termination Date with respect to the related Dividend Equivalents, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(c) Competitive Activities. At any time prior to the date that such Restricted Share Units vest in accordance with Section 6, Restricted Share Units and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC, acting by a PNC Designated Person (as defined in Section 12), (1) determines in its sole discretion that Grantee has engaged in Competitive Activities (as defined below), and, if so, (2) determines in its sole discretion to so cancel all or a specified portion of the Restricted Share Units that have not yet vested in accordance with Section 6 and of the Dividend Equivalents related to such Restricted Share Units on the basis of such determination that Grantee has engaged in Competitive Activities, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) no determination that Grantee has engaged in Competitive Activities may be made on or after the date of Grantee’s death, and Competitive Activities will not apply to conduct by or activities of successors to the Restricted Share Units and related Dividend Equivalents by will or the laws of descent and distribution in the event of Grantee’s death; (ii) no determination that Grantee has engaged in Competitive Activities may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control; and (iii) no determination that Grantee has engaged in Competitive Activities may be made after the occurrence of a Change of Control.

For purposes of this Section 5(c), “Competitive Activities” shall mean any participation in, employment by, ownership of any equity interest exceeding 1% in, or promotion or organization of, any Person (other than PNC or any of its subsidiaries) engaged in financial services activities, including but not limited to a bank, bank affiliate, broker, dealer, or hedge fund, whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

6. Vesting and Settlement of Restricted Share Units.

(a) Vesting. Grantee’s Restricted Share Units will vest upon the earliest to occur of the events set forth in the subclauses below, provided that the Restricted Share Units have not been forfeited prior to such event pursuant to the provisions of Section 5 and remain outstanding at the time:

(i)

the 1st anniversary of the Award Issuance Date in the case of the First Tranche share units, the 2nd anniversary of the Award Issuance Date in the case of the Second Tranche share units, and the 3rd anniversary of the Award Issuance Date in the case of the Third Tranche share units, as the case may be;

(ii)	the date of Grantee’s death; and

(iii)	the end of the day immediately preceding the day a Change of Control (as defined in Section 12) occurs.

Restricted Share Units that have been forfeited by Grantee pursuant to the provisions of Section 5 are not eligible for vesting, will not settle, and will be cancelled without payment of any consideration by PNC.

The Dividend Equivalents period with respect to Dividend Equivalents related to an applicable Tranche of Restricted Share Units will end and such Dividend Equivalents will terminate either on the vesting date for such Tranche of Restricted Share Units in accordance with Section 6 or on the cancellation date for such Tranche of Restricted Share Units in accordance with Section 5, as applicable.

(b) Settlement Amount. Restricted Share Units that have vested pursuant to the provisions of Section 6(a) will be settled at the time set forth in Section 6(c) by the payment to Grantee of cash in an amount equal to the number of vested Restricted Share Units being settled multiplied by the Fair Market Value (as defined in Section 12) of a share of PNC common stock on the vesting date (or as of the scheduled payment date pursuant to clause (2) of the third bullet under Section 6(c) if payment is made pursuant to that provision, as necessary), or in any case by the per share value otherwise provided pursuant to Section 8 as applicable.

(c) Payout Timing. Payment will be made to Grantee in settlement of Restricted Share Units that have vested as soon as practicable after the vesting date set forth in the applicable subclause of Section 6(a), generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, subject to the provisions of the following bullets, if applicable. No interest shall be paid with respect to any such payments hereunder.

•

Where vesting occurs pursuant to Section 6(a)(ii) upon Grantee’s death, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later, the 15th day of the 3rd calendar month following the date of Grantee’s death

•	Where vesting occurs pursuant to Section 6(a)(iii) due to the occurrence of a Change of Control:

(1)

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the U.S. Internal Revenue Code, payment will be made as soon as practicable after the Change of Control date, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2)

If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the U.S. Internal Revenue Code, then payment will be made as soon as practicable after the date that would have been the scheduled vesting date for such Restricted Share Units had they vested pursuant to Section 6(a)(i) rather than pursuant to Section 6(a)(iii), but in no event later than December 31st of the calendar year in which such scheduled vesting date occurs.

•

Where vesting occurs pursuant to Section 6(a)(iii) due to the occurrence of a Change of Control and payment is scheduled pursuant to clause (2) of the bullet above for as soon as practicable after the date that would have been the scheduled vesting date for such Restricted Share Units had they vested pursuant to Section 6(a)(i) rather than pursuant to Section 6(a)(iii) but Grantee dies prior to that scheduled payout date, payment will be made no later than December 31st of the calendar year in which Grantee’s death occurred or, if later (but not beyond the end of the calendar year in which vesting would have occurred pursuant to Section 6(a)(i) had they vested pursuant to Section 6(a)(i) rather than pursuant to Section 6(a)(iii)), the 15th day of the 3rd calendar month following the date of Grantee’s death.

Payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements have been satisfied.

7. No Rights as Shareholder. Grantee will have no rights as a shareholder of PNC by virtue of this Award.

8. Capital Adjustments.

(a) Except as otherwise provided in Section 8(b), if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time, if any, that outstanding vested Restricted Share Units are settled and paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 6 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

(b) Upon the occurrence of a Change of Control, (i) the number, class and kind of Restricted Share Units and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, and (ii) the value per share unit of any share-denominated award amount will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable.

9. Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Restricted Share Units and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any vested Restricted Share Units are settled and paid out in accordance with the terms of Section 6, such payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

10. Withholding Taxes.

Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee.

If any such withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

11. Employment. Neither the awarding of the Restricted Share Units and related Dividend Equivalents nor any payment with respect to such Award authorized hereunder nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

12. Certain Definitions. Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

12.1 “Agreement” or “Award Agreement” means the Standard Annual Incentive Deferral Plan Program 20__ Cash-Payable Restricted Share Units Award Agreement between PNC and Grantee evidencing the Restricted Share Units and related Dividend Equivalents award awarded to Grantee pursuant to the Plan in accordance with the Annual Incentive Deferral Plan.

12.2 “Award” and “Award Issuance Date.”

“Award” means the Restricted Share Units and related Dividend Equivalents award awarded to Grantee pursuant to the Plan in accordance with the Annual Incentive Deferral Plan and evidenced by the Agreement.

“Award Issuance Date” means the Award Issuance Date set forth on page 1 of the Agreement in accordance with the Annual Incentive Deferral Plan.

12.3 “Annual Incentive Deferral Plan” means The PNC Financial Services Group, Inc. Annual Incentive Deferral Plan as amended from time to time.

12.4 “Board” means the Board of Directors of PNC.

12.5 “Cause” and “termination for Cause” mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when PNC, by PNC’s CEO or any other executive officer of PNC, determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

12.6 “CEO” means the chief executive officer of PNC.

12.7 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 12.7(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 12.7(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

12.8 “Compensation Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

12.9 “Competitive Activities” has the meaning set forth in Section 5(c).

12.10 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

12.11 “Corporation” means PNC and its Consolidated Subsidiaries.

12.12 “Dividend Equivalents” means the opportunity to receive dividend equivalents awarded to Grantee pursuant to the Plan in connection with the Restricted Stock Units to which they relate and evidenced by the Agreement.

12.13 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

12.14 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

12.15 “Grantee” means the person to whom the Restricted Share Units and related Dividend Equivalents award is awarded, and is identified as Grantee on page 1 of the Agreement.

12.16 “Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

12.17 “Person” has the meaning specified in the definition of Change of Control in Section 12.7.

12.18 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

12.19 “Plan Administrator” has the meaning specified in Article III of the Annual Incentive Deferral Plan.

12.20 “PNC” means The PNC Financial Services Group, Inc.

12.21 “PNC Designated Person” or “Designated Person” will be PNC’s CEO, any other executive officer of PNC, or any other individual or group as may be designated in writing by an executive officer of PNC to act as a Designated Person for purposes of the Agreement.

12.22 “Restricted Share Units” means the cash-payable share-denominated award opportunity of the number of restricted share units specified as the Restricted Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 8 if any, awarded to Grantee pursuant to the Plan and evidenced by the Agreement.

12.23 “SEC” means the United States Securities and Exchange Commission.

12.24 “Section 409A” means Section 409A of the United States Internal Revenue Code.

12.25 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

12.26 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

12.27 “Tranche” means one of the three installments into which the Restricted Share Units and related Dividend Equivalents Award has been divided as specified in Section 3.

13. Grantee Covenants.

13.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 13 and 14 by virtue of receiving this Restricted Share Units and related Dividend Equivalents award (regardless of whether such share units ultimately vest and settle); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

13.2 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

13.3 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 13.3 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

14. Enforcement Provisions. Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

14.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

14.2 Equitable Remedies. A breach of the provisions of any of Sections 13.2 or 13.3 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

14.3 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

14.4 Severability. The restrictions and obligations imposed by Sections 13.2, 13.3, 14.1 and 14.6 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

14.5 Reform. In the event any of Sections 13.2 and 13.3 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

14.6 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 13.2 and 13.3.

14.7 Compliance with U.S. Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

14.8 Applicable Law; Clawback. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive value pursuant to the Award and to retain any such value, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any clawback, adjustment or similar policy of PNC in effect on the Award Issuance Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

14.9 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, or the Plan Administrator, whether made or issued before or after the Award Issuance Date.

14.10 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement.

The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

14.11 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

15. Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Issuance Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Issuance Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee